Prospectus Supplement filed under Rule 424(b)(3)
Registration No. 333-140582
Prospectus Supplement No. 2 dated November 15, 2007
(To Prospectus dated June 7, 2007, as filed with
the Securities and Exchange Commission on June 15, 2007)
13,455,376 Shares
PROLINK HOLDINGS CORP.
COMMON STOCK
This Prospectus Supplement No. 2 to the Prospectus dated June 7, 2007, as filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2007, as subsequently amended by the Registration Statement on Form SB-2 (File No. 333-144928), as filed with the Commission on July 27, 2007, and as supplemented by Prospectus Supplement No. 1, as filed with the Commission on August 21, 2007, relates to up to 13,455,376 shares of our Common Stock that may be disposed of from time to time by the Selling Stockholders.
This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus dated June 7, 2007, as filed with the Commission on June 15, 2007, as subsequently amended by the Registration Statement on Form SB-2 (File No. 333-144928), as filed with the Commission on July 27, 2007, and as supplemented by Prospectus Supplement No. 1, as filed with the Commission on August 21, 2007. This Prospectus Supplement No. 2 adds to and updates the information contained in the Prospectus dated June 7, 2007, as filed with the Commission on June 15, 2007, as subsequently amended by the Registration Statement on Form SB-2 (File No. 333-144928), as filed with the Commission on July 27, 2007, and as supplemented by Prospectus Supplement No. 1, as filed with the Commission on August 21, 2007.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

On November 14, 2007, ProLink Holdings Corp. filed with the Securities and Exchange Commission the information set forth herein as contained in its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007.

PROLINK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
REVENUES:
New System Sales
Domestic	$1,853,167	$1,863,001	$5,946,416	$5,269,997
International	1,842,125	1,167,895	6,133,653	5,185,922
Upgrades	1,417,548	508,857	2,892,845	2,880,276

Total New System Sales	5,112,840	3,539,753	14,972,914	13,336,195

Service Revenue	697,844	838,481	1,895,170	2,058,013
Finance Revenue, net	226,611	1,428,915	1,208,396	2,441,390

Advertising Revenue	555,001	13,487	708,534	42,067

TOTAL REVENUE	6,592,296	5,820,636	18,785,014	17,877,665

COST OF REVENUES:
New System Cost:
Domestic	751,779	904,103	2,837,190	2,726,451
International	871,623	682,070	3,123,961	2,846,244
Upgrades	688,743	258,345	1,389,816	1,261,893

Total New System Cost	2,312,145	1,844,518	7,350,967	6,834,588

Service Cost	856,774	677,966	2,585,607	2,065,609
Other Cost	262,044	—	534,069	—

TOTAL COST OF REVENUE	3,430,963	2,522,484	10,470,643	8,900,197

GROSS MARGIN	3,161,333	3,298,152	8,314,371	8,977,468

OPERATING EXPENSES:
Sales and Marketing	750,859	842,381	3,182,085	2,250,266
Partner Management and Customer Support	540,340	667,171	1,794,038	2,119,920
Research and Development	139,687	229,489	713,893	588,410
General and Administrative	2,135,617	1,442,886	6,362,435	3,970,210

TOTAL OPERATING EXPENSES	3,566,503	3,181,927	12,052,451	8,928,806

INCOME (LOSS) FROM OPERATIONS	(405,170)	116,225	(3,738,080)	48,662

OTHER (INCOME) EXPENSE:
Interest Expense	587,333	129,869	1,273,157	298,548
Gain on Early Extinguishment of Debt	—	—	—	(929,577)
Other (Income) Expense	(268)	1,794	(33,257)	(387,524)

TOTAL OTHER (INCOME) EXPENSE	587,065	131,663	1,239,900	(1,018,553)

INCOME (LOSS) BEFORE TAXES	(992,235)	(15,438)	(4,977,980)	1,067,215

Income Tax Provision	—	—	—	213,434

NET INCOME (LOSS)	(992,235)	(15,438)	(4,977,980)	853,781
Dividends on Series C Preferred Shares	—	—	(3,720,938)	—

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(992,235)	$(15,438)	$(8,698,918)	$853,781

BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.02)	$(0.00)	$(0.21)	$0.02

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.02)	$(0.00)	$(0.21)	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	46,394,212	34,877,781	41,055,218	34,692,799
Diluted	46,394,212	34,877,781	41,055,218	40,038,251
The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements

2

PROLINK HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,819,917	$2,448,354
Accounts receivable, net of an allowance for doubtful accounts of $686,143 and $628,660, respectively	7,990,182	2,701,343
Inventories, net of allowance of $239,683 and $410,055	2,778,041	2,364,236
Prepaid expenses and other current assets	813,614	559,562

TOTAL CURRENT ASSETS	13,401,754	8,073,495

EQUIPMENT, NET	832,357	855,383
INTANGIBLE ASSETS, net of accumulated amortization of $993,963 and $726,465	2,040,741	2,308,239
GOODWILL	259,149	—
INTEREST IN RESIDUAL LEASE EQUIPMENT	4,893,618	4,404,366
DEPOSITS AND OTHER ASSETS	3,132,938	960,078

TOTAL ASSETS	$24,560,557	$16,601,561

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$4,436,037	$4,586,311
Accrued liabilities	1,225,089	1,914,662
Current portion of long-term debt and short-term financing	3,689,395	5,485,188
Deferred revenue	217,832	316,276

TOTAL CURRENT LIABILITIES	9,568,353	12,302,437

LONG-TERM DEBT, NET OF CURRENT PORTION	5,751,835	3,708,805
OTHER LONG-TERM LIABILITIES	130,000	—

TOTAL LIABILITIES	15,450,188	16,011,242

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common shares, par value $.0001; 200,000,000 shares authorized; 47,038,107 and 34,927,781 issued and outstanding at September 30, 2007 and December 31, 2006	4,704	3,493
Additional paid-in capital	33,541,134	16,323,377
Accumulated deficit	(24,435,469)	(15,736,551)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	9,110,369	590,319

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$24,560,557	$16,601,561

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements

3

PROLINK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30, 2007	September 30, 2006

Net income (loss)	$(4,977,980)	$853,781

Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	549,266	359,522
Stock-based compensation	1,049,310	283,522
Amortization of warrants related to financing	441,931	—
Non-cash interest payment	78,705	—
Loss on disposal of equipment	—	16,298
Gain on early extinguishment of debt	—	(929,577)
Non-cash component of Yamaha gain	—	(441,123)
Residual value of leases	(489,252)	(583,585)
Provision for uncollectible receivables	61,673	(16,107)
Provision for obsolete and slow moving inventory	—	(295,612)
Accretion of discount on notes payable	426,759	—
Gain on reduction of reserves	—	(397,201)
Gain on sale of available-for-sale investments	—	(10,649)
Deferred income taxes	—	213,434

Changes in working capital components:
Accounts receivable	(5,350,512)	(2,975,985)
Inventories	(413,805)	(1,007,943)
Prepaid expenses and other assets	(829,460)	(167,478)
Accounts payable	(150,274)	2,260,319
Accrued liabilities	(689,573)	(636,534)
Deferred revenue	(98,444)	(162,711)
Other long-term accrued liabilities	130,000	—

Net cash used in operating activities	(10,261,656)	(3,637,629)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(131,375)	(159,395)
Purchase of Scorecast	(429,150)	—
Asset acquisition	—	(1,600,000)
Proceeds from the sale of fixed assets	—	13,464
Proceeds from sale of available-for-sale investments	—	478,649

Net cash used in investing activities	(560,525)	(1,267,282)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(10,109,573)	(1,172,789)
Debt extinguishment	—	4,260,000
Proceeds from sale of Series C Convertible Preferred Stock and receipt of stock subscriptions receivables	11,420,000	—
Fees paid in connection with financing transaction	(1,749,872)	(40,000)
Proceeds from Laurus term debt	—	—
Proceeds from Laurus factoring agreement	6,487,737	—
Proceeds from factoring agreement	835,907	—
Proceeds from FOC factoring agreement	1,341,886	—
Proceeds from credit facility	1,900,000	—
Proceeds on the borrowing on notes payable	67,659	37,512

Net cash provided by financing activities	10,193,744	3,084,723

NET DECREASE IN CASH	(628,437)	(1,820,188)

Cash and cash equivalents, at beginning of the period	2,448,354	2,102,454

Cash and cash equivalents, at end of the period	$1,819,917	$282,266

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements

4

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.	Organization and Basis of Presentation
Description of Business — The Condensed Consolidated Financial Statements include the accounts of ProLink Holdings Corp. and its subsidiary ProLink Solutions, LLC (collectively, “ProLink”, “we”, “us” or “our”). Our business involves the design, manufacture, maintenance and sale of GPS golf course management systems and software to golf course owners and operators worldwide, the sale of advertising space on the screens of the systems that we sell, and the brokering of the financing of the systems that we sell for our golf course partners.
On January 17, 2007, we acquired substantially all of the operating assets of ScoreCast, Inc., including a scoring software used in the golf industry, ScoreCast Golf Tournament Software (see Note 3).
On September 14, 2007, we entered into an definitive acquisition agreement to purchase our largest distributor Elumina
(see Note 3).
Basis of Presentation — The Condensed Consolidated Financial Statements include the operations of ProLink Holdings Corp and its wholly-owned subsidiary ProLink Solution, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.
The accompanying consolidated financial statements are Unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Accordingly, such financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements, as permitted by the SEC. We believe that the accompanying consolidated financial statements reflect all adjustments (which are of a normal recurring nature) that are necessary for a fair presentation of the interim results of operation, financial position and cash flows. The results reported in these interim Condensed Consolidated Financial Statements should not be regarded as being necessarily indicative of results that might be expected for the full year.
This information should be read in conjunction with the financial statements set forth in the ProLink Holdings Corp Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and our Current Report on Form 8-K filed on September 28, 2007.
2.	Summary of Significant Accounting Policies
Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include valuation allowances for inventory and accounts receivable, including the service receivables under Pay-for-Play agreements, asset impairment and accruals for certain liabilities, including contingent liabilities accrued since inception, liabilities related to potential litigation, valuation of options and warrants to purchase our common stock, the carrying values of interests in residual lease equipment, intangible assets and goodwill, and the valuation of acquired and repurchased assets. Due to the uncertainties inherent in the estimation process and the significance of these items, it is at least reasonably possible that the estimates in connection with these items could be further materially revised within the next periods.
Reclassifications — For comparative purposes, certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications had no effect on net income (loss). Cost directly related to service revenues have been reclassified to cost of sales and excess labor for departments normally classified as cost of goods reclassified to operating expenses to reflect time spent on customer service activities.

5

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Additionally, for system refinancing sales, 2006 revenue associated with the lease buy-outs have been reclassified from revenue to cost of sales.
Revenue Recognition:
System sales revenue is derived from the sale of our GPS systems. Revenue from the sale, which includes new system installations and upgrades, through our direct sales channels, other than distributors, is generally recognized upon installation of the system and acceptance by the golf course customer. Sales to international distributors is generally recognized upon shipment from our contract manufacturer.
Service revenue derived from service contracts in effect with users of our Systems is recognized monthly at the time of billing. For service requirements outside of the scope of service contracts, customers are billed on a time and materials basis. Service revenue from golf course customers with Pay-for-Play leases is retained by third party lease companies until certain escrow amounts are attained.
Financing revenue is earned from providing or arranging financing with third party lenders for golf courses for the purchase of the ProLink GPS system. Revenue is earned upon the binding execution of the financing transaction. In certain transactions, where we act strictly as an agent, the revenues are recorded on a net basis.
Advertising revenue — We earn revenue from the sale of advertising, as well as the related administrative and processing fees for delivering this advertising, on GPS system screens located on our customers golf courses. These revenues are recognized proportionately as the services are rendered.
Costs of Revenues and Operating Expenses:
Cost of System Sales — The cost of system sales include the direct material cost of the hardware and related peripherals, direct and contract labor to install, the cost of shipping and freight, licensing and any duties or taxes.
Cost of Service — Service costs are largely fixed costs including salaries, benefits, travel and supply costs of our service support team and are recognized as incurred. These costs include the support center located in Chandler, Arizona as well as the costs of service technicians in the field. Service technicians provide support to the golf course in addition to providing labor for installation. When the technician performs installations their costs are allocated to the cost of the system sales.
Interest in Residual Lease Equipment — During 2007 and 2006, we acquired interest in residual lease equipment and recorded these interests at their estimated fair value at the time of acquisition based upon the assumption that the equipment will be resold upon expiration of the related leases to new or existing customers. In addition, during the year ended December 31, 2006, the Company commenced recording a residual value on all new system installations. Based on our historical operating activity these residual values are recorded at approximately $250 to $600 per unit, depending upon the unit installed. Should the market for used GPS equipment not be as strong as anticipated by management the value of this equipment could decrease substantially requiring the recorded value of the asset to be reduced. This would decrease our income in future periods.
Cost of Advertising — We secure the rights to sell and deliver advertising on GPS system screens located on our customers golf courses through exclusive agreements (ProFit) executed with the courses. These ProFit agreements entitle the golf course to a percentage of the net revenue earned from advertising placed on the GPS system at their course. These costs are recognized proportionately as the revenues are earned. Commissions associated with the sale of the advertising revenues are recognized as operating expense when earned.

6

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Operating Expense — Operating expenses are comprised primarily of salaries, benefits and related costs for management and operations staff, legal, accounting and other professional fees, travel expenses, facility and information technology costs.
Allowance for Doubtful Accounts — We maintain an allowance for doubtful accounts based upon our estimates of amounts that will be realized from customers. We develop the allowance based upon our experience with specific customers and our judgment as to the likelihood of ultimate payment. We consider the collection experience with the entire portfolio of our receivables and make estimates regarding collectibility based on trends in aging. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, an increase in the allowance could be required in the future. In addition, a large component of our accounts receivable balance is due from third party lenders, subject to maintaining minimum reserve requirements with the lender. The inability to maintain minimum reserves with third party lenders will impair our ability to collect on current and future service revenues and may result in an increase in an allowance in future periods. Such an increase would reduce income.
Allowance for Inventory Obsolescence — We maintain an allowance for obsolete and slow moving inventory based upon a review of sales trends of products, the development of new technology, both internally and externally, and the changes to current product lines, as well as other various factors. Increases in this reserve in future periods would result in a decrease in income.
Net Earnings (Loss) per Share — Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period.
Statement of Financial Accounting Standards No. 128, “Earnings per Share,” requires that our grants of employee equity share options, nonvested shares, and similar equity instruments be treated as potential common shares outstanding in computing diluted earnings per share. Diluted shares outstanding includes the dilutive effect of in-the-money options, which is calculated based on the average share price for each fiscal period using the treasury stock method. Under the treasury stock method, the amount the employee must pay for exercising stock options, the amount of compensation cost for future service that we have not yet recognized, and the amount of tax benefits that would be recorded in additional paid-in capital when the award becomes deductible are assumed to be used to repurchase shares.
Since we incurred a net loss for the three and nine month periods ended September 30, 2007 and the three month period ended September 30, 2006, potentially dilutive shares applicable to convertible preferred stock, senior secured convertible notes, options, and warrants to purchase shares of common stock were not included in the computation of diluted net loss per common share because their effect would be anti-dilutive. Potentially dilutive common shares for both the three-month and nine-month periods ended September 30, 2007 were 1,482,415 and 1,684,622, respectively, and for the three-month and nine-month periods ended September 30, 2006 were 5,011,124 and zero, respectively. Dilutive common shares give effect to securities, such as stock options, warrants, and convertible securities which have the potential to be exercised.

7

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Net income (loss) applicable to common shareholders	$(992,235)	$(15,438)	$(8,698,918)	$853,781

Weighted-average common shares outstanding (for basic EPS)	46,394,212	34,877,781	41,055,218	34,692,799
Add:
Dilutive share-based employee compensation (a)	—	—	—	4,938,640
Dilutive warrant shares (a)	—	—	—	406,812

Weighted-average common shares outstanding (for diluted EPS)	46,394,212	34,877,781	41,055,218	40,038,251

Basic EPS	$(0.02)	$—	$(0.21)	$0.02

Diluted EPS	$(0.02)	$—	$(0.21)	$0.02

(a)     1,482,415 and 1,684,622 of unexercised employee stock options and warrants were not included in the computation of diluted EPS for the three and nine months ended September 30, 2007 because to do so would have been anti-dilutive.
Stock-Based Compensation — The Company periodically issues shares of common stock for services rendered or for financing cost. Such shares are valued based on the market price on the transaction date.
The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.
The Company expenses stock options and warrants under the provisions of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (SFAS 123(R)). Stock-based compensation represents the cost related to stock-based awards granted to employees and others. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model. The expense is recorded in the Condensed Consolidated Statements of Operations.
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.
Income Taxes — We reported $0 and $213,434 in income taxes for the three and nine months ended September 30, 2007 and 2006, respectively. Based on historical operating losses and projections for future taxable income, the Company concludes it is more likely than not that the Company will not fully realize the benefits of its net operating loss carryforwards. The Company has not, therefore, recorded a tax benefit from its net operating loss carryforwards for the periods ended September 30, 2007 or 2006. Our effective tax rate during the three months and nine months ended September 30, 2007 is 0% Our effective rates for the three months and nine months ending September 30, 2006 were 0% and 20%, respectively.
Recent Accounting Pronouncements:
In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) issue 06-3, “How Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is Gross Versus Net Presentation)” (“EITF 06-3”). EITF 06-3 addresses income statement presentation and disclosure requirements for taxes assessed by a governmental authority that are directly imposed on and concurrent with a revenue-producing transaction between a seller and a customer, including sales, use, value-added and some excise taxes. EITF 06-3 permits such taxes to be presented on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues). The Company has historically presented and will continue to present such taxes on a net basis.

8

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48,“Accounting for Uncertainty in Income Taxes,” (“FIN 48”) an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on de-recognition, classification, interest, and penalties, accounting in interim periods and disclosure.
The Company adopted the provisions of FIN 48 on January 1, 2007. The Company determined it had no material adjustment to income tax accounts as of January 1, 2007. At September 30, 2007, there are no additional unrecognized tax benefits. It is the Company’s policy to recognize interest and penalties related to uncertain tax positions in general and administrative expense. As of both the date of adoption and the current period, the Company has concluded it has no uncertain tax positions. As a result of its historical net operating losses, the statute of limitations remains open for each tax year since the Company was formed in 2004. The Company is not currently under examination by any taxing authorities.
No provision for income taxes was required for the three and nine months ended September 30, 2007 and three months ended September 30, 2006. Based on historical operating losses and projections for future taxable income, it is more likely than not that the Company will not fully realize the benefits of its net operating loss carry forwards. The Company has not, therefore, recorded a tax benefit from its net operating loss carry forwards for either of the three or nine months ended September 30, 2007 or for the three months ended September 30, 2006.
In September 2006, the FASB ratified Emerging Issues Task Force Issue (“EITF”) No. 06-1, “Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider.” This guidance requires the application of EITF No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer,” when consideration is given to a reseller or manufacturer for benefit to the service provider’s end customer. EITF No. 01-9 requires the consideration given be recorded as a liability at the time of the sale of the equipment, and provides guidance for the classification of the expense. EITF No. 06-1 is effective for the first fiscal year that begins after June 15, 2007. We do not expect the adoption EITF No. 06-1 to have a material impact on our financial position or results of operations.
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). The objective of the statement is to define fair value, establish a framework for measuring fair value and expand disclosures about fair value measurements. SFAS 157 will be effective for interim and annual reporting periods beginning after November 15, 2007. We do not expect the adoption SFAS 157 to have a material impact on our financial position or results of operations.
In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). The Statement permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 will be effective for the first fiscal year that begins after November 15, 2007. We have not yet determined whether we will adopt the alternatives provided in this standard.

9

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
3.	ACQUISITIONS:
Acquisition of ScoreCast:
On January 17, 2007, we acquired substantially all of the operating assets of ScoreCast, Inc., including a scoring software used in the golf industry, ScoreCast Golf Tournament Software, for approximately $429,000 in cash plus warrants to purchase 150,000 shares of our common stock at an exercise price $1.60 per share. Details of the equity and cash used in the acquisition of Scorecast are as follows:

Purchase Price:
Cash	$429,150
Stock warrants issued	81,916

Total purchase price	511,066
Allocated as follows:
Property and equipment	100,000

Excess purchase price to be allocated	$411,066

Excess purchase price allocated as follows:
Other intangible assets	$151,917
Goodwill	259,149

Total allocated	$411,066

Acquisition of Elumina:
On January 18, 2007, we signed a non-binding letter of intent to acquire our largest distributor, Elumina Iberica, S.A., Elumina Iberica UK Limited, GP Ads, S.L. and GP Ads Ltd. (together, the “Elumina Entities” or “Elumina”). On September 14, 2007, we entered into a definitive acquisition agreement (the “Acquisition Agreement”) with Elumina, and the sole shareholders of the Elumina Entities, Kevin Clarke and Mark Smart (the “Sellers”). Upon the closing of the transaction pursuant to the Acquisition Agreement, we will acquire 100% of the outstanding capital stock of the Elumina Entities in exchange for 30,000,000 shares of our common stock, plus 8,000,000 shares which will be placed in escrow and are subject to forfeiture in the event of failure by the Elumina Entities to obtain certain profitable operating results during calendar year 2008 with (A) 50% of such shares retained by the Seller if after-tax net profit equals an amount of at least $4.5 million and less than $5.5 million, (B) 75% of such shares retained by the Seller if after-tax net profit equals an amount of at least $5.5 million and less than $6.5 million, and (C) 100% of such shares retained by the Seller if after-tax net profit equals an amount of at least $6.5 million. Of the 30,000,000 shares, 2,000,000 shares shall be placed in escrow to cover indemnification claims by us. The Sellers may be eligible for an earn-out of an additional 5,000,000 shares of our common stock if (i) we meet a target of $10 million in earnings before taxes on a consolidated basis in calendar year 2009, (ii) our gross revenue for advertising on a consolidated basis meets a target of $15 million in calendar year 2009 or (iii) we experience a change of control between May 1, 2008 and December 31, 2009.
Following closing, the Sellers will enter into two-year employment agreements appointing them as co-chief operating officers in charge of the non-U.S. operations of the Company. Additionally, after the closing and for so long as the Sellers collectively hold more than 10% of our issued and outstanding common stock, the Sellers shall have the right to nominate two individuals to serve on our Board of Directors. We have also agreed that within one year following closing, we shall register the resale of all of the shares received by the Sellers under the Acquisition Agreement. Pursuant to the Acquisition Agreement, the acquisition shall close no later than November 30, 2007, subject to customary closing conditions. The closing of the Acquisition Agreement is subject to certain conditions to close more fully outlined therein.

10

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
4.	STOCK BASED COMPENSATION
We have a 2006 Stock Option Plan and a 2005 Stock Option Plan. All options granted under the 2006 and 2005 Stock Option Plans have been granted with exercise prices at or above the market price on the day of the grant. There are 10,000,000 shares reserved under the 2005 Stock Option Plan and 5,000,000 shares reserved under the 2006 plan. Stock based employee compensation cost is recognized as a component of selling, customer support and general and administrative expense in the Unaudited Condensed Consolidated Statement of Operations. The Company values all share-based payments to employees at fair value on the date of grant and expenses this value over the applicable vesting period, net of estimated forfeitures . The Company’s policy for graded vesting awards is to recognize compensation expense on a straight-line basis over the vesting period. In addition, the Company also has historically granted a smaller number of stock-based awards at various times during the year for new employees, promotions and performance achievements.
Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under that transition method, employee compensation cost recognized includes: (i) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123 and (ii) compensation cost for all share-based payments granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provision of SFAS 123R.
The fair value of options granted is estimated using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model include (i) annual dividend yield, (ii) weighted-average expected life, (iii) risk-free interest rate and (iv) expected volatility.
The following assumptions were used in estimating the fair value of our options granted:

	For the Nine Months Ended
	September 30, 2007	September 30, 2006

Risk-free interest rate	4.71% - 5.31%	4.58%
Expected holding period — years	5 to 6	6
Expected volatility	60%	60%
Expected dividends	—	—
Expected volatility and expected life consider (i) historical trends and (ii) ways in which future volatility and option lives may differ from those historical trends. Historical volatility was computed using daily pricing observations for a term commensurate with the expected life of the options issued. We believe this method produces an estimate that is representative of our expectations of the volatility over the expected life of our options. The weighted-average expected life is based upon share option exercises, pre and post vesting terminations and share option term expirations. The risk-free interest rate is based on the U.S. Treasury security rate estimated for the expected life of the options at the grant date.
In addition, SFAS 123R requires the estimation of forfeitures when recognizing compensation expense and that this estimate of forfeitures is adjusted over the requisite service period should the actual forfeitures differ from such estimates. Changes in estimated forfeitures are recognized through a cumulative adjustment in the period of the change, which impacts the amount of unamortized compensation expense to be recognized in future periods.

11

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Stock option exercise prices are equal to the market value of our common stock on the date of the grant. During the three months ended September 30, 2007 and 2006, 1,060,000 and 392,156 employee options were granted, 553,833 and 0 options were forfeited, respectively. During the nine months ended September 30, 2007 and 2006, 1,623,000 and 677,156 employee options were granted, and 875,573 and 16,000 options were forfeited, respectively.
During the three and nine months ended September 30, 2007, stock based employee compensation expense was $309,831 and $915,184, respectively, compared to $117,154 and $180,752 of stock based employee compensation expense during the three and nine months ended September 30, 2006.
As of September 30, 2007, $1,981,456 of total unrecognized compensation cost related to employee stock options is expected to be recognized over a weighted average period of 2.2 years. Additional information relative to our employee options outstanding as of September 30, 2007 is summarized below:

	Options	Options	Options
	Outstanding	Expected to Vest	Exercisable

Total number of options	9,386,419	8,682,664	5,838,606
Aggregate intrinsic value of options	$1,289,544	$1,289,293	$1,289,544
Weighted average remaining contractual term (years)	8.8	8.7	8.4
Weighted average exercise price	$1.22	$1.21	$1.14
Options exercised during the three and nine month period ended September 30, 2007 were 655,903 and 3,518,626 shares, resulting in the issuance of 563,846 and 3,255,165 common shares.
5.	INTEREST IN RESIDUAL LEASE EQUIPMENT
During 2007 and 2006, we acquired interest in residual lease equipment and recorded these interests at their estimated fair value at the time of acquisition based upon the assumption that the equipment will be resold upon expiration of the related leases to new or existing customers. In addition, during the year ended December 31, 2006, the Company commenced recording a residual value on all new system installations. Based on our historical operating activity these residual values are recorded at approximately $250 or $600 per unit, depending upon the unit installed.
Residuals, acquired or originated as the result of a system sale, are valued at the lower of cost or fair market value. Interest in Residual Lease Equipment consist of the following:

	September 30,	December 31,
	2007	2006
Residual interests in equipment purchased from E-Z-Go	$1,346,646	$1,760,152
Parview residuals acquisition	490,932	601,061
Residuals recognized on system sales	2,700,935	1,626,365
Yamaha residuals acquisition	355,105	416,788

Interest in residual lease equipment	$4,893,618	$4,404,366

12

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	DEPOSITS AND OTHER ASSETS
Deposits and other assets consist of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006
Deposits	$73,663	$1,532
Course holdbacks, net of reserve	63,346	67,083
Deferred financing costs — long-term portion, net of amortization	629,433	35,053
Deferred warrant expense, net of amortization	724,810	—
Deferred advertising commitments — long-term portion	130,000	—
Deferred development costs, net of amortization	240,240	—
Deferred acquisition costs	70,745	—
Scorecast customer list and contracts, net of amortization	129,116	—
Accounts receivable — long-term portion	215,175	—
Accounts receivable — NCG restricted cash	856,410	856,410

Deposits and other assets	$3,132,938	$960,078

13

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
7.	DEBT
Debt consists of the following:

	September 30,	December 31,
	2007	2006

Revolving credit facility, 10 1/4%	$3,969,007	$—

Credit facility, 10 1/4% senior secured term loan due 2012 (net of discount of $759,029)	3,240,971	—

Credit facility, 9 1/4% senior secured term loan due 2009	—	2,395,834

12% Senior secured notes due 2007 (net of discount of $360,376)	—	4,139,624

4 3/4% Optimal license agreement due 2011	1,005,873	1,169,020

7.5% GPSI license agreement due 2011 (net of discount of $111,687)	728,313	842,244

7 3/4% Microsoft Capital notes payable due 2010	171,485	221,398

7 3/4% Microsoft Capital notes payable due 2011	187,895	232,062

8 3/4% Microsoft Capital notes payable due 2011	77,111	94,603

10 7/10% First Insurance Funding notes payable due 2007	106	52,500

9.5% First Insurance Funding note payable due 2008	30,782	—

Capital lease obligations	29,687	46,708

Total debt	9,441,230	9,193,993
Less: Current portion	(3,689,395)	(5,485,188)

Long-term debt, net of current maturities	$5,751,835	$3,708,805

Credit Facilities
On October 23, 2006, we were a party to a Loan and Security Agreement (the “Comerica Loan”) with Comerica Bank (“Comerica”), as lender and security agent. The Comerica Loan provided for (i) a revolving loan in an amount of up to $3,000,000 and (ii) a term loan in the amount of $2,500,000. Draws against the revolving loan were limited to $1,000,000 against domestic accounts receivable and up to $2,000,000 against international accounts receivable, limited by ability to insure under our EXIM insurance policy. In consideration for the Comerica’s agreement to make the Comerica Loan, we granted them a security interest, which was subject to a subordination agreement entered into with Iroquois Master Fund Ltd., dated as of October 10, 2006, in all then existing and future collateral and inventory, as well as in certain negotiable collateral upon the occurrence of an event of default under the terms of, and as set forth in, the Comerica Loan. The Comerica Loan was also secured by a intellectual property security agreement, entered into as of June 30, 2006.
The principal and interest due under the term loan was payable in monthly installments of $52,083 in principal plus accrued interest, starting on December 1, 2006, with a final payment of all outstanding principal and interest due on the maturity date of September 30, 2009.
The proceeds of the revolving loan were used for general working capital purposes. Interest accruing under the revolving loan was payable on the first day of each calendar month following the date of such note, with a lump sum payment of all outstanding principal due and payable on May 1, 2008. Interest accrued on the principal balances of the revolving loan outstanding at a floating rate equal to the base rate, as adjusted from time to time by Comerica.

14

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
We subsequently terminated the Comerica Loan on August 17, 2007 by paying off all balances and accrued interest in their entirety with the proceeds of the Calliope Agreement (see below).
On June 6, 2007, we entered into a Letter Agreement with FOC Financial Limited Partnership (“FOC”). Steven D. Fisher, one of the Company’s board of directors, is the General Partner of FOC. Pursuant to the Letter Agreement, FOC made advances to us from time to time in amounts not exceeding an aggregate of $1,500,000 (the “Loan”), collateralized by golf course management systems sold to golf courses. FOC advanced 90% of the base purchase price of a ProLink GPS System, less a 1% origination fee. If any system funded pursuant to the Letter Agreement is rejected or returned, PSL has agreed to provide priority remarketing for that system. The Loan was evidenced by a Revolving Promissory Note that bears interest at 15% per annum on its outstanding principal balance. Further, in order to induce FOC to enter into the Letter Agreement, we agreed to issue a warrant to purchase 300,000 shares of the Company’s common stock to FOC at an exercise price of $1.35 per share, which was the market value on June 6, 2007, and with a term of 10 years. Of the 300,000 warrants issued, 200,000 were terminated on September 28, 2007.
On June 22, 2007, we entered into an Amended and Restated Letter Agreement with FOC. The Amended and Restated Loan eliminates the requirement that domestic receivables have prior credit approval and allows borrowing on foreign receivables. In addition, FOC will advance 100% of any accounts receivable related to a foreign purchaser. The Amended and Restated Loan is evidenced by an Amended and Restated Revolving Promissory Note that bears the same terms as the original Loan (see above). No additional warrants were issued in connection with the amendment of the loan.
We terminated the FOC Letter Agreement on August 17, 2007 by paying off all balances and accrued interest in their entirety with the proceeds of the Calliope Agreement (see below).
On July 9, 2007, we entered into letter agreements with Robeco WPG Distressed/Special Situations Overseas, L.P. (“Special Situations”) and Robeco Event-Driven Multi-Strategy Overseas, L.P. (“Multi-Strategy,” together “WPG”). Pursuant to the Letter Agreements, Special Situations and Multi-Strategy, made advances to ProLink from time to time in an amount not exceeding an aggregate of $1,500,000 (the “Loans”), collateralized by golf course management systems sold to golf courses. WPG advanced 90% of the base purchase price of a ProLink GPS System less a 1% origination fee. In addition, WPG advanced 100% of any accounts receivable related to a foreign purchaser. If any system funded pursuant to the letter agreement is rejected or returned, we agreed to provide priority remarketing for that system although no system funded by WPG met this criteria. The Loans were evidenced by revolving promissory notes bearing interest at 15% per annum on outstanding principal balance. Further, in order to induce Special Situations and Multi-Strategy to enter into these agreements, we issued 10 year warrants to purchase up to 300,000 shares of common stock at an exercise price of $1.35 per share. We recognized in full the cost of these warrants at the time that we terminated the Letter Agreements with Special Situations and Multi-strategy on August 17, 2007.
On August 17, 2007, we entered into a security agreement with Calliope (the “Calliope Agreement”) the proceeds of which were used to retire the currently outstanding debt to FOC, Special Situations, Multi-Strategy and Comerica Bank, with the remaining balance available for general working capital purposes. The parties to the Calliope Agreement also entered into certain related ancillary documents. The credit facility made available under the Calliope Agreement is in the aggregate principal amount of $9.0 million, consisting of a $5.0 million revolving loan and a $4.0 million term loan. The revolver has a two year term, while the term loan matures in five years and requires amortization of its principal balance in 48 equal monthly payments beginning on September 1, 2008. On and after the first anniversary of the date of the Calliope Agreement, Calliope shall have the right to convert principal due under the term loan into the Company’s common stock at a fixed conversion price per share of common stock of (i) $1.40 with respect to the first $1,333,333 of the principal amount; (ii) $1.50 with respect to the next $1,333,333 of the principal amount; and (iii) $1.67 with respect to the remaining $1,333,334 of the principal amount. Pursuant to and in connection with the Calliope Agreement, we have granted to Calliope a security interest in all of our assets and intellectual property, and the Company has pledged its ownership interest in ProLink Solutions.

15

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The borrowings under the revolver and the term loan will bear interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2%, subject to a floor of 9% and a cap of 13%. Upon an event of default under the loan, we shall pay additional interest on the outstanding principal balance in an amount equal to 2% per month. The agreement requires us to meet certain financial tests and contains certain covenants that, among other things, restrict additional indebtedness, liens, investments, restricted payments, transactions with affiliates, asset dispositions, and other matters customarily restricted in such agreements.
In connection with the credit facility, we issued a common stock purchase warrant to Calliope. Pursuant to the warrant, Calliope is entitled to purchase from the Company, for a period of five years, 3,567,568 shares of common stock at an exercise price of $1.40 for the first one-third of the shares, $1.50 for the next one-third of the shares, and $1.60 for any additional shares.
Additionally, we entered into a registration rights agreement with Calliope. Under the registration rights agreement, we agreed to file a registration statement registering for re-sale shares of common stock of the Company issuable upon conversion of the term note and exercise of the warrant no later than 300 days after the date of the agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter.
We are required to use our best efforts to keep the Registration Statement effective under the Securities Act until the date when all securities required to be registered may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act. In the event that Registration Statement ceases to be effective for more than 20 consecutive calendar days, or an aggregate of 30 calendar days in any twelve month period, or the common stock is not listed on any Trading Market for 3 consecutive trading days prior to the expiration of its Effectiveness Period, then in addition to any rights available to the Investors under the Registration Rights Agreement or applicable laws, we are required to pay to each Investor an amount in cash equal to 1% of the original principal amount of the note (not to exceed 10% of the initial principal amount of the note, or $0.9 million), on the date of such event and on each 30-day anniversary of such event until it is cured. As of September 30, 2007, there is no liability accrued as we believe the likelihood of this payment is remote.
12% Senior Secured Notes
During the fourth quarter of 2006, we closed on the sale of a series of Senior Secured Notes due April 11, 2007, in the aggregate amount of $4,500,000. In January 2007, we repaid these notes in full with accrued interest utilizing the proceeds of the placement of our Series C Convertible Preferred Stock. Refer to Note 10 of Notes to Unaudited Condensed Consolidated Financial Statements. Additionally, we incurred an expense of $381,749 which was related to a discount on these notes during the first nine months of 2007, which was recorded in “Interest Expense” on the Condensed Consolidated Statement of Operations.
License Agreements
The 4.75% Optimal note payable relates to a license for the use of a patent, including all related and derivative patents, on a non-exclusive basis obtained for a differential GPS as applied to determining the approximate distance from a golf ball to a cup.

16

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On October 25, 2006, we settled a dispute with GPSI, which included a license agreement. The agreement called for the payment of a total of $1,200,000, payable as follows: an initial payment of $202,500, followed by 19 quarterly payments of $52,500 each, commencing on February 1, 2007. In consideration of the compliance with our obligations under the settlement agreement, GPSI agreed to grant to us, as of the date of the settlement agreement, a fully-paid up license, the terms of which are more fully set forth in the license agreement.
Microsoft Notes Payables
The Company’s notes payables are to Microsoft Capital for the purchase of our ERP system we implemented in 2006. We incur a quarterly expense of approximately $39,000 related to these notes. These notes are collateralized by certain equipment assets.
8.	ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES
Other accrued liabilities and current liabilities consist of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006
Wages, commissions and related benefits	$498,848	$928,253
Professional fees	44,471	183,446
Accrued vendor liability	366,572	318,527
Accrued liability for predecessor claims	32,727	150,000
Customer deposits	—	25,000
Accrued interest payable	—	65
Accrued advertising commitments	50,000	—
Accrued liability for lease buyouts	191,951	295,521
Sales tax payable	40,520	13,850

Total accrued expenses and other current liabilities	$1,225,089	$1,914,662

9.	COMMITMENTS AND CONTINGENCIES
Litigation:
We are involved in other disputes arising in the ordinary course of business. Such disputes taken in the aggregate are not expected to have a material adverse impact on ProLink. As of September 30, 2007, we have no accrual related to litigation.
Registration Payment Arrangements:
During the first quarter of 2007, through a private offering, we completed a sale of an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and five-year warrants to acquire up to 4,225,400 shares of our common stock, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. In addition, pursuant to a Registration Rights Agreement, we agreed to register the resale of the shares of common stock underlying the Series C Preferred Stock sold in the offering and the shares of common stock issuable upon exercise of the warrants. As of September 30, 2007, we have an effective registration statement covering these shares. See Note 10 for additional information.

17

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Registration Rights Agreement:
During the third quarter of 2007, we entered into a security agreement with Calliope (the “Calliope Agreement”). In connection with the credit facility, we issued a common stock purchase warrant to Calliope. Pursuant to the warrant, Calliope is entitled to purchase from the Company, for a period of five years, 3,567,568 shares of common stock at an exercise price of $1.40 for the first one-third of the shares, $1.50 for the next one-third of the shares, and $1.60 for any additional shares.
Additionally, we entered into a registration rights agreement with Calliope. Under the registration rights agreement, we agreed to file a registration statement registering for re-sale shares of common stock of the Company issuable upon conversion of the term note and exercise of the warrant no later than 300 days after the date of the agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter.
As of November 14, 2007, we have not filed the registration statement.
Acquisition of Elumina:
On January 18, 2007, we signed a non-binding letter of intent to acquire our largest distributor, Elumina Iberica, S.A., Elumina Iberica UK Limited, GP Ads, S.L. and GP Ads Ltd. (together, the “Elumina Entities” or “Elumina”). On September 14, 2007, we entered into a definitive acquisition agreement (the “Acquisition Agreement”) with Elumina, and the sole shareholders of the Elumina Entities, Kevin Clarke and Mark Smart (the “Sellers”). Upon the closing of the transaction pursuant to the Acquisition Agreement, we will acquire 100% of the outstanding capital stock of the Elumina Entities in exchange for 30,000,000 shares of our common stock, plus 8,000,000 shares which will be placed in escrow and are subject to forfeiture in the event of failure by the Elumina Entities to obtain certain profitable operating results during calendar year 2008 with (A) 50% of such shares retained by the Seller if after-tax net profit equals an amount of at least $4.5 million and less than $5.5 million, (B) 75% of such shares retained by the Seller if after-tax net profit equals an amount of at least $5.5 million and less than $6.5 million, and (C) 100% of such shares retained by the Seller if after-tax net profit equals an amount of at least $6.5 million. Of the 30,000,000 shares, 2,000,000 shares shall be placed in escrow to cover indemnification claims by us. The Sellers may be eligible for an earn-out of an additional 5,000,000 shares of our common stock if (i) we meet a target of $10 million in earnings before taxes on a consolidated basis in calendar year 2009, (ii) our gross revenue for advertising on a consolidated basis meets a target of $15 million in calendar year 2009 or (iii) we experience a change of control between May 1, 2008 and December 31, 2009.
Following closing, the Sellers will enter into two-year employment agreements appointing them as co-chief operating officers in charge of the non-U.S. operations of the Company. Additionally, after the closing and for so long as the Sellers collectively hold more than 10% of our issued and outstanding common stock, the Sellers shall have the right to nominate two individuals to serve on our Board of Directors. We have also agreed that within one year following closing, we shall register the resale of all of the shares received by the Sellers under the Acquisition Agreement. Pursuant to the Acquisition Agreement, the acquisition shall close no later than November 30, 2007, subject to customary closing conditions. The closing of the Acquisition Agreement is subject to certain conditions to close more fully outlined therein.

18

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Minimum Advertising Fee Guarantee:
Three contracts sold in the third quarter of 2007 contained a multi-year guarantee of minimum advertising fees to our customers. These guarantees are for approximately two to five years. The total amount of these guarantees is $180,000. We are accruing these guarantees in prepaid expenses and other current assets and other long-term liabilities on our condensed consolidated balance sheet. A summary of these guarantees for the fiscal years ending December 31 is as follows:

Remainder 2007	$—
2008	50,000
2009	50,000
2010	40,000
2011	40,000

Total	180,000
Less current portion	(50,000)

Long-term portion	$130,000

ABC Advertising Agreement:
On September 25, 2007, we entered into a Media Representation Agreement in which ABC National Television Sales, Inc. (“ABC”) has agreed to exclusively represent us in the areas of advertising sales to the golf industry. Under the agreement, ABC will provide advertising sales representation for us. ABC will receive commissions on Net Sales (defined as the gross revenues actually collected by ABC from the sale of advertisements on the monitors less advertising agency commissions or other third part expenses) depending on various factors including timing of the advertising contract, identity of advertiser and the type of advertiser. ABC will be responsible for all costs associated with its selling efforts and will provide all invoicing, collection and inventory tracking functions, amongst other things.
10.	STOCKHOLDERS’ EQUITY (DEFICIT)
The changes in Stockholders’ equity (deficit) from December 31, 2006 through September 30, 2007 consist of the following:

					Total
	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balance as December 31, 2006	34,927,781	$3,493	$16,323,377	($15,736,551)	$590,319

Series C Preferred Shares converted to common stock	8,622,927	862	11,640,090	—	11,640,952
Issuance of Series C and dividends	—	—	—	(3,720,938)	(3,720,938)
Common stock and warrants issued	219,000	22	4,624,491	—	4,624,513
Stock-based compensation*	—	—	953,503	—	953,503
Exercises of stock-based options* and warrants	3,268,399	327	(327)	—	—
Net loss	—	—	—	(4,977,980)	(4,977,980)

Balance as of September 30, 2007	47,038,107	$4,704	$33,541,134	($24,435,469)	$9,110,369

*       Refer to Note 4.
Common Stock
Options exercised during the three and nine month period ended September 30, 2007 were 655,903 and 3,518,626 shares, resulting in the issuance of 563,846 and 3,255,165 common shares.

19

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Series C Convertible Preferred Stock
The Company has 10,000,000 shares of authorized Preferred Stock as of September 30, 2007, with zero shares outstanding. A series of Preferred Stock (“Series C Convertible Preferred Stock”) consisting of 1,142 shares, with a par value of $.001 per share, were issued and converted to common stock during the first nine months of 2007. Series C Convertible Preferred Stock has voting rights equivalent to common shareholders and the number of votes is based on the number of underlying common shares the preferred shares are convertible into.
In the first quarter of 2007, through a private offering, we issued an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and five-year warrants to acquire up to 4,225,400 shares of our common stock, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. In addition, pursuant to a Registration Rights Agreement, dated as of January 8, 2007, we agreed to register the resale of the shares of common stock underlying the Series C Preferred Stock sold in the offering and the shares of common stock issuable upon exercise of the warrants. We filed a registration statement covering these shares, which was effective June 6, 2007. On the effective date, all shares of our Series C Preferred Stock automatically converted into the number of shares of common stock or warrants to purchase common stock into which such shares were convertible. Total common shares and warrants issued upon conversion was 8,622,927 and 4,225,400, respectively.
We are required to use our best efforts to keep the Registration Statement effective under the Securities Act until the date when all securities required to be registered may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act. In the event that the effective date of the Registration Statement ceases to be effective for more than 30 consecutive trading days, or an aggregate of 45 trading days in any twelve month period, prior to the expiration of its Effectiveness Period, then in addition to any rights available to the Investors under the Registration Rights Agreement or applicable laws, we are required to pay to each Investor an amount in cash equal to 1% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement, on the date of such event and on each 30-day anniversary of such event until it is cured. Merriman Curhan Ford & Co. acted as the placement agent in connection with the offering. We paid $969,930 in fees associated with the offering.
Prior to conversion date, the Series C Convertible Preferred Shares accrued dividends at a rate of 5.0% per annum. Dividends accrued and accumulated, whether or not earned or declared. As of June 6, 2007, accrued dividends of approximately $233,000 were paid in common stock on the date of conversion. The Series C Convertible Preferred Stock were issued with a beneficial conversion feature, which required us to record a deemed dividend of $3,900,501 during the first quarter of 2007, as we anticipated automatic conversion of the preferred stock as soon as the registration statement covering the common stock and warrants was effective. On the conversion date, total deemed dividends was decreased by $179,563 to $3,720,938. For the nine months ended, this included the 5% accrued dividends and the deemed dividends related to the beneficial conversion feature.
Stock Purchase Warrants
We have outstanding warrants to purchase shares of our common stock.
During the nine months ended September 30, 2007, we issued 10 year warrants to purchase up to 300,000 shares of our common stock at an exercise price of $1.35 per share to WPG (See Note 7) which warrants have vested in full. This note issuance cost was recognized in the quarter upon termination of the WPG loans.

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PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In connection with the Calliope Agreement, we issued a common stock purchase warrant to Calliope. Pursuant to the warrant, Calliope is entitled to purchase from us, for a period of five years, 3,567,568 shares of our common stock at an exercise price of $1.40 for the first one-third of the shares, $1.50 for the next one-third of the shares, and $1.60 for any additional shares. As of September 30, 2007, the note issuance cost are classified in “Prepaid Assets” and the long-term portion is recorded in Deposits and Other Assets on the Condensed Consolidated Balance Sheet.
The outstanding and exercisable warrants as of September 30, 2007 and December 31, 2006 are as follows:

	As of September,		As of December 31,
	2007		2006
	Number of	Warrant	Number of	Warrant
	Warrants	Price Ranges	Warrants	Price Ranges

Warrants outstanding at the beginning of the period	5,371,773	$1.00 to $2.00	3,080,121	$1.00 to $1.50

Warrants issued	8,587,369	$1.35 to $1.60	2,291,652	$1.35 to $2.00

Less Warrants exercised	(50,000)	$1.00	—

Less warrants returned	(200,000)	$1.35	—

Warrants outstanding	13,709,142	$1.00 to $2.00	5,371,773	$1.00 to $2.00

Warrants exercisable	13,409,142	$1.00 to $2.00	4,938,440	$1.00 to $2.00

The weighted average exercise price of warrants that were exercisable as of September 30, 2007 and December 31, 2006 was $1.40 and $1.32, respectively. The weighted average remaining contractual life of warrants outstanding as of September 30, 2007 was 4.55 years.
During the three and nine months ended September 30, 2007, warrant expense was $38,319 and $134,126, respectively, compared to $75,333 and $110,891 warrant expense during the three and nine months ended September 30, 2006. We utilize the same assumptions for calculating the fair value of warrants as we use in calculating the fair value of stock options (refer to
Note 4).
11.	RELATED PARTY TRANSACTIONS
FOC Financial LP — On June 6, 2007, we entered into a Letter Agreement with FOC Financial Limited Partnership (“FOC”). Steven D. Fisher, one of the Company’s board of directors, is the General Partner of FOC. Pursuant to the Letter Agreement, FOC made advances to us from time to time in amounts not exceeding an aggregate of $1,500,000 (the “Loan”), collateralized by golf course management systems sold to golf courses. FOC advanced 90% of the base purchase price of a ProLink GPS System, less a 1% origination fee. If any system funded pursuant to the Letter Agreement is rejected or returned, PSL has agreed to provide priority remarketing for that system. The Loan was evidenced by a Revolving Promissory Note that bears interest at 15% per annum on its outstanding principal balance. Further, in order to induce FOC to enter into the Letter Agreement, we agreed to issue a warrant to purchase 300,000 shares of the Company’s common stock to FOC at an exercise price of $1.35 per share, which was the market value as of 4 p.m. on June 6, 2007, and with a term of 10 years. Of the 300,000 warrants issued, 200,000 were terminated on September 28, 2007.

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PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On June 22, 2007, we entered into an Amended and Restated Letter Agreement with FOC. The Amended and Restated Loan eliminates the requirement that domestic receivables have prior credit approval and allows borrowing on foreign receivables. In addition, FOC will advance 100% of any accounts receivable related to a foreign purchaser. The Amended and Restated Loan is evidenced by an Amended and Restated Revolving Promissory Note that bears the same terms as the original Loan (see above). No additional warrants were issued in connection with the amendment of the loan.
On August 17, 2007, we entered into a security agreement with Calliope (the “Calliope Agreement”) the proceeds of which were used to retire the currently outstanding debt to FOC. (See Note 7)
Andrew Wing — On July 10, 2006, we appointed Mr. Andrew L. Wing as a member of the Board of Directors. In connection with such appointment, we entered into a Consulting Agreement, dated July 10, 2006 with Mr. Wing. The Consulting Agreement provides that Mr. Wing will provide certain advertising sales services to us in exchange for commissions, 5% for the first three years and 2% for the fourth and fifth years, that will be paid from revenues received by us from advertisers. After the fifth year, no further commissions will be paid. The Consulting Agreement shall continue on a month-to-month basis and may be terminated by us upon written notice. ProLink has not paid any commissions to Mr. Wing as of September 30, 2007.
12.	CONCENTRATIONS
International Revenue — International revenue, derived primarily from customers in Europe and Asia, was approximately $1,842,125, or 27.9%, of total revenue for the three months ended September 30, 2007 and $1,167,895, or 20.0%, for the three months ended September 30, 2006. For the nine months ended September 30, 2007 and 2006, International revenue was approximately $6,133,653, or 32.7%, and $5,185,922, or 29.0%, respectively, of total revenue.
We have an exclusive licensing and distribution agreement with Elumina pursuant to which Elumina acts as an exclusive distributor of our products in Europe, the Middle East, Australia, Malaysia, and South Korea. We have no international assets. Therefore, all of our International revenue in both periods presented was generated from our European distributor, Elumina. As of September 30, 2007 and December 31, 2006, accounts receivable due from Elumina were $4,162,681 and $393,187, respectively.
On January 18, 2007, we signed a non-binding letter of intent to acquire Elumina. On September 14, 2007, we entered into a definitive acquisition agreement with Elumina, and the sole shareholders of the Elumina Entities, Kevin Clarke and Mark Smart (the “Sellers”). See Note 3 for more information on the acquisition of Elumina.
Significant Vendor — During the nine months ended September 30, 2007, we utilized two vendors for substantially all of the manufacturing of our GPS systems. Historically, we utilized only one vendor to manufacture our GPS systems.
13.	SALES AND MARKETING AND FINANCING AGREEMENTS
E-Z-Go Sales and Marketing Agreement — In August 2000, ProLink, Inc. entered into a sales and marketing agreement with E-Z-Go. As part of the agreement, E-Z-Go arranged for system sales to a financing company who then leased the systems to golf courses. ProLink, Inc. and subsequently ProLink, received its cost plus a standard markup, with the remaining profit split between ProLink and E-Z-Go. ProLink also receives 50% of the Pay-for-Play revenue generated from the lease, after deductions for finance company debt service, administration fee, and maintenance. We receive 70% of the administration fee and E-Z-Go receives 30% of the fee. We provide maintenance and service for these courses and receive compensation for these services. The E-Z-Go agreement expired in 2005.

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PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Company has a past due receivable from E-Z-Go recorded at September 30, 2007 in connection with funds due the company for services rendered under Pay-for-Play agreements billed and administered by E-Z-Go. E-Z-Go disagrees with our calculation of the past due receivable amount and actually claims an amount due to them. However, we believe that we have a strong position and will recover all amounts due.
Purchase of Assets from E-Z -Go — On June 1, 2005 we purchased certain assets from E-Z-Go, a division of Textron, Inc., in exchange for cash and debt. We purchased 2,945 ProLink video display units and roofs, 900 ProLink computer units, the assignment of 24 golf lease contracts in default at the time of the transaction and E-Z-Go’s residual interest in all systems that were leased under leases that matured prior to the date of the agreement or were in default as of March 25, 2005 and E-Z-Go’s residual interest in all systems that are leased under leases that mature without default in the future. The asset purchase was allocated as follows: $416,160 to inventory, $153,000 to service inventory, $1,889,571 to residual interests in leased GPS systems installed at golf courses and $1,143,723 to satisfy an obligation of ProLink, Inc., a predecessor company.
In June 2006, under the terms of the asset purchase agreement, we prepaid our obligation to E-Z-Go and received a prepayment discount of $929,577, which is recorded as a “Gain on Early Extinguishment of Debt” on the Unaudited Condensed Consolidated Statement of Operations.
Financing Agreement — The Company and E-Z-Go were parties to a financing arrangement with an independent third party, NC Golf (NCG), a division of National City Bank. This agreement expired as of December 31, 2005. Under the agreement, NCG obtained the right of first refusal to finance new sales. Prior to expiration, all NCG Pay-for-Play leases were placed in a pool. ProLink provided NCG a limited guarantee of the performance of the Pay-for-Play leases in the portfolio, which has now expired.
We and E-Z-Go have also agreed to remarket, on a best efforts basis, any course assets that do not meet minimum performance criteria. We will be compensated for any remarketing activity.
During the term of the lease, all Pay-for-Play revenue after payment of “debt service’’ and a monthly processing fee of $7,500 is deposited into an escrow account. “Debt Service’’ is defined as the amount needed to fully amortize to zero NCG’s purchase costs plus a rate of return, over the life of the lease. Funds will be released from escrow when the minimum reserve amount (less amounts paid by E-Z-Go or us) is accumulated in the escrow account. After payment of the service and administration cost, any remaining funds will be distributed 90% to us and 10% to NCG. If course assets are sold, any residual amount after payment of debt service (if any is owed) will be distributed under the same formula. See Note 5 for the our interest in residual lease equipment.
Certain service revenues associated with Pay-for-Play leases are administered under an arrangement with NCG. Under the terms of the program, the Pay-for-Play transactions are pooled and are subject to a maximum reserve of 10% of the leases entered into during the first twelve months of the agreement. Further, any revenues received from Pay-for-Play transactions in excess of the debt service amount is held in escrow, up to an amount equal to the maximum reserve. As of September 30, 2007 and December 31, 2006, the reserve, presented in “Deposits and Other Assets” on the Unaudited Condensed Consolidated Balance Sheet was $856,410 for both periods presented.
14.	SUBSEQUENT EVENTS
On November 3, 2007, the Company filed a patent litigation action and declaratory judgment action against GPS Industries, Inc. and UpLink Corporation (the “Patent Litigation”) in the United States District Court for the District of Arizona. The Patent Litigation alleges that both GPSI and UpLink infringe upon one or more of the Company’s patents and that an UpLink patent containing claims directed at advertising are invalid due to prior art. The Company does not expect any loss contingencies from this action.

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PROLINK HOLDINGS CORP.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
This Quarterly Report on Form 10-QSB, including this Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains certain forward-looking statements that involve potential risks and uncertainties. Our future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed herein and those discussed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The following discussion should be read in conjunction with the Condensed Consolidated Financial Statements and Notes filed on this Form 10-QSB and our Annual Report, including the factors set forth in the section titled “Forward-Looking Statements”, “Risks Related to Our Business” and other factors affecting future results, as well as our other filings made with the Securities and Exchange Commission (the “SEC”).
Our principal offices are located at 410 South Benson Lane, Chandler, Arizona 85224 (telephone number (480) 961-8800 and website address http://www.goprolink.com). The Company makes available its reports on Form 10-KSB, 10-QSB, and 8-K (as well as all amendments to these reports) on its website, free of charge, at the Investor Relations section as soon as practicable after they have been electronically filed.
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. These reports and other information filed by the Company may be read and copied at the Public Reference Room of the SEC, 100 F Street N.E., Washington, D.C. 20549. Information may be obtained about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements, and other information about issuers, like the Company, which file electronically with the SEC. The address of that site is http://www.sec.gov.
Overview
ProLink Holdings Corp. has one wholly-owned operating subsidiary, ProLink Solutions, LLC and one non-operating subsidiary, ProLink UK, Limited.
ProLink currently develops and markets electronic yardage and management information systems, or Systems, utilizing Global Positioning Satellites (GPS) to golf courses in North America, Europe, the Middle East, Japan, China, South Africa and Australia.
While the Systems provide yardage information for golfers, their primary benefit is their course management functionality to the golf course. ProLink offers maintenance services for all of its products.
Substantially all of the assets and operations of ProLink are located in Chandler, Arizona. International sales are made to companies in foreign countries who have executed a distribution agreement with ProLink except for Japan, where ProLink sells directly to a publicly-held company that owns and operates golf courses.
The market for GPS systems within the golf industry is extremely competitive with a limited number of potential customers. The typical golf course customer has been a high-end daily fee or resort course that is available to the public for play. Our results of operations are affected by local and national economic trends, weather to the extent that it affects golf courses, technology changes in the GPS industry and product development of our competitors, among other factors.
Acquisitions:
On January 17, 2007, we acquired substantially all of the operating assets of ScoreCast, Inc., including a scoring software used in the golf industry, ScoreCast Golf Tournament Software.

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PROLINK HOLDINGS CORP.
On January 18, 2007, we signed a non-binding letter of intent to acquire our largest distributor, Elumina Iberica, S.A., Elumina Iberica UK Limited, GP Ads, S.L. and GP Ads Ltd. (together, the “Elumina Entities” or “Elumina”). On September 14, 2007, we entered into a definitive acquisition agreement (the “Acquisition Agreement”) with Elumina. Upon the closing of the transaction pursuant to the Acquisition Agreement, we will acquire 100% of the outstanding capital stock of the Elumina Entities. As of the date of this filing, we are proceeding towards a closing of this transaction.
We believe that the acquisition of these two entities will expand our business nearly two-fold from a domestic-only sales perspective.
Risk Factors
Investing in our stock is highly speculative and risky. You should be able to bear a complete loss of your investment. Before making an investment decision, you should carefully consider the following risk factors in conjunction with any other information included or incorporated by reference in, including in conjunction with “Forward-Looking Statements” and “Risks Related to Our Business” included in our 10-KSB for the year ended December 31, 2006. If any event or circumstance described in the following risk factors actually occurs, it could materially adversely affect our business, operating results and financial condition. The risks and uncertainties described below are not the risks we face. There may be additional risks and uncertainties not presently known to us or those we currently believe are immaterial which could also have a negative impact on our business, operating results and financial condition.
If we fail to maintain an effective system of internal controls and disclosure controls and procedures, we may not be able to accurately report our financial results.
Effective internal controls are necessary for us to provide reliable financial statements and effectively prevent fraud. If we cannot provide reliable financial statements or prevent fraud, our business and operating results could be harmed. In connection with our financial audit of our consolidated financial statements for the year ended December 31, 2006, we received a large number of potential adjusting journal entries. Therefore, we concluded we had a material weakness in our internal control structure and disclosure controls at year end and at March 31, 2007. We remediated these weaknesses and no such material weaknesses were noted in the quarter ended September 30, 2007. Inferior internal controls could harm our operating results or cause us to fail to meet our reporting obligations and could also cause our current and potential stockholders to lose confidence in our reported financial statements, which could have a negative effect on the price of our stock. We expect to continue to strengthen our controls and remediate any deficiencies that we find as we prepare for full Sarbanes-Oxley compliance.
We may need additional financial support in order to continue to operate and grow, and cannot be certain that additional funds will be available when needed on satisfactory terms, if at all.
We have incurred operating losses since our inception and no assurance can be given of when we will become profitable on a sustained basis. Additionally, our internal business plan assumes that we will acquire one or more businesses during 2007 and significantly increase our sales to golf courses in the future. Depending on the acquisitions that we complete, if any, and the terms or purchase and the cost of integrating and operating those additional businesses, it is likely that we will have to obtain additional debt or equity financing. If we cannot obtain the amount of additional financing that we will need to support our operations or to fully implement our business plan, our future operations will be severely hindered, and our ability to sustain our operations and growth will be jeopardized.
We depend on GPS technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our services and our revenues will decrease.
Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

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PROLINK HOLDINGS CORP.
In addition, the U.S. Government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of GPS. Furthermore, because of ever-increasing commercial applications of GPS, other U.S. Government agencies may become involved in the administration or the regulation of the use of GPS signals in the future. If the foregoing factors affect GPS, such as by affecting the availability and pricing of GPS technology, our business will suffer.
Our GPS technology depends on the use of radio frequency spectrum controlled by others.
Our GPS technology is dependent on the use of radio frequency spectrum. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union or ITU. The Federal Communications Commission or FCC is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, cause a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or inband may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.
On May 11, 2000, the FCC issued a Notice of Proposed Rulemaking that proposes rules for the operation of Ultra-Wideband or UWB radio devices on an unlicensed basis in the frequency bands allocated to GPS. If the FCC issues final rules authorizing such operation, UWB devices might cause interference with the reception of GPS signals. We cannot determine the extent or nature of this problem as standard setting in the area has stalled due to competing methods of utilizing the band. Such interference could reduce demand for GPS products in the future. Any resulting change in market demand for GPS products could have an adverse effect on our financial results.
Speculative Nature of Business
The profits of an enterprise involved in the golf industry are generally dependent upon many variables. Our customer appeal depends upon factors which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable critic reviews and appeal to the public.
Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.
In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of wireless communications and GPS technology. Additionally, it is uncertain how existing laws governing issues such as taxation, intellectual property, libel, user privacy and property ownership will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business.

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PROLINK HOLDINGS CORP.
Critical Accounting Policies
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and assumptions on historical experience, industry trends and various other sources of information and factors. Actual results could differ from those estimates. Our significant accounting policies and critical estimates are summarized below:
Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include valuation allowances for inventory and accounts receivable, including the service receivables under Pay-for-Play agreements, asset impairment and accruals for certain liabilities, including contingent liabilities accrued since inception, liabilities related to potential litigation, valuation of options and warrants to purchase our common stock, the carrying values of interests in residual lease equipment, intangible assets and goodwill, and the valuation of acquired and repurchased assets.
Reclassifications — For comparative purposes, certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications had no effect on net income (loss). Cost directly related to service revenues have been reclassified to cost of sales and excess labor for departments normally classified as cost of goods reclassified to operating expenses to reflect time spent on customer service activities. Additionally, for system refinancing sales, 2006 revenue associated with the lease buy-outs have been reclassified from revenue to cost of sales.
Revenue Recognition:
System sales revenue is derived from the sale of our GPS systems. Revenue from the sale, which includes new system installations and upgrades, through our direct sales channels, other than distributors, is generally recognized upon installation of the system and acceptance by the golf course customer. Sales to international distributors is generally recognized upon shipment from our contract manufacturer.
Service revenue derived from service contracts in effect with users of our Systems is recognized monthly at the time of billing. For service requirements outside of the scope of service contracts, customers are billed on a time and materials basis. Service revenue from golf course customers with Pay for Play leases is retained by third party lease companies until certain escrow amounts are attained.
Financing revenue is earned from providing or arranging financing with third party lenders for golf courses for the purchase of the ProLink GPS system. Revenue is earned upon the binding execution of the financing transaction. In certain transactions, where we act strictly as an agent, the revenues are recorded on a net basis.
Advertising revenue — We earn revenue from the sale of advertising, as well as the related administrative and processing fees for delivering this advertising, on GPS system screens located on our customers golf courses. These revenues are recognized proportionately as the services are rendered.
Costs of Revenues and Operating Expenses:
Cost of System Sales — The cost of system sales include the direct material cost of the hardware and related peripherals, direct and contract labor to install, the cost of shipping and freight, licensing and any duties or taxes.
Cost of Service — Service costs are largely fixed costs including salaries, benefits, travel and supply costs of our service support team and are recognized as incurred. These costs include the support center located in Chandler, Arizona as well as the costs of service technicians in the field. Service technicians provide support to the golf course in addition to providing labor for installation. When the technician performs installations their costs are allocated to the cost of the system sales.

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PROLINK HOLDINGS CORP.
Interest in Residual Lease Equipment — During 2007 and 2006, we acquired interest in residual lease equipment and recorded these interests at their estimated fair value at the time of acquisition based upon the assumption that the equipment will be resold upon expiration of the related leases to new or existing customers. In addition, during the year ended December 31, 2006, the Company commenced recording a residual value on all new system installations. Based on our historical operating activity these residual values are recorded at approximately $250 or $600 per unit, depending upon the unit installed. Should the market for used GPS equipment not be as strong as anticipated by management the value of this equipment could decrease substantially requiring the recorded value of the asset to be reduced. This would decrease our income in future periods.
Cost of Advertising — We secure the rights to sell and deliver advertising on GPS system screens located on our customers golf courses through exclusive agreements (ProFit) executed with the courses. These ProFit agreements entitle the golf course to a percentage of the net revenue earned from advertising placed on the GPS system at their course. These costs are recognized proportionately as the revenues are earned. Commissions associated with the sale of the advertising revenues are recognized as operating expense when paid.
Operating Expense — Operating expenses are comprised primarily of salaries, benefits and related costs for management and operations staff, legal, accounting and other professional fees, travel expenses, facility and information technology costs.
Allowance for Doubtful Accounts — We maintain an allowance for doubtful accounts based upon our estimates of amounts that will be realized from customers. We develop the allowance based upon our experience with specific customers and our judgment as to the likelihood of ultimate payment. We consider the collection experience with the entire portfolio of our receivables and makes estimates regarding collectibility based on trends in aging. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, an increase in the allowance could be required in the future. In addition, a large component of our accounts receivable balance is due from third party lenders, subject to maintaining minimum reserve requirements with the lender. The inability to maintain minimum reserves with third party lenders will impair our ability to collect on current and future service revenues and may result in an increase in an allowance in future periods. Such an increase would reduce income.
Allowance for Inventory Obsolescence — We maintain an allowance for obsolete and slow moving inventory based upon a review of sales trends of products, the development of new technology, both internally and externally and the changes to current product lines, as well as other various factors. Increases in this reserve in future periods would result in a decrease in income.
Net Earnings (Loss) per Share — Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period.
Statement of Financial Accounting Standards No. 128, “Earnings per Share,” requires that our grants of employee equity share options, nonvested shares, and similar equity instruments be treated as potential common shares outstanding in computing diluted earnings per share. Diluted shares outstanding includes the dilutive effect of in-the-money options, which is calculated based on the average share price for each fiscal period using the treasury stock method. Under the treasury stock method, the amount the employee must pay for exercising stock options, the amount of compensation cost for future service that we have not yet recognized, and the amount of tax benefits that would be recorded in additional paid-in capital when the award becomes deductible are assumed to be used to repurchase shares.

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PROLINK HOLDINGS CORP.
Since we incurred a loss from continuing operations for the three and nine month periods ended September 30, 2007 and 2006, potentially dilutive shares applicable to convertible preferred stock, senior secured convertible notes, options, and warrants to purchase shares of common stock were not included in the computation of diluted net loss per common share because their effect would be anti-dilutive. Potentially dilutive common shares for both the three-month and nine-month periods ended September 30, 2007 were 1,482,415 and 1,468,022, respectively, and for the three-month and nine-month periods ended September 30, 2006 were 5,011,124 and zero, respectively. Dilutive common shares give effect to securities, such as stock options, warrants, and convertible securities which have the potential to be exercised.

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Net income (loss) applicable to common shareholders	$(992,235)	$(15,438)	$(8,698,918)	$853,781

Weighted-average common shares outstanding (for basic EPS)	46,394,212	34,877,781	41,055,218	34,692,799
Add:
Dilutive share-based employee compensation (a)	—	—	—	4,938,640
Dilutive warrant shares (a)	—	—	—	406,812

Weighted-average common shares outstanding (for diluted EPS)	46,394,212	34,877,781	41,055,218	40,038,251

Basic EPS	$(0.02)	$—	$(0.21)	$0.02

Diluted EPS	$(0.02)	$—	$(0.21)	$0.02

(a)     1,482,415 and 1,684,622 of unexercised employee stock options and warrants were not included in the computation of diluted EPS for the three and six months ended September 30, 2007 because to do so would have been antidilutive.
Stock-Based Compensation — The Company periodically issues shares of common stock for services rendered or for financing cost. Such shares are valued based on the market price on the transaction date.
The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.
The Company expenses stock options and warrants under the provisions of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (SFAS 123(R)). Stock-based compensation represents the cost related to stock based Stock-based compensation represents the cost related to stock-based awards granted to employees and others. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model. The expense is recorded in the Consolidated Statements of Operations.
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.
Income Taxes — We reported $0 and $213,434 in income taxes for the three and nine months ended September 30, 2007 and 2006. Based on historical operating losses and projections for future taxable income, the Company concludes it is more likely than not that the Company will not fully realize the benefits of its net operating loss carryforwards. The Company has not, therefore, recorded a tax benefit from its net operating loss carryforwards for the periods ended September 30, 2007 or 2006. Our effective tax rate during the three months and nine months ended September 30, 2007 is 0%. Our effective rates for the three months and nine months ending September 30, 2006 were 0% and 20%, respectively.

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PROLINK HOLDINGS CORP.
Results of Operations
The financial results for the three and nine months ended September 30, 2007 and 2006 referred to in this discussion should be read in conjunction with the Condensed Consolidated Statements of Operations of this Quarterly Report on Form 10-QSB. Results for interim periods may not be indicative of the results for the full year.
Three Months Ended September 30, 2007 and 2006

	Three Months Ended
	September 30,	September 30,	Change
	2007	2006	$	%
REVENUES:
New System Sales:	5,112,840	3,539,753	1,573,087	44.4%
Service Revenue	697,844	838,481	(140,637)	-16.8%
Finance Revenue, net	226,611	1,428,915	(1,202,304)	-84.1%
Advertising Revenue	555,001	13,487	541,514	n/a

Total Revenue	6,592,296	5,820,636	771,660	13.3%

COST OF REVENUES:
New System Cost	2,312,145	1,844,518	467,627	25.4%
Service Cost	856,774	677,966	178,808	26.4%
Other Cost	262,044	—	262,044	n/a

Total Cost of Revenue	3,430,963	2,522,484	908,479	36.0%

Gross Margin	3,161,333	3,298,152	(136,819)	-4.1%

Operating Expenses	3,566,503	3,181,927	384,576	12.1%

Income (Loss) from Operations	(405,170)	116,225	(521,395)	n/a

Total Other (Income) Expense	587,065	131,663	455,402	345.9%

Loss Before Taxes	(992,235)	(15,438)	(976,797)	n/a

Revenue
Total revenue was approximately $6.6 million and $5.9 million for the three months ended September 30, 2007 and 2006, respectively, an increase of approximately $0.8 million, or 13.3%. The increase in total revenue was driven primarily by increases in new system upgrades of approximately $0.9 million, International sales of $0.7 million and Advertising revenue of $0.5 million. These increases were partially offset by decreases in finance revenue of $1.2 million and service revenue of $0.1 million.
Volume on new system installs remained unchanged, while volume on International systems and new domestic system upgrades increased during the quarter. The decline in finance revenue was due to customers eligible for lease renewals choosing to upgrade to a newer system rather than refinancing their existing system during the third quarter. The increases in advertising revenue were due to the implementation of our advertising initiative in 2007. We expect sustained growth in advertising revenue during 2007.
Cost of Revenues
Cost of revenues for the three months ended September 30, 2007 increased approximately $0.9 million compared to the same period in 2006. The increased cost was related to the increased volume of International systems and new domestic system upgrade installs, increases in service cost related to contract labor and material cost and an increased advertising cost. Contract labor increased due to upgrade system installs and fleet swaps during 2007. Material cost increased in the three months of 2007 due to increased fleet swaps and reconditioning inventory projects during 2007. Additionally, we invested in a new motherboard design which decreased manufacturing costs overall. We expect the new design, along with supply chain initiatives, to result in lower manufacturing costs by approximately 16% per month.

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PROLINK HOLDINGS CORP.
Other cost, which includes advertising and refinance cost, increased solely due to increases in advertising cost representing the distribution of a percentage of advertising revenue to our golf course customers. There was minimal cost related to refinancing in 2007 and zero cost during the three months ended September 30, 2006.
Gross Margin
Gross Margin for the three months ended September 30, 2007 was approximately $3.2 million, or 48.0%, of total revenues compared to approximately $3.3 million or 56.7% of total revenues for the three months ended September 30, 2006. Gross margin was impacted by the items above. There was zero cost related to the $1.0 million gain on sale of leases in 2006, contributing to an above average gross margin in 2006 in comparison to 2007.
OPERATING EXPENSES
Total Operating Expenses
Total operating expenses increased $0.4 million, or 12.1%, to $3.6 million for the three months ended September 30, 2007 from $3.2 million over the same period in 2006. The increase is primarily related to increased General and Administrative costs of approximately $0.7 million.
Sales and Marketing
Sales and Marketing expenses decreased $0.1 million for the three months ended September 30, 2007 from $0.8 million in the three months ended in 2006. The decrease is primarily related to a reversal of the 2007 performance-based bonus accrual.
General and Administrative
General and administrative costs increased $0.7 million, or 48.0% for the three months ended September 30, 2007 compared to the three months ended 2006. This increase is primarily related to an increase of $0.3 million in SFAS 123R expenses, an increase of $0.1 million in information technology expenses related to infrastructure upgrades, an increase of $0.1 million in accounting and Sarbanes-Oxley compliance costs and $0.5 million related to additional personnel cost, offset by a decrease of $0.5 million due to the reversal of the 2007 performance-based bonus accrual. Personnel cost increase is driven primarily by increased headcount costs including salaries and recruiting fees associated with the year over year growth of ProLink.
Other (Income) Expense
Other (Income) Expense increased to an expense of $0.6 million in the period ended September 30, 2007 from $0.1 million over the same period in 2006. This resulted from an increase in interest expense in 2007 related to restructuring our financial obligations through Calliope Capital and ending our credit facilities with Comerica Bank and third party financers. These unamortized loan costs were related to an accelerated recognition of warrant expenses.

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PROLINK HOLDINGS CORP.
Nine Months Ended September 30, 2007 and 2006

	Nine Months Ended
	September 30,	September 30,	Change
	2007	2006	$	%

REVENUES:
New System Sales	14,972,914	13,336,195	1,636,719	12.3%
Service Revenue	1,895,170	2,058,013	(162,843)	-7.9%
Finance Revenue, net	1,208,396	2,441,390	(1,232,994)	-50.5%
Advertising Revenue	708,534	42,067	666,467	n/a

Total Revenue	18,785,014	17,877,665	907,349	5.1%

COST OF REVENUES:
New System Cost	7,350,967	6,834,588	516,379	7.6%
Service Cost	2,585,607	2,065,609	519,998	25.2%
Other Cost	534,069	—	534,069	n/a

Total Cost of Revenue	10,470,643	8,900,197	1,570,446	17.6%

Gross Margin	8,314,371	8,977,468	(663,097)	-7.4%

Operating Expenses	12,052,451	8,928,806	3,123,645	35.0%

Income (Loss) from Operations	(3,738,080)	48,662	(3,786,742)	117%

Total Other (Income) Expense	1,239,900	(1,018,553)	2,258,453	n/a

Income (Loss) Before Taxes	(4,977,980)	1,067,215	(6,045,195)	n/a

Revenue
Total revenue was approximately $18.8 million and $17.9 million for the nine months ended September 30, 2007 and 2006, respectively, representing an increase of approximately $0.9 million. An increase in new system upgrades increased revenues approximately $0.7 million. Increased mapping related to International unit sales increased revenues by $0.9 million. Advertising revenue also increased $0.7 million. These were substantially offset by the decrease in Finance revenue of $1.2 million and Service revenue of $0.2 million. The finance revenue decrease was a result of customers eligible for lease renewals choosing to upgrade to a newer system rather than refinancing their existing system. The service revenue decrease resulted from the service billing changes associated with installation timing of upgraded new systems.
Cost of Revenue
Cost of revenue increased $1.6 million, or 17.6%, for the nine months ended September 30, 2007 over the same period in 2006. The increase was primarily due to increased system costs of $0.6 million, service cost of $0.5 million, advertising cost increases of $0.3 million, and refinance costs of $0.2 million in the first quarter of 2007.
New system cost increased $0.6 million, proportional to the increase in the associated revenue. Advertising costs are reflective of ProFit revenue sharing agreements with our golf course customers. Service cost increased due to contract labor increases of $0.2 million related to upgrade system installs (which includes de-installing the older system) and increased fleet swaps during 2007. Material cost increased $0.3 million in the nine months of 2007 due to increased fleet swaps and reconditioning inventory projects during 2007.

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PROLINK HOLDINGS CORP.
Additionally, we invested in a new VDU motherboard design which decreased manufacturing costs beginning in the third quarter of 2007. We expect the new design, along with supply chain initiatives, to lower manufacturing costs by approximately 16% per month.
Gross Margin
Gross margin for the nine months ended September 30, 2007 was approximately $8.3 million, or 44.3%, of total revenues compared to approximately $9.0 million, or 50.2%, of total revenues for the nine months ended in 2006. Gross margin was impacted by the items stated above.
OPERATING EXPENSES
Total Operating Expenses
Total operating expenses increased $3.1 million, or 35.0%, to $12.1 million for the nine months ended September 30, 2007 from $9.0 million in the nine months ended in 2006. The increase is primarily related to increased Sales and Marketing expenses of $0.9 million and $2.4 million in increased General and Administrative expenses.
Sales and Marketing
Sales and Marketing expenses increased $0.9 million, or 41.1% to $3.2 million for the nine months ended September 30, 2007 from $2.3 million in the nine months ended in 2006. The increase was primarily related to an increase of approximately $0.3 million related to our attendance at the PGA show in Orlando and the GIS show in Las Vegas, $0.3 million related to our creation of ProLink Media and its associated personnel costs and a $0.1 million expense that we recognized related to commission advances of personnel that have left the company. The remaining increase was primarily related to an increase in headcount for new systems sales personnel, offset by a $0.7 million reversal of the 2007 performance-based bonus accrual.
General and Administrative
General and administrative costs increased $2.4 million, or 60.6%, during the nine months ended September 30, 2007 from $4.0 million in the nine months ended in 2006. This increase is primarily related to an increase in non-cash SFAS 123R expense of $0.7 million, an increase in accounting and Sarbanes-Oxley compliance costs of $0.2 million, an increase in amortization expenses of $0.1 million resulting from the acquisition of GPSI, Optimal and Scorecast, an increase of $0.3 million for external reviews, auditing and fees associated with SEC filing requirements, an increase of $0.1 million for information technology personnel and infrastructure, and approximately $1.0 million in additional personnel cost, related to increased headcount costs including salaries and recruiting fees associated with the year over year growth of ProLink. These increases were partially offset by a reduction in legal costs and facility costs.
Other (Income) Expense
Other (Income) Expense changed to an expense of $1.2 million in the nine months ended September 30, 2007 from income of ($1.0) million in the prior period of 2006. This resulted from an increase in interest expense in 2007 related to restructuring our financial obligations through Calliope Capital and ending our credit facilities with Comerica Bank and third party financers. Of these unamortized loan costs, $0.4 million were related to warrants issued, which expired in April 2007, that were related to the Senior notes we retired in the first quarter of 2007; and were related to unamortized warrant costs for third-party financing, creating an accelerated recognition of warrant expenses of approximately $0.4 million. Additionally, Other (Income) Expense for the 2006 period includes a one-time gain of ($0.5) million related to a litigation reserve that we reversed as a result of the resolution of the ParView, Inc. bankruptcy and a prepayment discount of ($0.9) million related to our obligation with E-Z-Go.

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PROLINK HOLDINGS CORP.
Liquidity And Capital Resources
On August 17, 2007, we entered into an agreement with Calliope to replace our credit facility with Comerica. The credit facility made available under the agreement is in the aggregate principal amount of $9.0 million, consisting of a $5.0 million revolving loan and a $4.0 million term loan. The revolver has a two year term, while the term loan has a five year term. The proceeds of the loans will be used to replace our credit facility with Comerica, refinance other existing indebtedness, and the remaining balance for general working capital purposes. See Note 7 of Notes to Unaudited Condensed Consolidated Financial Statements for further information regarding this transaction.
Historically, we have incurred substantial operating losses requiring us to seek capital in the forms of both debt and equity. However, our cash balances, cash flows and credit facilities are anticipated to be sufficient to meet our expected, recurring operating commitments and to fund planned capital expenditures during 2007. Should we fail to meet budget goals during 2008, we may require additional funding from debt or equity sources. Management will take advantage of favorable market conditions to raising additional capital should the opportunity present itself during the 2008 year. Our current priorities for the use of our cash are investment in projects intended to generate additional revenue and to increase our product delivery and operational effectiveness as well as funding our liquidity needs.
At September 30, 2007, we had approximately $1.8 million in cash and cash equivalents, compared to approximately $2.4 million at December 31, 2006.
For the first nine months of 2007, we used approximately $10.3 million for operations, primarily to finance accounts receivable to our distributor, Elumina Iberica S.A. (“Elumina”). We have extended terms to Elumina to assist with financing the growth of their system sales, primarily in Europe. Other uses of cash were for working capital requirements during the first nine months of 2007.
In the first nine months of 2007, investing activities used approximately $0.6 million for the acquisition of assets of Scorecast, which is described in the Note 3 to Condensed Consolidated Financial Statements. Additionally, during the period we used approximately $0.1 million for capital expenditures.
Financing activities provided approximately $10.2 million in cash, primarily from the proceeds from the sale of Series C Convertible Preferred Stock of $11.4 million, the proceeds from the Laurus term debt and factoring agreement of $6.5 million, FOC letter factoring agreement of $1.3 million and proceeds from the modification to our credit facility of $1.9 million. We used $10.1 million of the proceeds to make principal payments on debt and retire the 12% Senior secured debt during the first quarter of 2007.
Recent Accounting Pronouncements
The new pronouncements that have been issued for future implementation are discussed in the footnotes to our interim Condensed Consolidated Financial Statements (see Note 2).

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PROLINK HOLDINGS CORP.
Item 3. Controls and Procedures
(a) Evaluation of Disclosure Controls and Procedures. Our principal executive officer and principal financial officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Quarterly Report on Form 10-QSB, have concluded that our internal controls and disclosure controls and procedures are effective as of the end of the period covered by this Quarterly Report on Form 10-QSB to ensure that material information relating to us, including our consolidated subsidiaries, was made known to them by others within those entities. As indicated in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, we had received a large number of potential adjusting journal entries during the 2006 audit which led us to conclude that we had a material weakness in our internal control structure and disclosure controls as of the end of the period covered by such Annual Report on Form 10-KSB and on Form 10-QSB as of March 31, 2007, and such internal controls and disclosure controls were not effective to ensure that material information relating to us, including our consolidated subsidiaries, was made known to them by others within those entities as of the end of both periods. As a result of the actions described below, no such material weaknesses were noted in the quarter ended September 30, 2007. We did incur some additional cost associated with the remediation of our internal controls or disclosure controls. We continue to strengthen our internal controls as we prepare for Sarbanes-Oxley compliance.
(b) Changes in Internal Controls. We have evaluated our internal control over financial reporting as of the end of our third fiscal quarter, the period covered by this Quarterly Report on Form 10-QSB, as discussed above. There were changes in our internal control over financial reporting identified in connection with the evaluation of such internal control that occurred during the first nine months of our current fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, which involved the hiring of additional staff to remediate our material weakness. During our current fiscal year, we have replaced many of our accounting personnel with experienced and qualified accountants, including Certified Public Accountants, to help remediate our weakness related to our disclosure controls and procedures. As a result of such changes in our staff, we believe our material weakness related to our disclosure controls and procedures has been eliminated and our internal controls will continue to strengthen as we prepare for our Sarbanes-Oxley compliance.
PART II — OTHER INFORMATION
Item 1. Legal Proceedings.
Information regarding legal proceedings is incorporated by reference from Note 9 to the Company’s Condensed Consolidated Financial Statements set forth in Part I of this report.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
In December 2006 and January 2007, we entered into Securities Purchase Agreements, with certain investors, pursuant to which we agreed to sell to the Investors in a private offering an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and five-year warrants to acquire up to 4,225,400 shares of our common stock, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. In addition, pursuant to a Registration Rights Agreement, dated as of January 8, 2007, we agreed to register the resale of the shares of common stock underlying the Series C Convertible Preferred Stock sold in the offering and the shares of common stock issuable upon exercise of the warrants. We filed a registration statement covering these shares and it was effective on June 6, 2007. All shares of our Series C Convertible Preferred Stock automatically converted into the number of shares of common stock into which such shares were then convertible on June 6, 2007.

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PROLINK HOLDINGS CORP.
We issued 34,000 shares of common stock to Barretto Pacific Corp. for investor relations services to be provided. These shares were held in escrow and were released on May 1, 2007. Barretto Pacific is retained for future periods as our investor relations firm.
On August 17, 2007, we entered into a security agreement with Calliope Capital Corporation (“Calliope”) to replace our current credit facility. The credit facility made available under the agreement is in the aggregate principal amount of $9.0 million, consisting of a $5.0 million revolving loan and a $4.0 million term loan. The revolver has a two year term, while the term loan matures in five years and requires amortization of its principal balance in 48 equal monthly payments beginning on September 1, 2008. On and after the first anniversary of the date of the agreement, Calliope shall have the right to convert principal due under the term loan into the Company’s common stock at a fixed conversion price per share of common stock. The proceeds of the loans are to be used to refinance our existing indebtedness, with the remaining balance available for general working capital purposes.
In connection with the new credit facility, we issued a common stock purchase warrant to Calliope. Pursuant to the warrant, Calliope is entitled to purchase from the Company, for a period of five years, 3,567,568 shares of common stock at an exercise price of $1.40 for the first one-third of the shares, $1.50 for the next one-third of the shares, and $1.60 for any additional shares.
Additionally, we entered into a registration rights agreement with Calliope. Under the registration rights agreement, we agreed to file a registration statement registering for re-sale shares of common stock of the Company issuable upon conversion of the term note and exercise of the warrant no later than 300 days after the date of the agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter. See Note 7 to Unaudited Condensed Consolidated Financial Statements for further information.
Item 3. Defaults Upon Senior Securities.
As of March 31, 2007 and December 31, 2006, we violated the covenants contained under our $2,500,000 term loan with Comerica Bank. The covenants specified a certain cash flow coverage ratio, a minimum net worth and a minimum leverage ratio. We were granted a waiver of our year-end covenants by Comerica Bank on April 16, 2007, in exchange for a waiver fee of $25,000 and a $250,000 payment against our term loan leaving an outstanding balance of $1,989,583. We were granted a further waiver on May 14, 2007 of our first quarter covenants by Comerica Bank in exchange of a waiver fee of $25,000 and two $150,000 payments against our term loan due May 31, 2007 and June 30, 2007, respectively. In addition, we are obligated to pay up to 10% of our Elumina accounts receivable balance not to exceed $230,000 against our term loan.
As of June 30, 2007, we violated the covenants contained under our agreement with Comerica. On August 17, we entered into a security agreement with Calliope to replace our current credit facility. See Note 7 of Notes to Unaudited Condensed Consolidated Financial Statements. The agreement requires us to meet certain financial tests and contains certain covenants that, among other things, restrict additional indebtedness, liens, investments, restricted payments, transactions with affiliates, asset dispositions, and other matters customarily restricted in such agreements.
Item 4. Submission of Matters to a Vote of Security Holders.
None.
Item 5. Other Information.
None.

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PROLINK HOLDINGS CORP.
Item 6. Exhibits:

Exhibit
Number	Description

3.0	Certificate of Incorporation of United Health Management, Inc., as filed with the Secretary of State of the State of Delaware on March 7, 1996, and previously filed as Exhibit 3.1 on Form 10SB12G filed on October 30, 1998, which is hereby incorporated by reference.

3.1	By-laws of Prolink Holdings Corp, previously filed as Exhibit 3.5 on Form 10-KSB filed on March 17, 2007, which is hereby incorporated by reference.

3.2	Contribution Agreement between Amalgamated Technologies, Inc. and ProLink Solutions, LLC, dated December 23, 2005, previously filed as Exhibit 10.1 on Form 8-K filed on December 23, 2005, which is hereby incorporated by reference.

3.3	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on January 20, 2006 and effective as of 12:01 a.m. on January 23, 2006, and previously filed as Exhibit 3.1 on Form 8-K filed January 26, 2006, which is hereby incorporated by reference.

3.4	ProLink Holdings Corp. Corporate Code of Conduct and Ethics, previously filed as Exhibit 14.1 on Form 10-KSB/A filed on May 1, 2006, which is hereby incorporated by reference.

3.5	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 29, 2006 and previously filed as Exhibit 99.4 on Form 8-K on January 8, 2007, which is hereby incorporated by reference.

3.6	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of the State of Delaware on January 3, 2007, and previously filed as Exhibit 99.2 on Form 8-K on January 29, 2007, which is hereby incorporated by reference.

4.0	Form of Common Stock certificate, previously filed as an exhibit on Form 10SB12G filed on October 30, 1998, which is hereby incorporated by reference.

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PROLINK HOLDINGS CORP.

Exhibit
Number	Description

4.1	Form of Warrant to Purchase Common Stock of the Company, previously filed as Exhibit 4.1 on Form 10-KSB on April 17, 2006, which is hereby incorporated by reference.

4.2	Form of Warrant to Purchase Common Stock of the Company, previously filed as Exhibit 99.2 on Form 8-K on January 8, 2007, which is hereby incorporated by reference.

4.3	Form of Warrant to Purchase Common Stock of the Company, previously filed as Exhibit on Form 8-K on January 29, 2007, which is hereby incorporated by reference.

10.0*+	Media Representation Agreements by and among ProLink Solutions, LLC and ABC National Television Sales, Inc. dated September 24, 2007 (Confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended)

10.01*	Acquisition Agreement by and among ProLink Holdings Corp., Elumina Iberica, S.A., Elumina Iberica UK Limited, GP ADS, S.L., GP ADS, LTD, Kevin Clarke and Mark Smart dated September 17, 2007.

10.1	Subscription Agreement between the Company and Investors, dated March 31, 2006, previously filed as an exhibit Form 8-K on April 4, 2006, which is hereby incorporated by reference.

10.11	Securities Purchase Agreement dated as of October 10, 2006, previously filed as Exhibit 10.1 on Form 8-K on October 17, 2006, which is hereby incorporated by reference.

10.12	Security Agreement dated as of October 10, 2006, previously filed as Exhibit 10.2 on Form 8-K on October 17, 2006, which is hereby incorporated by reference.

10.13	Form of Senior Secured Note due April 11, 2007, previously filed as Exhibit 10.3 on Form 8-K on October 17, 2006, which is hereby incorporated by reference.

10.2	Amended and Restated Letter Factoring Agreement between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007.

10.21	Amended and Restated Revolving Promissory Note between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007.

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PROLINK HOLDINGS CORP.

Exhibit
Number	Description

10.22	Letter Factoring Agreement between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007.

10.23	Letter Factoring Agreement between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007.

10.24	Revolving Promissory Note between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007.

10.25	Revolving Promissory Note between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007.

10.3	Securities Purchase Agreement dated as of December 31, 2006, previously filed as Exhibit 99.2 on Form 8-K filed on December 29, 2006, which is hereby incorporated by reference.

10.31	Securities Purchase Agreement dated as of January 23, 2007, previously filed as Exhibit 99.1 on Form 8-K filed on January 29, 2007, which is hereby incorporated by reference.

10.32	Registration Rights Agreement dated as of January 8, 2007 previously filed as Exhibit 99.4 on Form 8-K filed on December 29, 2006, which is hereby incorporated by reference.

10.33	Registration Rights Agreement dated as of January 23, 2007, previously filed as Exhibit 99.3 on Form 8-K filed on January 29, 2007, which is hereby incorporated by reference.

10.4	Purchase and Sale Agreement between ProLink Solutions, LLC and, the entities described in Exhibit A thereto, the Putters Group and Signal Systems Associates LLC, previously filed as Exhibit 10.1 on Form 8-K filed on March 1, 2006, which is hereby incorporated by reference.

10.41	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust, previously filed as an Exhibit on Form 8-K filed on March 1, 2006, which is hereby incorporated by reference.

10.42	License Agreement, by and between ProLink/ParView, LLC and Optimal Golf Solutions, Inc., dated January 22, 2004, previously filed as an Exhibit on Form 8-K filed on December 23, 2005, which is hereby incorporated by reference.

10.43	Amended and Restated Sales and Marketing Agreement, and between ProLink/ParView, LLC and Textron Inc., dated April 2002, previously filed as an Exhibit on Form 8-K filed on December 23, 2005, which is hereby incorporated by reference.

10.5	Settlement Agreement, dated October 26, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited, previously filed as an Exhibit on Form 8-K filed on October 31, 2006, which is hereby incorporated by reference.

10.51	Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A., dated May 8, 2006, previously filed a an Exhibit on Form 8-K filed on May 12, 2006, which is hereby incorporated by reference.

10.6	Compensation Agreement with Michael S. Browne, CPA (CFO) dated July 18, 2006 previously filed as an exhibit on Form 8-K filed on October 27, 2006, which is hereby incorporated by reference.**

10.61	Consulting Agreement with Mr. Andrew L. Wing, the Company’s director, dated July 10, 2006, previously filed as an exhibit on Form 8-K filed on July 13, 2006, which is hereby incorporated by reference.**

10.62	Offer Letter of Employment by ProLink Solutions, LLC, to Dave Gomez, dated September 6, 2005, previously filed as an exhibit on Form 8-K filed on December 23, 2005, which is hereby incorporated by reference.**

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PROLINK HOLDINGS CORP.

Exhibit
Number	Description

10.63	Offer Letter of Employment by ProLink Solutions, LLC, to Danny Lam, dated September 6, 2005, previously filed as an exhibit on Form 8-K filed on December 23, 2005, which is hereby incorporated by reference.**

10.64	Non-Qualified Stock Option Agreement, previously filed as Exhibit 10.2 on Form 8-K filed on December 26, 2006, which is hereby incorporated by reference.

10.65	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan, previously filed as Exhibit 10.2 on Form 8-K filed on December 26, 2006, which is hereby incorporated by reference.

31.1*	Certificate of Chief Executive Officer Pursuant to Securities and Exchange Act Rule 13a-14, as Adopted Pursuant to Section 302 of Sarbanes-Oxley Act of 2002.

31.2*	Certificate of Chief Financial Officer Pursuant to Securities and Exchange Act Rule 13a-14, as Adopted Pursuant to Section 302 of Sarbanes-Oxley Act of 2002.

32.1*	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

*	Filed herewith

**	Represents an employment agreement

+	We have requested confidential treatment for certain provisions contained in this exhibit. The confidential portion has been so omitted in the copy filed as an exhibit and has been filed separately with the Securities and Exchange Commission.

40

SIGNATURES
In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on this 14th day of November, 2007.

PROLINK HOLDINGS CORP.

By:	/s/ Lawrence D. Bain Lawrence D. Bain Chief Executive Officer

41

SIGNATURES
In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on this 14th day of November, 2007.

PROLINK HOLDINGS CORP.

By:	/s/ Michael S. Browne Michael S. Browne
Chief Operating Officer and
Chief Financial Officer

42

Exhibit 10.0

Media Representation Agreement

September 24, 2007

The following sets forth the agreement (“Agreement”) between ABC National Television Sales, Inc. (“ABC”) and ProLink Solutions, LLC (“ProLink”) in connection with advertising sales representation by ABC for video display monitors on golf carts. ABC and ProLink are sometimes referred to herein individually as a “Party” and collectively, as the “Parties”.

1. Scope of Engagement.

(a) ProLink is engaged in the business of designing, manufacturing, maintaining and selling GPS golf course management systems and software to golf course owners and operators, the sale of advertising and sponsorship space on the screens of the systems that it sells (the “Monitors”), and the brokering of the financing of the systems that it sells to golf courses located throughout the United States (the “Territory”). A list of the current golf clubs at which ProLink has the right to place advertisements on the Monitors is attached hereto as Exhibit A. The Monitors display golf round information to the golfer utilizing the golf cart and also content and advertising on a continuous basis while the golf carts are in use.

(b) ProLink wishes to retain ABC on a commission basis as its exclusive agent (except as otherwise set forth below and in paragraph 5) for the sale of national and local advertising on the Monitors in the Territory during the Tern, as defined below, and ABC is willing to act in such capacity. Such appointment shall in no way limit the ability of ProLink, as well as ABC, to sell advertising on the Monitors to all “endemic advertisers” unique to the golf space. For the purposes of this contract, an “endemic advertiser” is an advertiser that sells golf equipment or golf apparel of the kind typically sold in a golf shop located on a golf course. In addition, subject to the restrictions set forth in paragraph 5, ProLink may sell advertising to the advertisers listed on Exhibit B (the “ProLink Targets”). ABC agrees that, during the Term, for so long as it remains ProLink’s exclusive agent for the sale of national and local advertising on the Monitors, it shall not sell national and local advertising on behalf of any other network that provides content availability to the golf community through monitors located at golf courses.

2. Term and Termination.

(a) The term (“Term”) of this Agreement shall be for four (4) years commencing September 21, 2007 and expiring September 20, 2011; provided, however, that in the case of ABC, effective no earlier than one year from the commencement date of this Agreement, and in the case of ProLink, effective no earlier than 180 days from the commencement date of this Agreement, either Party shall have the right, on not less than ninety (90) days prior written notice, to terminate this Agreement. In addition, on not less than ninety (90) days prior written notice to ABC, ProLink may terminate the exclusive nature of this Agreement and utilize other third party agents for the sale of advertising on

Media Representation Agreement — September 24, 2007

the Monitors (“Secondary Agents”), provided that as of the effective date of such notice from ProLink, ABC7s exclusivity obligations to ProLink pursuant to the last sentence of paragraph 1 (b) shall cease and ABC shall be permitted to provide advertising sales representation on behalf of any other network that provides content availability to the golf community through monitors located at golf courses. If ABC exercises its right to terminate, as provide herein, ABC agrees that, for a period of 180 days from the effective date of termination, it shall not sell advertising or represent for the sale of advertising any direct competitor of ProLink. The Parties shall work in good faith to develop a mutually agreed upon business plan that will incorporate sales objectives, marketing strategies, public relations initiatives, and roles and responsibilities of the parties. This business plan, if agreed to, will be an attachment to this Agreement.

(b) Either Party may terminate this Agreement upon written notice, without liability to the other, if the defaulting Party breaches any term of this Agreement and such breach is not cured within ten (10) business days of written notice by the non-defaulting Party. In no event will either Party be liable to the other for incidental, consequential, exemplary or punitive damages arising out of a breach of this Agreement.

(c) Upon a “Change of Control” of ProLink (as defined below), either Party shall have right to terminate this Agreement upon thirty (30) days prior written notice to the other. For the purposes of this Agreement, Change of Control shall mean (i) the sale of all or substantially all of the assets of ProLink; (ii) a change in ownership of more than 50% of its outstanding common stock; (iii) a change in the membership of the board of directors such that a majority of the Board membership is changed during a six (6) month period from the board composition existing as of the date of this Agreement (other than changes resulting from voting of the shareholders at ProLink’s annual meeting of shareholders); or (iv) a “strategic investment” in ProLink or by ProLink at its sole discretion. For the purposes of this provision, a “strategic investment” is defined as an investment in ProLink, or an investment by ProLink, by or in a company that can provide to ProLink similar advertising sales representation services as ABC is providing under the terms of this Agreement. Upon either Party exercising its termination rights under this paragraph, any contracts currently executed and advertisements appearing on the ProLink Monitors shall continue in force and effect until the expiration of that contract, and the obligations of both Parties under paragraph 5 shall remain in force through the remainder of such advertising contract.

(d) Either Party may terminate this Agreement immediately, upon written notice to the other and without liability to the other Party, upon the happening of any of the following or any other comparable event: (1) insolvency of the other Party; (2) filing of any petition by or against the other Party under any bankruptcy, reorganization or receivership law; (3) execution of an assignment for the benefit of the other Party’s creditors; or (4) appointment of any trustee or receiver of the other Party’s business or assets or any part thereof; unless such petition, assignment or appointment be withdrawn or nullified within fifteen (15) days of such event.

3. ABC’s Rights and Responsibilities.

Media Representation Agreement — September 24, 2007

(a) ABC shall be responsible for, and bear all costs associated with, its sales activities under this Agreement including, but not limited to, overhead, out-of-pocket expenses, salaries, travel, entertainment and communications.

(b) ABC will use commercially reasonable efforts to solicit contracts, on behalf of ProLink, for placement of advertisements on the Monitors. ABC and ProLink shall jointly determine the terms of the advertising contracts, including, but not limited to, pricing, payment terms, content, length of spots, and placement of advertising on the Monitors. ProLink shall supply ABC with the insertion order information and any other requested information and ABC will prepare the contracts. Once all terms have been agreed, ABC will send out the advertising contracts. All advertising contracts will be executed by ProLink and ProLink will immediately provide ABC full and complete copies of all executed sales agreements.

(c) ABC shall be responsible for issuing invoices on behalf of ProLink to all advertisers on a monthly basis and for collecting all sums due for placement of advertising sold by ABC or ProLink for exhibition on the Monitors. ABC shall be responsible for providing a monthly activity report to ProLink of all invoices and collections including aging of accounts receivables for all advertising sold by ABC (the “Monthly Activity Report”).

(d) ABC shall provide a weekly activity report to ProLink reporting on the status of agreements being negotiated by ABC (the “Weekly Activity Report”).

(e) ABC will coordinate with ProLink on outstanding inventory tracking.

(f) ABC will provide assistance to ProLink in ProLink’s development of a sales traffic department as detailed in paragraph 4(d).

(g) To the extent permitted by any agreements ABC has with third parties, ABC shall provide to ProLink access to all subscription base reporting, research, market information or other information that ABC presently and may in the future provide its own marketing and sales department.

(h) ABC shall designate a liaison to coordinate with ProLink to facilitate ABC’s sales efforts under this Agreement.

4. ProLink’s Rights and Responsibilities.

(a) ProLink shall provide ABC with access to all necessary and appropriate sales materials including, but not limited to, media kits and marketing brochures, and research by third parties as it pertains to the sale of advertising on the Monitors.

(b) ProLink shall provide ABC with research data on the Monitors, as available, including, but not limited to, sales data and traffic information, and shall provide ABC with annual updates and any other information reasonably requested by ABC.

Media Representation Agreement — September 24, 2007

(c) ProLink shall designate a liaison to coordinate with ABC to facilitate ABC’s sales efforts under this Agreement.

(d) ProLink shall be responsible for serving the advertisements and will maintain its own sales traffic department, equipped with a broadcast standard traffic system that will issue affidavits at the end of each calendar month during the Term.

(e) ProLink shall be responsible for, and bear all costs associated with, its responsibilities as set forth in this paragraph 4.

(f) ProLink shall have the final approval for all contracts at its sole discretion which shall not be unreasonably withheld or delayed.

(g) ProLink will recognize all net sales as revenue.

5. Commissions and Audit Rights.

(a) ABC shall receive the following commissions of the “Net Sales” (as defined below) from all advertising revenue sold by ABC or ProLink during the Term for display on the Monitors. As used herein, “Net Sales” shall mean the gross revenues actually collected by ABC (and not required to be returned) from the sale of advertising time on the Monitors by ABC or ProLink less advertising agency commissions or other third party expenses. Net Sales shall include any ad revenues collected by ABC after the expiration or sooner termination of this Agreement if the sale of advertising was concluded by ABC or ProLink prior to the effective date of termination.

(i) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales from all advertising sold by ABC during the Term;

(ii) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales from all advertising sold by ProLink to an endemic advertiser (as defined in paragraph 1b);

(iii) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales from all advertising sold by ABC to an endemic advertiser; provided that the sale is of a media nature only and does not require distribution or “on course” assistance in which event the commission to ABC shall be [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales:

(iv) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales from all advertising sold by ProLink to any account listed on Exhibit B provided the contract for such sale or commitment is executed by December 31,2007;

Media Representation Agreement — September 24, 2007

(v) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales for any renewal of all advertising sold by ProLink pursuant to paragraph 5(a)(iv), regardless of whether the renewal occurs before or after December 31, 2007. For example, if an account on Exhibit B purchased advertising on October 1, 2007 and the sales contract renewed after two months, ABC would receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales arising from the October ad buy and commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales arising from the renewal on December 1,2008;

(vi) Effective January 1, 2008, ABC shall have the exclusive right to sell advertising to the accounts listed on Exhibit B and receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales and ProLink shall no longer sell advertising to any of those accounts;

(vii) ABC shall receive commission of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2]% of Net Sales for any sale by ProLink to a “Wholesale” account. As used herein, the term “Wholesale” account shall mean an advertising agency or other entity that purchases advertising in blocks of 3 holes or more on the Monitors with the intent to resell the inventory. The value of the inventory shall be the price paid by the “Wholesale” account.

(b) ABC shall act as agent on behalf of ProLink and collect all advertising revenue for sales made by either ABC or ProLink, and remit to ProLink its share of Net Sales on all monies collected within thirty (30) days after ABC has collected such revenues. Neither Party shall receive any monies on any advertising revenues that are not collected. Any advertising on the Monitors for any client that is more than sixty (60) days past due on billings for prior services will be reviewed by both Parties for continued service.

(c) Other than as specifically set forth in this paragraph 5 and in paragraphs l(b) and 2, ProLink shall not sell, or authorize any party other than ABC to sell, any local or national advertising on the Monitors during the Term.

(d) During the Term, ProLink shall have the right, on not less than ten (10) business days prior written notice to ABC, to perform an audit during normal business hours of the services provided by ABC under this Agreement including contract retention, invoicing, collections and remittance to ProLink. Any information not objected to by ProLink within three (3) months of its audit shall be incontestable by ProLink. ProLink shall be responsible for all costs associated with the audit. All information reviewed by ProLink or any of its financial or legal representatives shall be confidential and shall not be disclosed without ABC’s prior written consent, except to the extent required by law or the rules and regulations of any national securities exchange and in such event, ProLink shall give ABC reasonable prior notice of such disclosure so that ABC may obtain an appropriate protective order.

Media Representation Agreement — September 24, 2007

6. ProLink’s Representations and Warranties. ProLink hereby represents and warrants to ABC that:

(a) ProLink has been duly formed and is validly existing under the laws of the State of Delaware, and has the full power and authority to own its assets and to transact the business in which it is presently engaged; and

(b) ProLink has the requisite power and authority to execute, deliver and perform this Agreement and to perform all of its obligations required hereunder, including, but not limited to, agreements with the golf clubs listed in Exhibit A to place advertisements on Monitors.

7. ABC’S Representations and Warranties. ABC hereby represents and warrants to ProLink that:

(a) ABC has been duly formed and is validly existing under the laws of the State of Delaware, and has the full power and authority to own its assets and to transact the business in which it is presently engaged; and

(b) ABC has the requisite power and authority to execute, deliver and perform this Agreement and to perform all of its obligations required hereunder.

8. Indemnity.

(a) ProLink agrees to indemnify, defend and hold harmless ABC, its parent, related and subsidiary companies, any advertisers, and all of its or their respective officers, directors, employees and agents from and against any and all loss, liability, claim, damage and other expense (including without limitation reasonable attorneys’ fees) caused by or arising from (i) the breach of any warranty, representation, covenant or agreement ProLink has made hereunder; and/or (ii) any act, error or omission by ProLink or its officers, directors, agents, subcontractors or employees in connection with this Agreement. ProLink specifically excludes from this indemnification provisions any and all claims related to the content of advertisements placed on the Monitors in good faith by ProLink.

(b) ABC agrees to indemnify, defend and hold harmless ProLink, its officers, directors, employees and agents from and against any and all loss, liability, claim, damage and other expense (including without limitation reasonable attorneys’ fees) caused by or arising from (i) the breach of any warranty, representation, covenant or agreement ABC has made hereunder; and/or (ii) any act, error or omission by ABC or its officers, directors, agents, subcontractors or employees in connection with the services and/or materials provided by ABC hereunder. The provisions of this paragraph shall not apply to any claims arising out of the content of any advertising on the Monitors sold by ABC.

Media Representation Agreement — September 24, 2007

9. Trademarks.

(a) ProLink shall not use ABC’s, or any affiliated company’s, intellectual property, including, but not limited to its or their names, trademarks, logos or copyrights, in any manner, including, but not limited to, in client lists, news releases, promotional materials, or advertisements, without ABC’s prior written consent in each instance. Any violation of this paragraph shall be deemed to be a material breach of this Agreement. Notwithstanding the foregoing, ABC acknowledges that this Agreement is, by its nature, a material event for ProLink and therefore requires certain regulatory filings and dissemination, and ProLink agrees to provide ABC with reasonable prior written notice of such filings to allow ABC to obtain an appropriate protective order. The Parties agree to issue a mutually agreed upon joint press release. In a joint effort to keep the terms of this Agreement confidential, ProLink agrees to file the required Confidential Release Treatment documents (CRT) with the regulatory agency in order to keep this Agreement confidential. ProLink cannot guarantee that the regulatory agency will approve such CRT. If the CRT is rejected by the regulatory agency, ProLink agrees to notify ABC immediately of that decision so ABC can take appropriate action to keep the terms of this Agreement confidential.

(b) ABC shall not use ProLink’s, or any affiliated company’s, intellectual property, including, but not limited to its or their trademarks, logos or copyrights, in any manner, including, but not limited to, in client lists, news releases, promotional materials, or advertisements, without ProLink’s prior written consent in each instance, which shall not be unreasonably withheld or delayed. Any violation of this paragraph shall be deemed to be a material breach of this Agreement.

10. Choice of Law and Forum. This Agreement and the performance hereunder shall be governed by the laws of the State of New York without regard to conflicts of law rules. The Parties agree on behalf of themselves and any person claiming by or through them that the sole and exclusive jurisdiction and venue for any litigation which may arise hereunder shall be an appropriate federal or state court located in the County of New York and the Parties hereby consent to the personal jurisdiction of such courts.

11. No Assignment or Sublicense.

(a) Neither Party may assign or sublicense its rights, duties, or obligations under this Agreement to any person or entity, in whole or in part, whether by assignment, merger, transfer of assets, license, sale of stock, by operation of law or otherwise, without the prior, written consent of the other Party, which consent shall not be unreasonably withheld; provided that either Party may assign its rights and obligations to any party acquiring all or any portion of its current business, assets or stock, or to any entity controlling, controlled by or under common control with such Party.

(b) This Agreement shall apply to, inure to the benefit of, and be binding upon the Parties hereto and upon their permitted successors in interest and permitted assigns.

Media Representation Agreement — September 24, 2007

12. No Waiver. The waiver or failure of either Party to exercise any right in any respect provided for herein shall not be deemed a waiver of any further right hereunder.

13. Delivery of Notice.

Any notice provided pursuant to this Agreement, if specified to be in writing, shall be in writing and shall be deemed given the same day if delivered personally or via facsimile with a copy by regular mail, the next day if sent via overnight courier, or four (4) days after deposit in the U.S. mails, postage pre-paid. All notices shall be addressed to the Parties as follows:

If to ABC:

John Watkins
President, ABC National Television Sales, Inc.
77 West 66th Street
New York, NY 10023

With a copy to:

Senior Vice President, Legal
and Business Affairs, Broadcasting
ABC, Inc.
77 West 66th Street
New York, NY 10023

If to ProLink:

Andrew Batkin
Chief Executive Officer
ProLink Media
410 South Benson Lane

Chandler, AZ 85224

With a copy to:

Dave M. Gomez
General Counsel
ProLink Holdings Corp.
ProLink Solutions, LLC
41 0 South Benson Lane
Chandler, AZ 85224

14. Entire Agreement. This Agreement evidences the complete understanding and agreement of the Parties with respect to the subject matter hereof and supersedes and merges all previous proposals of sale, communications, representations, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified except by a writing subscribed to by authorized representatives of both Parties.

Media Representation Agreement — September 24, 2007

15. Force Maieure. Neither Party shall be liable to the other for any delay or failure to perform any of the services nor obligations set forth in this Agreement due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

17. Confidentialitv. The terms and conditions of this Agreement are confidential and shall not be disclosed to any third party without the prior written consent of the nondisclosing Party. Notwithstanding the foregoing, it is understood that the Parties may disclose the terms and conditions of this Agreement to their accountants and counsel and to its other financial and legal representatives and agents on a need-to-know basis, and as required by applicable law, including required disclosures under the Securities Exchange Act of 1934 (the “‘34 Act”), and ABC may disclose this Agreement to employees of any company controlled by The Walt Disney Company. ProLink shall provide ABC with reasonable prior written notice of any disclosures required by applicable law so that ABC may obtain an appropriate protective order.

18. Taxes. Except as otherwise expressly set forth herein, each Party shall be responsible for all taxes relating to the income received by such party in connection with this Agreement.

19. Miscellaneous.

(a) Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to create a partnership, association, joint venture or other co-operative entity between the Parties.

(b) The provisions of this Agreement are severable and if any provision invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

(c) The Parties shall prepare a joint press release regarding this Agreement. Except for such press release, neither Party shall communicate to the press in any way, whether written or oral, about this Agreement or the Parties’ relationship without the prior written consent of the other Party.

(d) The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party.

(e) The provisions of sections 6, 7, 8, 9, 10, 17 and 18 shall survive the expiration or sooner termination of this Agreement.

Media Representation Agreement — September 24, 2007

If the foregoing is in accordance with our agreement, please sign below to signify your consent.

Accepted and Agreed to:

For ABC National Television Sales, Inc.

By: /S/ John B. Watkins

John B. Watkins
President
Date: September 24, 2007

For ProLink Solutions, LLC

By: /S/ Lawrence D. Bain

Lawrence D. Bain
Chief Executive Officer
Date: September 24, 2007

* We have requested confidential treatment of certain provisions contained in this exhibit.
The copy filed as an exhibit omits the information subject to the confidentiality request. *

Media Representation Agreement — September 24, 2007

Exhibit 10.01
ACQUISITION AGREEMENT
AMONG
PROLINK HOLDINGS CORP.
as Buyer
ELUMINA IBERICA, S.A.,
ELUMINA IBERICA UK LIMITED,
GP ADS, S.L..
and
GP ADS LTD
as the Companies
and
KEVIN CLARKE
and
MARK SMART
as the Shareholders

ACQUISITION AGREEMENT
THIS ACQUISITION AGREEMENT (this “Agreement”) is executed and delivered as of September 14, 2007, among PROLINK HOLDINGS CORP., a Delaware corporation (“Buyer”), ELUMINA IBERICA, S.A., a sociedad anónima organized under the laws of Spain (“Elumina Spain”), ELUMINA IBERICA UK LIMITED, a limited company organized under the laws of the United Kingdom (“Elumina UK”), GP ADS, S.L., a sociedad de responsabilidad limitada organized under the laws of Spain (“GP Ads”) and GP ADS LTD, a limited company organized under the laws of the United Kingdom (“GP UK” and collectively with Elumina Spain, Elumina UK and GP Ads, the “Companies”), and KEVIN CLARKE and MARK SMART (each a “Shareholder” and collectively, the “Shareholders”), being the sole shareholders and owners of the Companies.
RECITALS
A. Elumina Spain is the franchise owner and distributor for Europe, including the United Kingdom, and the Middle East, of the ProLink GPS System, Elumina UK is the subsidiary of Elumina Spain, GP Ads is the advertising arm of Elumina Spain and Elumina UK with the specific goal of establishing a network to promote the advertising opportunities available on the ProLink GPS System in the same regions and GP UK is a subsidiary of GP Ads (together, the “Businesses”).
B. The Shareholders in the aggregate own (i) all of the options and warrants to acquire shares of capital stock or other equity interests of the Companies and (ii) all of the issued and outstanding shares of capital stock and other ownership interests of the Companies (collectively, the “Securities”).
C. Buyer desires to purchase and acquire all of the Securities from the Shareholders, and the Shareholders desire to sell all of the Securities to Buyer in exchange for a number of Buyer shares, as described herein.
D. The Board of Directors of Buyer deems it advisable and in the best interest of its stockholders to enter into this Agreement and to consummate the transactions contemplated hereby on the terms and subject to the conditions provided for in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1 Certain Defined Terms. Capitalized terms shall have the meanings assigned to them in Exhibit A.

ARTICLE 2
SALE AND PURCHASE OF THE SECURITIES
2.1 Transfer of the Securities. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.6), Buyer agrees to purchase and accept delivery from each Shareholder, and each Shareholder agrees to sell, assign, transfer and deliver to Buyer, all of the Securities free and clear of all Encumbrances.
2.2 Purchase Price. Subject to Sections 2.4 and 2.5, the aggregate purchase price for the Securities being purchased by Buyer pursuant to this Agreement shall be an amount of up to 37,000,000 shares of common stock of Buyer (the “Purchase Price”), payable as follows:
2.2.1 28,000,000 shares of common stock of Buyer (the “Elumina Shares”), to be allocated as set forth on Exhibit B, for the Securities to be delivered at Closing;
2.2.2 8,000,000 shares of common stock of Buyer (the “Net Profits Shares”) to the Escrow Agent (as defined in Section 6.1.6), to be delivered and held pursuant to the terms and provisions of Section 2.4;
2.2.3 2,000,000 shares of common stock of Buyer (the “Holdback Shares” and collectively with the Elumina Shares, the Net Profits Shares and the Earn-Out Shares, the “Shares”) to be delivered to the Escrow Agent at Closing.
2.3 Apart from the purchase price, Buyer obliges to rise 1,000,000 PROLINK’s shares for the benefit of Elumina’s employees to be distributed when and in the way the Shareholders may decide to its sole discretion upon completion of any legal duty or requirement
2.4 Ern-out bonus.- 5,000,000 shares of common stock of Buyer (the “Earn-Out Shares”) to be delivered in accordance with the terms and provisions of Section 2.5; and
2.5 Holdback.
2.5.1 Escrow Agent shall retain the Holdback Shares for a period of 12 months after the Closing (the “Holdback Period”) as security for the Companies’ and each Shareholder’s representations, warranties and indemnification obligations to Buyer under this Agreement. If Buyer determines that either Company or any Shareholder has breached a representation or warranty or that Buyer is entitled to indemnification under this Agreement, then Buyer may instruct Escrow Agent to deduct an equitable amount of shares (based on the Fair Market Value of the shares as defined below) from the Holdback Shares for such purposes. Buyer shall not be entitled to make a claim for any Holdback Shares until the aggregate amount of all claims for losses related to the Companies’ and each Shareholder’s representations, warranties and indemnification obligations to Buyer under this Agreement exceeds Twenty Five Thousand Dollars ($25,000) (the “Basket”). In the event that the aggregate amount of such losses exceeds the Basket, then Buyer shall be entitled to recover Holdback Shares to satisfy the amount of all such losses, including the Basket. The Escrow Agreement shall govern the form of the notice and the procedures for resolving any dispute regarding the amount of the Holdback Shares that Buyer proposes to retain. For the purposes of this Agreement, the “Fair Market

Value” per Share shall be deemed to be the average of the closing trading prices of Buyer’s common stock on the principal securities exchange, as determined by Buyer’s Board of Directors acting reasonably, on which such common stock may at the time be listed, or if there have been no sales on any such exchange on any such day, the average of the bid and ask prices at the end of such day, or if Buyer’s common stock is not listed, the average of the high and low prices on such day on an over-the-counter market as reported by NASDAQ or any other recognized quotation agency, in each such case averaged over the period of 20 consecutive trading days prior to the two trading days preceding the date as of which “Fair Market Value” is being determined; provided, however, that in no event shall the price per Share at any given time be less than the closing price per Share on the date of the Closing.
2.5.2 The amount of the Holdback Shares allocated to each Shareholder shall be as set forth on Exhibit B (“Shareholder Holdback Shares”).
2.5.3 On or before the last day of the Holdback Period, Buyer shall instruct Escrow Agent to either issue the Shareholder Holdback Shares to the Shareholders or notify each Shareholder of the amount of shares that Buyer believes it is entitled to retain from the Holdback Shares. The Escrow Agreement shall govern the form of the notice and the procedures for resolving any dispute regarding the amount of the Holdback Shares that Buyer proposes to retain.
2.5.4 Buyer acknowledges and agrees that the Holdback Shares shall act as a cap on the Companies’ and the Shareholders’ indemnification obligations and their liability for a breach of their representations and warranties under this Agreement, provided, however, that the Holdback Shares shall not act as a cap on any liability arising from (a) the adjustment provision of Section 2.4, (b) the representations and warranties in Sections 3.1, 3.2, 3.27, 4.1, 4.2 or 4.4, (c) any liability with respect to any dispute or claim involving Ian Bailey, (d) any liability with respect to any dispute or claim involving Elumina France with respect to its claim of ownership in the Companies, (e) any liability with respect to any dispute or claim involving Kevin Clarke’s undertaking with the Secretary of State in 2002 or (f) fraud.
2.6 Net Profits Adjustment.
2.6.1 Escrow Agent shall retain the Net Profits Shares, pursuant to the Net Profits Escrow Agreement (as defined in Section 6.1.6) as security for the adjustment provision set forth in this Section 2.4. On the 30th day after Buyer’s audited financial statements for the 2008 fiscal year are completed (the “Adjustment Date”), the Buyer shall deliver to the Shareholders a statement showing the after-tax net profit (as determined according to Generally Accepted Accounting Principles (“GAAP”)) derived from the Companies from January 1, 2008 through December 31, 2008 (the “Interim Period”).
2.6.2 On the Adjustment Date, the Shareholders shall forfeit (a) one hundred percent (100%) of the Net Profits Shares if the after-tax net profit derived from the Companies during the Interim Period equals an amount less than $4,500,000, (b) fifty percent (50%) of the Net Profits Shares if the after-tax net profit derived from the Companies during the Interim Period equals an amount between $4,500,000 and $5,499,999.99, (c) twenty-five percent (25%) of the Net Profits Shares if the after-tax net profit derived from the Companies during the Interim

Period equals an amount between $5,500,000 and $6,499,999.99, and (d) none of the Net Profits Shares if the after-tax net profit derived from the Companies during the Interim Period equals an amount of $6,500,000 or greater. If the Shareholders dispute the amount of Net Profits Shares to be forfeited, if any, they shall have the right, upon written notice to the Buyer within 30 days of the delivery of the profits statement, to inspect the books and records of the Companies and the calculation of such shortfall. If, after such review, Shareholders continue to dispute the amount of the shortfall, the Shareholders shall notify Buyer in writing of the amount to which it believes they should pay. Buyer and the Shareholders shall work in good faith to resolve the dispute. If they are unable to do so within 30 days of Shareholders’ written notice to Buyer, then the parties shall follow the dispute resolution procedures set forth in the Net Profits Escrow Agreement. The Net Profits Escrow Agreement shall govern the form of the notice and the procedures for resolving any dispute regarding the amount of the Net Profits Shares.
2.4.3 Notwithstanding anything to the contrary set forth herein, any adjustment pursuant to this Section 2.4 by forfeiture of the Net Profits Shares shall not occur following a Change in Control prior to December 31, 2008. “Change in Control” as used herein shall mean (a) the transfer, directly or indirectly, of securities of Buyer representing seventy percent (51%) or more of the total voting power represented by Buyer’s then outstanding voting securities pursuant to a transaction or a series of related transactions, (b) a merger or consolidation of Buyer whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of Buyer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least seventy percent (51%) of the total voting power represented by the voting securities of Buyer or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or (c) the sale or disposition by Buyer of all or substantially all of Buyer’s assets in one transaction or a series of related transactions.
2.7 Earn-Out Shares.
2.5.1 The Shareholders shall be entitled to receive an additional 5,000,000 shares of common stock of Buyer (the “Earn-Out Shares”) if (i) during the period from January 1, 2009 to December 31, 2009 (the “Earn-Out Period”), net earnings before taxes of Buyer on a consolidated basis are at least equal to $10,000,000, (ii) during the Earn-Out Period, the gross revenue received for advertising by Buyer on a consolidated basis is at least equal to $15,000,000 (each of (i) and (ii), an “Earn-Out Requirement”), or (iii) a Change in Control occurs on or after May 1, 2008 but prior to December 31, 2009.
2.5.2 Within 90 days after the last business day of the Earn-Out Period, Buyer shall deliver to the Shareholders a worksheet (the “Earn-Out Worksheet”) prepared by Buyer’s independent public accountants or Buyer’s Chief Financial Officer (or his designee), setting forth Buyer’s determination of net earnings before taxes of Buyer on a consolidated basis and the gross revenue received for advertising by Buyer on a consolidated basis, accompanied by the Earn-Out Shares if an Earn-Out Requirement has been met based on Buyer’s calculations. The Shareholders shall have the right, once and at their expense, at reasonable times and upon reasonable notice, to have one representative (the “Sellers’ Representative”) examine, the books and records of Buyer to determine whether the Earn-Out Worksheet is accurate.

2.5.3 In the event that the Shareholders dispute any amounts reflected on the Earn-Out Worksheet, Sellers’ Representative shall notify Buyer in writing, within 20 days after the delivery of the Earn-Out Worksheet (the “Notice Period”), setting forth the amount, nature and basis of the dispute. Within the following 10 days, the parties shall use their reasonable best efforts to resolve in good faith such dispute. Upon their failure to do so, Sellers’ Representative and Buyer shall within 10 days from the end of such 10 day period jointly engage an independent accountant (the “Earn-Out Accountants”). The Earn-Out Accountants shall be engaged jointly by Buyer and Sellers’ Representative to decide the dispute with respect to the Earn-Out Worksheet within 30 days from its appointment; such decision to be communicated to both parties in writing. The decision of the Earn-Out Accountants shall be final and binding upon the parties and accordingly a declaratory judgment by a court of competent jurisdiction may be entered in accordance therewith. The fees and expenses of such accounting firm shall be borne one-half by Buyer and one-half by Sellers’ Representative. If so determined by the Earn-Out Accountants, Buyer shall deliver the Earn-Out Shares to the Shareholders within five business days of the Earn-Out Accountants final and binding decision.
2.5.4 Notwithstanding anything to the contrary set forth herein, in the event that a Change in Control occurs prior to May 1, 2008, any and all rights of the Shareholders with respect to receipt of the Earn-Out Shares shall terminate and the Shareholders shall cease to have any claim to the Earn-Out Shares pursuant to this Agreement.
2.8 Closing. The closing of the sale and purchase of the Securities (the “Closing”) shall take place at a time and on a date to be specified by the parties (the date upon which the Closing actually takes place being referred to herein as the “Closing Date”) as soon as possible after the satisfaction or waiver of the conditions to close set forth in Article 9 and Article 10, but, except as otherwise provided herein, no later than November 30, 2007. The Closing will be held at the offices of the Notary of the Buyer (the “Notary”), unless another place is agreed to in writing by the parties, and this Agreement [together with all Exhibits and Schedules] will be incorporated in the Public Deed of Purchase and Sale. At the Closing, the parties to this Agreement will do those things set out in the contract and grant those documents and agreements that integrate the whole transaction, which will be deemed to happen simultaneously in a single act (unidad de acto). The Closing shall be deemed to occur at 12:01 a.m. on the Closing Date. The Notary’s fees will be shared equally by the Shareholders and Buyer.
2.9 Tax. The parties to this Agreement declare that the sale and purchase of the securities hereunder constitutes a “special non monetary contribution” or “aportación no dineraria especial” under article 94 of the Spanish Law on the Corporate Income Tax (approved by Royal Decree-Legislative 4/2004, of March 5th). Considering the above, the parties opt, hereby, for the application to the present “special non monetary contribution” of the special tax regime regulated in Chapter VIII of Title VII of the Spanish Law on the Corporate Income Tax

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANIES
The following representations and warranties shall apply to the Companies and the Subsidiaries (as hereafter defined) as of the date of this Agreement and to each Shareholder as of the Closing Date. The Companies represent and warrant to Buyer that the statements contained in this Article 3, except as set forth in each of the Disclosure Schedules, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article 3. The Shareholders represent and warrant to Buyer that the statements contained in Article 3 and Article 4, except as set forth in each of the Disclosure Schedules, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article 3 and Article 4). For purposes of this Agreement, all representations and warranties of the Companies or with respect to the Businesses shall be deemed to include the business of Elumina UK as conducted prior to the formation of Elumina UK. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless (a) the representation or warranty has to do with the existence of the document or other item itself or (b) the Disclosure Schedule identifies the exception with particularity (such as with a cross-reference to a section in a disclosed agreement) and summarizes the relevant facts in reasonable detail.
Wherever a representation or warranty in this Agreement is qualified as having been made “to the best of the Companies’ or the Shareholders’ Knowledge,” such phrase shall mean the knowledge of any officer or director of either Elumina Spain, Elumina UK, GP UK or GP Ads or one or both Shareholders, after reasonable inquiry.
2.10 Due Organization and Qualification of the Companies. The Companies are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization, and have the power and lawful authority under applicable Laws to own, lease and operate their respective assets and properties and to carry on the Businesses. Schedule 3.l separately sets forth the names of all of the countries where the Companies transact business. Except as set forth on Schedule 3.1, the Companies do not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Companies do not own or lease property in any country other than the countries set forth on Schedule 3.1. Except as set forth on Schedule 3.1, the Companies do not have and have not conducted their respective Businesses by or through any division or Affiliate or under any fictitious, assumed or other name other than the names of the Companies.
2.11 Capitalization.
2.11.1 Authorized Capital Stock of Elumina Spain. Elumina Spain is authorized to issue 63,000 shares of common stock, par value 1 Euro per share (the “Elumina Spain Common Stock”), all of which are issued and outstanding. No other class of capital stock of Elumina Spain is authorized or outstanding. All of the capital stock, options, warrants and/or any other securities convertible or exercisable into capital stock (the “Convertible Securities”) of Elumina Spain are held of record and beneficially owned by the Shareholders. Immediately following the Closing, Buyer will own all of the outstanding equity of Elumina Spain. Except as set forth on Schedule 3.2.1, all of the issued and outstanding shares of capital stock of Elumina Spain have been duly authorized, are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable Laws. As of the Closing, all outstanding Securities, including the Convertible Securities, of Elumina Spain shall have been purchased by Buyer.
2.11.2 Authorized Capital Stock of Elumina UK. Elumina UK is authorized to issue 100 shares of common stock, par value £1 per share (the “Elumina UK Common Stock”), all of which are issued and outstanding. No other class of capital stock of Elumina UK is authorized or outstanding. All of the Convertible Securities of Elumina UK are held of record and beneficially by the Shareholders. Immediately following the Closing, Buyer will own all of the outstanding equity of Elumina UK. Except as set forth on Schedule 3.2.2, all of the issued and outstanding shares of capital stock of Elumina UK have been duly authorized, are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable Laws. As of the Closing, all outstanding Securities, including the Convertible Securities, of Elumina UK shall have been purchased by Buyer.
2.11.3 Authorized Capital Stock of GP Ads. GP Ads is authorized to issue 501 participaciones sociales, par value 6.01 Euros per share (the “GP Ads Common Stock”). No other class of capital stock of GP Ads is authorized or outstanding. All of the capital stock of GP Ads is held of record and beneficially owned by the Shareholders. Immediately following the Closing, Buyer will own all of the outstanding equity of GP Ads. All of the issued and outstanding shares of capital stock of GP Ads have been duly authorized, are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable Laws. As of the Closing, all outstanding Securities, including the Convertible Securities, of GP Ads shall have been purchased by Buyer.
2.11.4 Authorized Capital Stock of GP UK. GP UK is authorized to issue 2 shares of common stock, par value £1 per share (the “GP UK Common Stock”), all of which are issued and outstanding. No other class of capital stock of GP UK is authorized or outstanding. All of the Convertible Securities of GP UK are held of record and beneficially by the Shareholders. Immediately following the Closing, Buyer will own all of the outstanding equity of GP UK. Except as set forth on Schedule 3.2.4, all of the issued and outstanding shares of capital stock of GP UK have been duly authorized, are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable Laws. As of the Closing, all outstanding Securities, including the Convertible Securities, of GP UK shall have been purchased by Buyer.
2.11.5 Subsidiaries. Except as set forth in Schedule 3.2.5, the Companies have no subsidiaries or other equity interest in any other entity or any interest in any joint venture (such subsidiaries or interests referred to herein individually as a “Subsidiary” and collectively, as “Subsidiaries”). Each Subsidiary of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Companies has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Companies have delivered to Buyer true, complete and correct copies of the organizational documents of each Subsidiary, each as amended to date. No Subsidiary is in default under or in violation of any provision of its organizational documents. All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Companies are: (a) duly authorized, validly issued, fully paid and non-assessable; (b) owned by the Companies, as applicable, free and clear of all liens, claims, security interests, pledges and encumbrances of any kind or nature whatsoever; and (c) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Companies or its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.
2.12 Stockholder Agreements. There are no voting trusts or other agreements or understandings with respect to the voting of the Securities to which the Shareholders or the Companies are a party or bound.
2.13 Organizational Documents. Copies of each Company’s organizational documents and all amendments thereto have been delivered to Buyer and are true, correct and complete. The minute books of the Companies contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors or similar governing bodies (and any committees thereof) and of the stockholders of the Companies since their respective dates of incorporation and such minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books of each of the Companies are true and complete in all material respects. Each of the Companies has complied and continues to comply with applicable legislation on keeping the commercial books and drawing up and filing the annual accounts. These books are up to date and are kept in the offices of each Company, and each of the Companies holds the papers supporting the entries in its books. The current articles of association/by-laws of each of the Companies are those attached as Schedule 3.4. No resolution has been taken to change any of the above mentioned articles of association/by-laws. No general or special power of attorney (poderes generales o especiales de representación) has been given by any Company, other than those listed in Schedule 3.4. No dividend which remains outstanding has been approved by any Company.
2.14 Financial Statements.
2.14.1 Attached to Schedule 3.5.1 are the audited consolidated financial statements of each of the Companies and the Subsidiaries for the period ending December 31, 2004, the audited consolidated financial statements of each of the Companies for the period ending December 31, 2005, the audited consolidated financial statements of each of the Companies for the period ending December 31, 2006, and the financial statements of each of the Companies for the period ending June 30, 2007 (the “Interim Financial Statements”), including the balance sheets, statements of income and retained earnings and statements of cash flows for the periods then ending, and including related notes, if any (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all respects and fairly present the financial condition of each of the Companies and its Subsidiaries as of the dates thereof and the results of operations and cash flow of each of the Companies and its Subsidiaries for the periods indicated.

2.14.2 Schedule 3.5.2 fairly and accurately summarizes the accounting principles used by the Companies in the preparation of the Financial Statements, including those principles and policies related to sales and revenue recognition, Accounts Receivable, bad debt reserves, depreciation, capital expenses and Liabilities.
2.15 No Material Adverse Effect. Since June 30, 2007 (the “Financial Statement Date”), there has not been any change or effect that, individually or in the aggregate, has been or could be reasonably expected to have a Material Adverse Effect on the Businesses, assets (including intangible assets), condition (financial or otherwise) or results of operations of either of the Companies or their Subsidiaries, whether or not covered by insurance.
2.16 Tax Matters.
2.16.1 Except as set forth in Schedule 3.27 the Companies and the Subsidiaries have timely filed all Tax Returns that the Companies and the Subsidiaries are required to file and have paid all Taxes due and payable on or before the Closing Date. No penalties or other charges are, or will become, due with respect to the late filing of any such Tax Return. The Companies and the Subsidiaries have made all payments of estimated Taxes required to be made under any provision of state, local or foreign Law. The unpaid Taxes of each of the Companies and Subsidiaries do not exceed the reserve for Taxes (rather than any reserve for deferred Taxes to reflect book/tax timing differences) set forth on the face of their respective audited consolidated financial statements for the period ending December 31, 2006 as adjusted through the Closing Date in accordance with past custom and practice. Since December 31, 2006, none of the Companies or Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses outside the ordinary course of business in accordance with past custom and practice. None of the Companies or Subsidiaries is the subject of any extension or waiver of the limitations period for assessment or collection of any Taxes, which period (after giving effect to such extension or waiver) has not yet expired.
2.16.2 Complete copies of any Tax Returns filed by the Companies and the Subsidiaries for the years ended December 31, 2003, 2004, 2005, and 2006 have been delivered to Buyer. Prior to the date hereof, the Companies have provided to Buyer copies of all reports and other written assertions of deficiencies or other Liabilities for Taxes of the Companies and the Subsidiaries with respect to past periods.
2.16.3 The Companies and the Subsidiaries have complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper governmental or regulatory body all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable Laws to the extent such amounts are required to be paid before such date.
2.16.4 The Companies and the Subsidiaries have not received any Tax Ruling or entered into a Tax Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

2.16.5 There are no Actions, suits, proceedings, investigations, audits, claims or assessments presently pending or, to the best of the Companies’ or the Shareholders’ Knowledge, proposed with regard to any Taxes that relate to the Companies or any Subsidiary. No issue has arisen in any examination of the Companies and the Subsidiaries by any taxing authority that if raised with respect to any other period not so examined would result in a deficiency for any other period not so examined, if upheld. There is no unresolved claim by a taxing authority in any jurisdiction where the Companies and the Subsidiaries do not file Tax Returns.
2.16.6 There are no liens for Taxes (other than for Taxes not yet due and payable) upon the assets of the Companies and the Subsidiaries. The Companies and the Subsidiaries are not parties to or bound by any Tax allocation or sharing agreement. The Companies and the Subsidiaries do not have any liability for Taxes of any Person as a transferee or successor, by contract or otherwise.
2.17 Compliance with Laws; Permits.
2.17.1 The Companies and the Subsidiaries have complied with all federal, state, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to them or their respective Businesses (collectively, “Laws,” and individually, a “Law”). The Companies and the Subsidiaries have not made any illegal payment to officers or employees of any governmental or regulatory body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices that violate any Laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Companies and the Subsidiaries. To the Companies’ or the Shareholders’ Knowledge, there are no facts that (with or without notice or lapse of time, or both) could result in the Companies or any Subsidiary being in violation of any Law.
2.17.2 Except as set forth on Schedule 3.8.2, no license, permit, order or approval of any federal, state, local or foreign governmental or regulatory body (collectively the “Permits”) is necessary for the conduct of the Businesses. All Permits of the Companies and the Subsidiaries are set forth on Schedule 3.8.2 and are in full force and effect, to the best of the Companies’ or the Shareholders’ Knowledge, there are no violations in respect of any Permit and no proceeding is pending or, to the Knowledge of the Companies or the Shareholders, threatened, to revoke or limit any Permit and all such Permits shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.
2.17.3 The Companies and the Subsidiaries are currently conducting the Businesses in accordance with applicable Laws governing privacy, security and confidentiality, and have conducted the Businesses in compliance with such Laws since the same first became applicable to them. In particular, the Companies and the Subsidiaries have complied and continue to comply with all applicable administrative Laws on personal data protection and the Shareholders have no outstanding notice of any inspection or claim in respect of non-compliance with such regulations.

2.17.4 The Companies and the Subsidiaries have at all times complied and are currently in compliance with any applicable privacy policies the Companies and the Subsidiaries have established. Attached as Schedule 3.8.4 are the current forms of the Companies’ privacy policies, and any former versions. The current privacy policies of the Companies and the Subsidiaries are in compliance with all applicable Laws.
2.17.5 The Companies and the Subsidiaries are in compliance with all applicable Environmental Laws and there are no written claims pursuant to any Environmental Law pending or, to the best of the Companies’ or the Shareholders’ Knowledge, threatened, against the Companies or any Subsidiary. There have been no releases by the Companies or any Subsidiary of any Hazardous Materials into the environment at any facility formerly or currently operated by the Companies and the Subsidiaries. “Environmental Laws” means any and all past, present and future Law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, order, direction, Consent, authorization, permit, or similar requirement, approval or standard of relevant jurisdiction(s) concerning environmental, health or safety matters (including the clean-up standards and practices for Hazardous Materials) in buildings, equipment, soil, sub-surface strata, air, surface water, or ground water. “Hazardous Materials” means any and all dangerous substances, hazardous substances, toxic substances, radioactive substances, hazardous wastes, special wastes, controlled wastes, oils, petroleum, petroleum products, by-products or breakdown products, hazardous chemicals and any other materials which may be harmful to human health or the environment and which are or may be at any time prior to the Closing Date regulated or controlled under Environmental Laws applicable to the Companies and the Subsidiaries.
2.18 No Breach. The execution, delivery and performance of this Agreement by the Companies has been duly authorized and approved by all requisite action on the part of their board of directors (or similar governing body) and the Shareholders. This Agreement constitutes the valid and binding obligation of the Companies and is enforceable against the Companies in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar Laws now or hereafter in effect generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the organizational documents of either Company; (b) any contract or agreement to which either Company, any Subsidiary or any Shareholder is a party or by or to which either Company, any Subsidiary or any Shareholder or any of its assets or properties are bound or subject; (c) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or applicable to either Company, any Subsidiary or any Shareholder or upon the securities, properties or Businesses; or (d) any Permit.
2.19 Litigation. Except as set forth on Schedule 3.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Companies, the Subsidiaries, the Shareholders or the transactions contemplated hereby. Except as set forth on Schedule 3.10, neither the Companies, any Subsidiary nor the Shareholders are a party to or, to the best of the Companies’ or the

Shareholders’ Knowledge, threatened with any litigation or judicial, administrative or arbitration proceeding. Except as set forth on Schedule 3.10, to the best of the Companies’ or the Shareholders’ Knowledge, there is no dispute with any Person under contract with any of the Companies or any Subsidiary.
2.20 Employment Matters.
2.20.1 Schedule 3.11.1 separately sets forth all of the full time and part time employees of each of the Companies and the Subsidiaries (each, an “Employee” and collectively, the “Employees”), including for each such Employee: name, job title, work location, current compensation, all wage or salary increases received since December 31, 2005, employee’s date of hire, commission arrangements and fringe benefits. To the best of the Companies’ or the Shareholders’ Knowledge, no Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Employee’s duties. To the best of the Companies’ or the Shareholders’ Knowledge, no Employee intends to terminate his or her employment with either Elumina Spain, GP Ads or Elumina UK or any Subsidiary.
2.20.2 The Companies and the Subsidiaries have complied with all applicable Laws relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of Taxes, and have withheld all amounts required by Law or agreement to be withheld from the wages or salaries of their respective employees and are not liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing.
2.20.3 Schedule 3.11.3 contains a true and complete list of any and all current and existing employment, change in control, severance, termination and other similar employment agreements or arrangements, whether written or oral, between any of the Companies, any Subsidiary and any Person other than at-will arrangements (each, an “Employment Agreement”).
2.21 Agreements.
2.21.1 Schedule 3.12.1 separately sets forth as of the date of this Agreement all of the contracts and other agreements, whether written or oral, to which Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary, is a party or by which Elumina Spain’s, Elumina UK’s, GP UK’s, GP Ads’ or any Subsidiaries’ properties are bound or subject including: (a) contracts and other agreements with any current or former officer, director, employee, consultant, agent or shareholder; (b) contracts and other agreements for the sale or license of products or other materials, supplies, equipment, merchandise or services; (c) contracts and other agreements for the purchase or acquisition of materials, supplies, equipment, merchandise or services; (d) software development contracts; (e) copyright licenses, royalty agreements or similar contracts; (f) distributorship, representative, marketing, sales or advertising agreements; (g) contracts and other agreements for the sale of any assets or properties other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any assets or properties; (h) voting trust agreements, shareholder agreements and joint venture agreements relating to the assets, properties or Businesses; (i) contracts or other agreements under which Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary agrees to indemnify any party, to share Tax liability of any party, or to refrain from competing with any party; (j) any financing agreements; (k) contracts and other agreements containing covenants of Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Companies or the Subsidiaries in the Businesses or in any geographical area; or (l) any other material contract or other agreement, whether or not made in the ordinary course of business.
2.21.2 All of the contracts and other agreements required to be set forth on Schedule 3.12.1 and on other Schedules hereto have been delivered or made available to Buyer (or where a contract or other agreement is other than in writing, Schedule 3.12.1 contains a true, accurate and complete summary of the material terms of such contract or agreement) and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms, and, the Companies and the Subsidiaries are not in default under any of them nor, to the best of the Companies’ or the Shareholders’ Knowledge, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a default by the Companies and the Subsidiaries thereunder or to the best of the Companies’ or the Shareholders’ Knowledge any other party thereto. Except as separately identified on Schedule 3.12.2, no approval or Consent of any Person is needed in order that the contracts or other agreements set forth on Schedule 3.12.1 and other Schedules hereto continue in full force and effect without breach following the consummation of the transactions contemplated by this Agreement.
2.22 Real Estate. Schedule 3.13 sets forth a list and includes true and complete copies of all leases, subleases or other agreements under which either Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary is lessor or lessee of any real property (collectively, “Leases”). Such Leases are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms and neither Elumina Spain, Elumina UK, GP UK, GP Ads, any Subsidiary nor any Shareholder has received any notice of any default thereunder. The leasehold interests are not subject to any Encumbrance and the Companies and the Subsidiaries enjoy a right of quiet possession as against any Encumbrance on any property subject to Leases. No Shareholder owns, directly or indirectly, any interest in any real property, building or other structure used or occupied by either Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary.
2.23 Accounts Receivable. All Accounts Receivable of the Companies and the Subsidiaries, whether reflected on the Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are enforceable and represent valid obligations payable to the Companies and the Subsidiaries. To the best of the Companies’ or the Shareholders’ Knowledge, there are no contests, claims or rights of set-off relating to the amount or validity of any Accounts Receivable of the Companies and the Subsidiaries. The Companies and the Subsidiaries have no reason to believe that collection of Accounts Receivable will be materially different than what has historically been customary for the Businesses. The Companies and the Subsidiaries have not pre-billed or received payment for products to be sold, services to be rendered, or expenses to be incurred subsequent to the Closing Date, except in the ordinary course of the Businesses and consistent with past practices.

2.24 Tangible Property. Schedule 3.16 sets forth a list and includes true and complete copies of all leases, conditional sale contracts, franchises or licenses pursuant to which the Companies and the Subsidiaries may hold or use any tangible property. Such leases, conditional sale contracts, franchises and licenses are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms and, there is no default or event of default or event which with notice or lapse of time or both would constitute a default thereunder. The tangible property of the Companies and the Subsidiaries is in good operating condition and repair, ordinary wear and tear excepted. A true and complete list of all of the Companies’ and the Subsidiaries’ tangible property is set forth on Schedule 3.16.
2.25 Intangible Property.
2.25.1 Schedule 3.17.1 sets forth all Intellectual Property created, owned or used by the Companies and the Subsidiaries. In addition, Schedule 3.17.1 sets forth all intellectual property, including all databases and software other than off-the-shelf software, licensed to, owned by, or utilized by, the Companies and the Subsidiaries. Schedule 3.17.1 identifies for each item listed whether such item is owned by Elumina Spain, Elumina UK, GP UK, GP Ads or a Subsidiary or, if not owned, what rights Elumina Spain, Elumina UK, GP UK, GP Ads or such Subsidiary has in or to such item. To the extent Schedule 3.17.1 identifies any patents or registered copyrights, trademarks, service marks or trade names, such schedule identifies for each such item its registration number, serial number or other identification, the applicable jurisdiction and the date of issuance or registration of each such item. The Intellectual Property identified on Schedule 3.17.1 constitutes all of the Intellectual Property used by the Companies and the Subsidiaries. The Companies and the Subsidiaries have adequately secured all Intellectual Property, including trade secrets, know-how or Confidential Information.
2.25.2 To the extent any passwords are used in the conduct of the Businesses, the Shareholders have delivered to Buyer a written list of all such passwords, indicating for each such password any associated user identification and where and for what purpose such password is used. Such list of passwords is accurate, true and complete.
2.25.3 To the best of the Companies’ or the Shareholders’ Knowledge, none of the Intellectual Property contains any virus, computer instructions, circuitry or other technological means intended to disrupt, damage or interfere with the operation of applicable software.
2.25.4 The Shareholders have delivered to Buyer written documentation evidencing the registration and licensing of each item of third party software used by the Companies and the Subsidiaries. The Companies and the Subsidiaries have a valid license for each copy of third-party software used by the Companies and the Subsidiaries. Each item of third-party software used by the Companies and the Subsidiaries (other than off-the-shelf software) has in effect associated maintenance or support arrangements. The Shareholders have provided Buyer with copies of each of such maintenance and support agreements. With respect to off-the-shelf software used by the Companies and the Subsidiaries, the Shareholders have provided to Buyer in writing a list of all customer help lines or websites and, to the extent the same exist, copies of any maintenance or support agreements.

2.25.5 Schedule 3.17.5 identifies the Internet Protocol address for each file transfer site utilized by the Companies and the Subsidiaries, along with any user identification information or passwords needed for access thereto.
2.25.6 Schedule 3.17.6 identifies each software product used to author and compile all software used or owned by the Companies and the Subsidiaries or that the Companies and the Subsidiaries has a source code access license.
2.25.7 Neither the Companies, any Subsidiary nor the Shareholders are infringing upon or otherwise acting adversely to the right or, to the best of the Companies’ or the Shareholders’ Knowledge, claimed right, of any Person under or with respect to any Intellectual Property rights. Neither the Companies, any Subsidiary nor the Shareholders is (a) obligated pursuant to any contract to make any payments by way of royalties, fees or otherwise with respect to any Intellectual Property or (b) a licensor in respect of any Intellectual Property. All licensing agreements pursuant to which the Companies or any Subsidiary is a licensee of any Intellectual Property are valid and binding and, to the best of the Companies’ or the Shareholders’ Knowledge, the other parties thereto, in accordance with their respective terms and are in full force and effect, and (i) no breach or default by Elumina Spain, GP UK, GP Ads, Elumina UK or any Subsidiary or event which, with notice or lapse of time, could constitute a breach or default by Elumina Spain, GP UK, GP Ads, Elumina UK or any Subsidiary, exists with respect thereto, (b) no party thereto has given notice or asserted to Elumina Spain, GP UK, GP Ads, Elumina UK, any Subsidiary or the Shareholders that Elumina Spain, GP UK, GP Ads, Elumina UK or any Subsidiary is in breach or default thereunder, and (c) to the best of the Companies’ or the Shareholders’ Knowledge, no other party thereto is in breach or default thereunder.
2.25.8 To the best of the Companies’ or the Shareholders’ Knowledge, no third party is infringing on any of the Intellectual Property used in the conduct of the Businesses.
2.25.9 The Shareholders and the Companies and the Subsidiaries are not in any way making any unlawful or wrongful use of any Confidential Information, or trade secrets of any third party in the conduct of the Businesses.
2.26 Customer and Supplier Lists.
2.26.1 Attached to Schedule 3.18.1 is a separate list of each customer and supplier of Elumina Spain, Elumina UK, GP UK, GP Ads and the Subsidiaries as of the date of this Agreement. The customer lists accurately contain the names, contract expiration dates and amount of revenues received during the fiscal year ended December 31, 2006 and as of August 31, 2007 for each customer. The Companies and the Subsidiaries have not licensed, sold or granted any rights to any Person to use any of such lists. The supplier lists accurately contain the names, contract expiration dates and amount of payments made during the fiscal year ended December 31, 2006 and as of August 31, 2007 for each supplier.
2.26.2 Except as set forth on Schedule 3.18.2, there has been no indication that any customer or supplier of either of the Companies and the Subsidiaries intends to terminate its agreements with either of the Companies and the Subsidiaries, or otherwise modify its relationship with either of the Companies and the Subsidiaries, or that the acquisition of the Securities by Buyer will materially and adversely affect the relationships of Buyer (as successor to the Businesses) with such customers or suppliers.

2.27 Title. The Companies and the Subsidiaries own outright and have good and marketable title, or have a valid lease or license disclosed to Buyer hereunder, to all of their respective assets and properties, free and clear of any Encumbrance other than as disclosed on Schedule 3.19 or Permitted Liens. “Permitted Liens” means materialman’s or landlord’s lien rights provided under applicable Law and statutory liens for current Taxes or other governmental charges with respect to the assets of the Companies and the Subsidiaries not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Elumina Spain, Elumina UK, GP UK, GP Ads, any Subsidiary or the Shareholders and for which appropriate reserves have been established.
2.28 Accounts Payable and Indebtedness. All Indebtedness reflected in the Interim Financial Statements or which has arisen after the date of the Interim Financial Statements has arisen in the ordinary course of business and represents valid Indebtedness of the Businesses. As used herein, the term “Indebtedness” means all items which would be included in determining total Liabilities as shown on the liability side of a balance sheet as at the date Indebtedness is to be determined; provided, however, that Indebtedness does not include the long-term portion of capital leases.
2.29 Liabilities. Neither Elumina Spain, Elumina UK, GP UK, GP Ads nor any Subsidiary has any Indebtedness, Liability, claim, loss, damage, deficiency, obligation or responsibility, whether direct or indirect, that is not set forth on the Financial Statements, the Interim Financial Statements or on Schedule 3.21, except for Indebtedness, Liabilities, claims, losses, damages, deficiencies, obligations or responsibilities incurred in the ordinary course of business since the date of the Interim Financial Statements and in an amount not exceeding $25,000.00.
2.30 Employee Benefit Plans.
2.30.1 Schedule 3.22 contains copies of all profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, medical insurance, dental insurance, life insurance and other employee benefit plans, programs, policies or arrangements, maintained or contributed to by Elumina Spain, Elumina UK, GP UK, GP Ads or any Subsidiary (the “Employee Benefit Plans”).
2.30.2 Prior to the Closing Date, each of the Companies and the Subsidiaries shall have made all contributions required to be made to or with respect to each Employee Benefit Plan as of the Closing Date and paid all Liabilities on account of any Employee Benefit Plan in existence or attributable to service performed on or prior to the Closing Date, and arising or accruing on or before the Closing Date, as of the Closing, under any such plan.
2.30.3 The Employee Benefit Plans have been established, maintained and administered in all respects in accordance with their terms and with all provisions of applicable Law.

2.31 Insurance. Schedule 3.23 sets forth a list and brief description of all policies or binders of fire, liability, product liability, workers’ compensation, vehicular or other insurance held by or on behalf of each of the Companies and the Subsidiaries specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and Liabilities to the extent and in the manner deemed appropriate and sufficient by the Companies and the Subsidiaries. Neither of the Companies nor any Subsidiary is in default with respect to any provision contained in any such policies or binders and neither has failed to give any notice or present any claim under any such policies or binders in due and timely fashion. Except for claims set forth on Schedule 3.23, there are no outstanding unpaid claims under any such policies or binders. Neither of the Companies nor any Subsidiary has received or given a notice of cancellation or non-renewal with respect to any such policies or binders.
2.32 Officers and Directors. Schedule 3.24 sets forth the name, title and total compensation of each officer and director of each of the Companies and the Subsidiaries.
2.33 Operations of the Companies. Except as set forth on Schedule 3.25, since June 30, 2007,, neither Elumina Spain, GP UK, GP Ads, Elumina UK nor any Subsidiary has or will have as of the Closing:
2.33.1 amended, or agreed to amend, its organizational documents; merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other Person; subdivided or in any way reclassified, or agreed to subdivide or in any way reclassify, any shares of its capital stock; or changed, or agreed to change, in any manner the rights of its outstanding capital stock or the character of its business;
2.33.2 issued or sold or purchased, or agreed to issue or sell or purchase, any options or warrants or rights to subscribe to, or entered into, or agreed to enter into, any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its other securities;
2.33.3 declared or paid, or agreed to declare or pay, any dividends; or declared or made, or agreed to declare or make, any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or securities;
2.33.4 waived, or agreed to waive, any right of material value to its business;
2.33.5 made, or agreed to make, any change in its accounting methods or practices or made, or agreed to make, any change in depreciation or amortization policies or rates adopted by it;
2.33.6 materially changed, or agreed to materially change, any of its business policies or practices, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;

2.33.7 made, or agreed to make, any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives, or made, or agreed to make, any other loan or advance other than in the ordinary course of business;
2.33.8 made, or agreed to make, any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents, or other representatives, other than to Persons not officers, directors or shareholders of the Companies and which payments or commitments were made in the ordinary course of business;
2.33.9 other than for fair market value, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of its assets or properties; granted or suffered, or agreed to grant or suffer, any lien or other Encumbrance on any of its assets or properties; entered into or amended, or agreed to enter into or amend, any contract or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party;
2.33.10 suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its assets, properties, business, operations or condition (financial or otherwise);
2.33.11 terminated, or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to its assets, properties, business, operations or condition (financial or otherwise); or
2.33.12 failed to operate its business other than in the ordinary course.
2.34 Banks, Brokers and Proxies. Schedule 3.26 sets forth (a) the name of each bank, trust company and securities or other broker or other financial institution with which Elumina Spain, GP Ads, GP UK, Elumina UK or any Subsidiary maintains relations; (b) the name of each Person authorized by Elumina Spain, Elumina UK, GP Ads, GP UK, any Subsidiary or the Shareholders to effect transactions therewith or to have access to any safe deposit box or vault; (c) all proxies, powers of attorney or other like instruments to act on behalf of Elumina Spain, GP Ads, GP UK, Elumina UK or any Subsidiary in matters concerning its business or affairs; and (d) all charge accounts held in the name of Elumina Spain, GP Ads, GP UK, Elumina UK or any Subsidiary and the name of each director, officer, employee or other Person authorized by Elumina Spain, GP Ads, GP UK, Elumina UK or any Subsidiary to use such charge accounts. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Companies and the Subsidiaries, as applicable, for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.
2.35 United Kingdom Operations. By purchasing the Securities, Buyer will have full ownership over the business and shares of the Company in GP UK and Elumina UK.
2.36 Relationships with Related Persons. Neither of the Companies, nor any Subsidiary, nor any Shareholder has any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Businesses. No Company, Subsidiary or Shareholder, is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with the Businesses, other than business dealings or transactions conducted in the ordinary course of business with any of the Companies and the Subsidiaries at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with any of the Companies and the Subsidiaries with respect to any line of the products or services of any of the Companies and the Subsidiaries (a “Competing Business”) in any market presently served by any of the Companies and the Subsidiaries, except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.
2.37 Full Disclosure. Neither this Agreement nor the Disclosure Schedules contain any untrue statement of a material fact or do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. To each of the best of the Companies’ or the Shareholders’ Knowledge, there is no fact which has not been disclosed to Buyer in writing that materially adversely affects, or so far as the Shareholders can now foresee will materially adversely affect, the assets, properties, business, prospects, operations or condition (financial or otherwise) of any of the Companies and the Subsidiaries or the ability of the Shareholders to perform this Agreement.
ARTICLE 3
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
3.1 Title to Securities. Each Shareholder owns beneficially and of record, free and clear of any lien or other Encumbrance, the Securities, and, upon delivery of payment for such Securities as herein provided, (a) Buyer will acquire good and valid title thereto, free and clear of any lien or other Encumbrance and (b) each Shareholder shall not have any equity interest in or right to receive monies from Elumina Spain, Elumina UK, GP Ads, GP UK or any Subsidiary in connection with any securities (equity, debt or otherwise), except as expressly provided in this Agreement.
3.2 Authority to Execute and Perform Agreements. Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully such Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of each Shareholder enforceable against each Shareholder in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar Laws generally affecting the enforcement of creditors’ rights. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Shareholder of this Agreement and any related documents to which each Shareholder is a party in accordance with their respective terms and conditions will not (a) require the approval or Consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or Consent of any other Person; (b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any statute, regulation, order, judgment or decree applicable to each Shareholder, or to the

Securities held by each Shareholder, or any instrument, contract or other agreement to which each Shareholder is a party or by or to which each Shareholder is or the Securities held by each Shareholder are bound or subject, or (c) result in the creation of any lien or other Encumbrance on the Securities held by each Shareholder.
3.3 Investment Representations. Each Shareholder hereby represents and warrants that:
3.3.1 he is not a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “Act”));
3.3.2 he understands that the Shares have not been registered under the Act or the Laws of any foreign jurisdiction;
3.3.3 he understands that the Shares may only be offered, sold or delivered in accordance with the provisions of Regulation S and Regulation D under the Act or pursuant to an effective registration of the Shares under the Act or pursuant to an available exemption from the registration requirements of the Act;
3.3.4 the purchase of the Shares is not part of a plan or scheme to evade the registration provisions of the Act;
3.3.5 he will not offer, sell or deliver the Shares to or for the account of a U.S. Person or for the benefit of any Person whom it knows or reasonably believes to be a U.S. Person;
3.3.6 he is acquiring the Shares for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of any federal, state or foreign securities Laws;
3.3.7 he understands the nature of this investment, is fully aware of and familiar with the business operations of Buyer, and is able to evaluate the merits and risks of an investment in the Shares;
3.3.8 he has been given the opportunity to ask questions about Buyer and has been granted access to all information, financial and otherwise, with respect to Buyer which has been requested, has examined such information, and is satisfied with respect to the same;
3.3.9 he has been encouraged to rely upon the advice of its own legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the Shares;
3.3.10 he has sufficient income and net worth such that it does not contemplate being required to dispose of any portion of the investment in the Shares to satisfy any existing or expected undertaking or indebtedness, and is able to bear the economic risks of an investment in the Shares, including the risk of losing all or any part of the investment and probable inability to sell or transfer the Shares for an indefinite period of time; and

3.3.11 he is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.
3.4 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Elumina Spain, Elumina UK, GP Ads, GP UK or the Shareholders in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Elumina Spain, Elumina UK, GP Ads, GP UK or the Shareholders.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5). The representations and warranties contained in this Article 5 are qualified in their entirety by the information and documents disclosed or contained in any of Buyer’s filings made with the Securities and Exchange Commission (the “SEC”), as of the date hereof, including without limitation any reports filed on Forms 10-KSB, 10-QSB or 8-K (the “Securities Filings”). Wherever a representation or warranty in this Agreement is qualified as having been made “to Buyer’s Knowledge,” such phrase shall mean the actual knowledge of any executive officer of Buyer.
4.1 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted.
4.2 Corporate Power of Buyer. Buyer has the full legal right and corporate power and authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations under this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered and is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar Laws now or hereafter in effect generally affecting the enforcement of creditors’ rights.
4.3 No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Buyer of this Agreement in accordance with its terms and conditions will not (a) require the approval or Consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or Consent of any other Person; or (b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any certificate of incorporation, bylaw, statute, regulation, order, judgment or decree applicable to Buyer, or any instrument, contract or other agreement to which Buyer is a party or by or to which Buyer is bound or subject.

4.4 No Broker. Other than Merriman Curhan Ford & Co., no broker, finder, agent or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.
4.5 Securities Filings; Financial Statements. Buyer has timely filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2006, including, without limitation, all exhibits required to be filed therewith, other than the unredacted version of documents for which confidential treatment has been granted by the SEC or for which such treatment has been applied and is pending. The Securities Filings: (a) at the time filed complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Act and/or the Exchange Act; and (b) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Securities Filings complied or will comply, as the case may be, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and fairly presented or will fairly present, as the case may be, in all material respects, the consolidated financial position of Buyer and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments which were not and will not be material in amount.
4.6 No Material Adverse Effect. Since December 31, 2006, there has not been any change or effect that, individually or in the aggregate, has been or could be reasonably expected to have a Material Adverse Effect on Buyer (including intangible assets), condition (financial or otherwise) or results of operations of Buyer, whether or not covered by insurance.
4.7 Authorized Capital Stock of Buyer. All of the issued and outstanding shares of capital stock of Buyer have been duly authorized, are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable Laws.
4.8 Subsidiaries. Exhibit 21 to Buyer’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 sets forth a true, complete and correct list of each subsidiary of Buyer that is a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X).

4.9 Organizational Documents. Buyer’s organizational documents and all amendments thereto are true, correct and complete. The minute books of Buyer contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of Buyer since its date of incorporation and such minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books of Buyer are true and complete in all material respects.
4.10 Litigation. Except as set forth in the Securities Filings, there are no material outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Buyer. Buyer is not a party to or, to Buyer’s Knowledge, threatened with any litigation or judicial, administrative or arbitration proceeding, which if determined against Buyer would have a material adverse effect on Buyer. To Buyer’s Knowledge, there is no dispute with any Person under contract with Buyer.
4.11 Agreements.
4.11.1 The Securities Filings set forth all of the material contracts and other material agreements, whether written or oral, to which Buyer is a party or by which Buyer’s properties are bound or subject, including: (a) material contracts and other material agreements with any current or former officer, director, employee, consultant, agent or shareholder; (b) material contracts and other material agreements for the sale or license of products or other materials, supplies, equipment, merchandise or services; (c) material contracts and other material agreements for the purchase or acquisition of materials, supplies, equipment, merchandise or services; (d) material software development contracts; (e) material copyright licenses, royalty agreements or similar contracts; (f) material distributorship, representative, marketing, sales or advertising agreements; (g) material contracts and other material agreements for the sale of any assets or properties other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any assets or properties; (h) material voting trust agreements, shareholder agreements and joint venture agreements relating to the assets, or properties of Buyer; (i) material contracts or other material agreements under which Buyer agrees to indemnify any party, to share Tax liability of any party, or to refrain from competing with any party; (j) any material financing agreements; (k) material contracts and other material agreements containing covenants of Buyer not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Buyer in any geographical area; or (l) any other material contract or other material agreement, whether or not made in the ordinary course of business.
4.11.2 All of the material contracts and other material agreements described in Section 5.11.1 are valid, subsisting agreements, in full force and effect and binding upon Buyer and to Buyer’s Knowledge, the other parties thereto in accordance with their terms.
4.12 Real Estate. All material leases, subleases or other agreements under which Buyer is lessor or lessee of any real property are valid, subsisting agreements, in full force and effect and binding upon Buyer, and to Buyer`s Knowledge, the other parties thereto in accordance with their terms and Buyer has not received any notice of any default thereunder. The leasehold interests under such leases, subleases or other agreements under which Buyer is lessor or lessee of any real property are not subject to any Encumbrance and Buyer enjoys a right of quiet possession as against any Encumbrance on any property subject to such leases, subleases or other agreements under which Buyer is lessor or lessee of any real property.

4.13 Accounts Receivable. All Accounts Receivable of Buyer, whether reflected on the Buyer´s financial statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are enforceable and represent valid obligations payable to Buyer. To Buyer’s Knowledge, there are no contests, claims or rights of set-off relating to the amount or validity of any Accounts Receivable of Buyer. Buyer has no reason to believe that collection of Accounts Receivable will be materially different than what has historically been customary for Buyer.
4.14 Tangible Property. All material leases, conditional sale contracts, franchises or licenses pursuant to which Buyer may hold or use any tangible property are valid, subsisting agreements, in full force and effect and binding upon Buyer, and to Buyer´s Knowledge, the other parties thereto in accordance with their terms and, there is no default or event of default or event with respect to Buyer which with notice or lapse of time or both would constitute a default thereunder.
4.15 Intangible Property. The Securities Filings contain a list of all material Intellectual Property created, owned or used by Buyer. To Buyer’s Knowledge, Buyer is not infringing upon or otherwise acting adversely to the right or claimed right, of any Person under or with respect to any Intellectual Property rights. To Buyer’s Knowledge, no third party is infringing on any of the Intellectual Property used by Buyer. To Buyer’s Knowledge, Buyer is not in any way making any unlawful or wrongful use of any Confidential Information, or trade secrets of any third party in the conduct of Buyer.
4.16 Title. Buyer owns outright and has good and marketable title, or has a valid lease or license to all of its assets and properties, free and clear of any Encumbrance, other than as disclosed in the Securities Filings or Permitted Liens.
4.17 Accounts Payable and Indebtedness. All Indebtedness reflected in Buyer’s financial statements set forth in the Securities Filings or which has arisen thereafter has arisen in the ordinary course of business and represents valid Indebtedness of Buyer.
4.18 Liabilities. Buyer does not have any material Indebtedness, Liability, claim, loss, damage, deficiency, obligation or responsibility, whether direct or indirect, that is not set forth on the financial statements of Buyer in the Securities Filings or otherwise contained in the Securities Filings.
4.19 Officers and Directors. The Securities Filings set forth the name, title and total compensation of each executive officer and director of Buyer.
4.20 Operations of Buyer. Since June 30, 2007, and except as set forth in the Securities Filings, Buyer has not:
4.20.1 amended, or agreed to amend, its organizational documents; merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other Person; subdivided or in any way reclassified, or agreed to subdivide or in any way reclassify, any shares of its capital stock; or changed, or agreed to change, in any manner the rights of its outstanding capital stock or the character of its business;

4.20.2 issued or sold or purchased, or agreed to issue or sell or purchase, any options or warrants or rights to subscribe to, or entered into, or agreed to enter into, any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its other securities;
4.20.3 declared or paid, or agreed to declare or pay, any dividends; or declared or made, or agreed to declare or make, any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or securities;
4.20.4 waived, or agreed to waive, any right of material value to its business;
4.20.5 made, or agreed to make, any change in its accounting methods or practices or made, or agreed to make, any change in depreciation or amortization policies or rates adopted by it;
4.20.6 materially changed, or agreed to materially change, any of its business policies or practices, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;
4.20.7 made, or agreed to make, any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives, or made, or agreed to make, any other loan or advance other than in the ordinary course of business;
4.20.8 made, or agreed to make, any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents, or other representatives, other than to Persons not officers, directors or shareholders of Buyer and which payments or commitments were made in the ordinary course of business;
4.20.9 other than for fair market value, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of its assets or properties; granted or suffered, or agreed to grant or suffer, any lien or other Encumbrance on any of its assets or properties; entered into or amended, or agreed to enter into or amend, any contract or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party;
4.20.10 suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its assets, properties, business, operations or condition (financial or otherwise);
4.20.11 terminated, or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to its assets, properties, business, operations or condition (financial or otherwise); or
4.20.12 failed to operate its business other than in the ordinary course.

4.21 Full Disclosure. Neither this Agreement nor the Securities Filings contain any untrue statement of a material fact or do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. To Buyer’s Knowledge, there is no fact which has not been disclosed to Shareholders in writing that materially adversely affects, or so far as Buyer can now foresee will materially adversely affect, the assets, properties, business, prospects, operations or condition (financial or otherwise) of Buyer or the ability of Buyer to perform this Agreement.
ARTICLE 5
DELIVERIES
5.1 Closing Deliveries of the Shareholders. The Shareholders shall deliver, or cause to be delivered, to Buyer at the Closing the following, all duly executed where applicable:
5.1.1 Third Party Consents. All Consents, waivers, approvals, authorizations, orders or Permits required to be obtained, and all filings required to be made, in connection with the performance of the Shareholders’ obligations under this Agreement or the continuation of any of Elumina Spain’s, Elumina UK’s, GP UK’s, GP Ads’ or any Subsidiaries’ Permits, contracts or agreements after the Closing.
5.1.2 New Employment Agreements. Two-year employment agreements (containing five-year non-compete/non-solicitation provisions) of Kevin Clarke and Mark Smart in a form acceptable to Buyer and each of Kevin Clarke and Mark Smart appointing them as co-chief operating officers in charge of the non-U.S. operations of Buyer (such appointments shall be subject to due diligence investigations and background checks of such individuals).
5.1.3 Securities Powers. The Securities held by such Shareholders, properly endorsed for transfer or accompanied by a duly executed security powers, in either case in blank or in the name of Buyer.
5.1.4 Resignations of Officers and Directors. The resignation, effective immediately after the Closing, of each officer and director of Elumina Spain, Elumina UK, GP UK, GP Ads and any Subsidiary as set forth on Schedule 6.1.4, declaring and acknowledging that all claims (if any) which they may have against the Company in which they have had the office of director are unconditionally released or waived.
5.1.5 Company Records. All of the minute books, stock records, books of account, corporate seals, contracts and agreements and other documents, instruments and papers of Elumina Spain, Elumina UK, GP UK, GP Ads and the Subsidiaries. In particular, the Shareholders shall make available to Buyer the following documents from Elumina Spain and GP Ads: deed of incorporation, the by-laws and all the deeds modifying the by-laws together with any other public deeds (pólizas o escrituras ) or private documents which evidence the Shareholders’ title to the Shares in order for the Notary to record the transfer of the Shares in those public deeds.

5.1.6 Escrow Agreements. An (a) indemnity escrow agreement, in form and substance reasonably satisfactory to the parties (the “Escrow Agreement”), and (b) net profits escrow agreement, in form and substance reasonably satisfactory to the parties (the “Net Profits Escrow Agreement”), each signed by the Shareholders and the escrow agent (the “Escrow Agent”).
5.1.7 Elumina UK Roll-Up. Reasonable evidence that all assets of the “sole trader” business of the UK Business have been transferred to Elumina UK or GP UK (the “Elumina UK Roll-Up”).
5.1.8 Other Documents. Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.
5.2 Closing Deliveries of Buyer. Buyer shall deliver to the Shareholders at the Closing the following, all duly executed where applicable:
5.2.1 Closing Payment. The Purchase Price in accordance with the terms and conditions of this Agreement.
5.2.2 Escrow Agreements. The Escrow Agreement and the Net Profits Escrow Agreement, each signed by Buyer and the Escrow Agent.
5.2.3 New Employment Agreements. Two-year employment agreements (containing five-year non-compete/non-solicitation provisions) of Kevin Clarke and Mark Smart in a form acceptable to Buyer and each of Kevin Clarke and Mark Smart appointing them as co-chief operating officers in charge of the non-U.S. operations of Buyer (such appointments shall be subject to due diligence investigations and background checks of such individuals).
5.2.4 Other Documents. Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.
ARTICLE 6
COVENANTS OF THE SHAREHOLDERS BEFORE CLOSING
6.1 Activities of Shareholders Before Closing. Before the Closing, the Shareholders shall, or shall cause the Companies (or the Subsidiaries), as applicable, to:
6.1.1 hire a Chief Financial Officer mutually acceptable to Buyer and the Shareholders that has experience (a) with United States accounting principles, including Generally Accepted Accounting Principles, and (b) with corporate and SEC filings related to public companies;
6.1.2 develop firm operating plans that include budgets, capital requirements, forecasts and other suitable information for the years 2007 and 2008;

6.1.3 grant an accounting firm mutually acceptable to Buyer and the Shareholders access to the Companies’ and Subsidiaries’ books and records for the purpose of performing any audits that are required by the SEC in connection with a material acquisition by Buyer;
6.1.4 maintain the assets of the Companies and the Subsidiaries in good working order and condition, ordinary wear and tear excepted;
6.1.5 perform, or cause the Companies and the Subsidiaries to perform, all of their obligations under any Permits, material contracts, and debt instruments;
6.1.6 keep in full force and effect the Companies’ and the Subsidiaries’ present insurance policies, bonds, letters of credit or other insurance coverage with reputable insurers and issuers;
6.1.7 maintain good relationships with suppliers, customers and others having business relationships with the Companies and the Subsidiaries;
6.1.8 assist Buyer in procuring the employment of key employees of the Companies and the Subsidiaries;
6.1.9 maintain compliance by the Companies and the Subsidiaries with all applicable Laws, including assisting Buyer in obtaining or transferring all necessary Permits;
6.1.10 convert the Companies’ and the Subsidiaries’ financial statements and accounting principles and methodologies to GAAP as used in the United States;
6.1.11 cause the Elumina UK Roll-Up to occur as promptly as practicable; and
6.1.12 cooperate with Buyer to promptly prepare the necessary documents so that the transactions may be closed as promptly as possible.
6.2 Prohibited Activities Before Closing. Until the Closing, the Shareholders shall not, and shall cause the Companies and the Subsidiaries not, without the express prior written consent of Buyer, to:
6.2.1 permit any new Encumbrance upon any asset;
6.2.2 breach, amend or terminate any material contract in any material manner or fail to maintain the Businesses, the assets or the quality of customer service consistent with past practice;
6.2.3 redeem any of the capital stock of either of the Companies or any Subsidiary or declare, make or pay any dividends or distributions (whether in cash, securities or other property);

6.2.4 (i) make or change any Tax election; (ii) change any Tax accounting period or method; (iii) file any amended Tax Return; (iv) enter into any Tax Closing Agreement; (v) settle any Tax claim or assessment; (vi) surrender any right to claim a refund of Taxes; (vii) consent to any extension or waiver of the limitations period for the assessment of any Tax; (viii) take any action outside the ordinary course of business whose effect would be to increase present or future Tax liability or to decrease the present or future Tax assets;
6.2.5 enter into any transaction outside the ordinary course of business or otherwise prohibited under this Agreement; or
6.2.6 allow any other action or omission, or series of actions or omissions, that would cause a representation or warranty of the Companies or theShareholders to be untrue on the Closing Date.
6.3 Standstill Agreement. Unless and until this Agreement is terminated pursuant to Article 12 without the Closing having taken place, the Companies and the Shareholders shall not, prior to November 30, 2007, directly or indirectly, solicit offers for the assets of the Companies or the Subsidiaries, for the capital stock of the Companies or for a merger or consolidation involving the Companies or the Subsidiaries, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have expressed an interest in acquiring the Companies or the Businesses by merger, consolidation or other combination or by acquiring any of the capital stock or material assets of the Companies or the Subsidiaries. The Shareholders shall not vote their stock in favor of any such transaction. The Companies and the Shareholders shall notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.
6.4 Further Assurance. From time to time on and after the Closing and without further consideration, the Shareholders shall deliver or cause to be delivered to Buyer, at such times and places as shall reasonably be requested, such additional instruments as may be reasonably requested for the purpose of carrying out this Agreement.
6.5 Transition. The Shareholders shall not take any action that is designed or intended to have the effect of (a) discouraging any customer or business associate of any of the Companies or the Subsidiaries from maintaining the same business relationships with the Companies or the Subsidiaries after the Closing that such customer or business associate maintained with the Companies or the Subsidiaries before the Closing or (b) interfering with Buyer’s operation of the Companies or the Subsidiaries or the Businesses after the Closing.
ARTICLE 7
ADDITIONAL AGREEMENTS OF PARTIES
7.1 Public Announcements. Except to the extent that the parties consent in writing otherwise, (a) the parties shall keep the existence and terms of this Agreement confidential, and (b) no party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions or otherwise communicate with any media.

Notwithstanding the preceding sentence, however, Buyer may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with applicable securities Laws, including a press release following the execution of this Agreement.
7.2 Board Seat. Immediately after the Closing and until the Shareholders collectively hold shares of Buyer exceeding 10% of the issued and outstanding shares of capital stock of Buyer, the Shareholders shall have the right to nominate two individuals to serve on the Board of Directors (the “Board”) of ProLink Holdings Corp. In the event that such individual is removed or resigns as a director, the Shareholders shall have the right to nominate his or her successor.
7.3 Observer Rights. So long as the Shareholders collectively hold shares of Buyer exceeding 5% of the issued and outstanding shares of capital stock of Buyer, Buyer (a) shall permit the Shareholders (or one Shareholder if the other no longer holds shares of Buyer exceeding 2.5% of the issued and outstanding shares of capital stock of Buyer) (i) to attend all meetings of the Board (whether in person, telephonic or otherwise) in a non-voting, observer capacity, and (ii) to attend all meetings of such committees of the Board (whether in person, telephonic or otherwise) in a non-voting, observer capacity, and (b) shall provide to the Shareholders, concurrently with the members of the Board (or the committees thereof, as applicable), and in the same manner, notice of such meeting and a copy of all materials provided to such members (including all materials provided to such members in connection with any action to be taken by the Board or of any committee thereof without a meeting).
7.4 Offering of Common Stock. Following the Closing, the combined company shall use commercially reasonable efforts to raise at least $15,000,000 in gross proceeds, with net proceeds of at least $12,000,000, in order to fund the continued expansion of the combined company.
7.5 Piggyback Registration. For a period of one year after the Closing, if Buyer at any time proposes to register any of its securities under the Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), each such time it will give written notice to the Shareholders of its intention to do so. Upon the written request of the Shareholders, given within twenty (20) days after receipt by such Shareholders of such notice, Buyer will, subject to the limits contained in this Section 8.6, use commercially reasonable efforts to cause all the Shares held by the Shareholders to be registered under the Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Shares; provided, however, that if Buyer is advised in writing in good faith by any managing underwriter of Buyer’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than Buyer (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, Buyer may reduce the amount offered for the accounts of Selling Shareholders (including the Shareholders) to a number deemed satisfactory by such managing underwriter; and provided further, that any shares to be excluded shall be excluded in the following order: (a) securities held by any Persons not having any such contractual, incidental registration rights, (b) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement that is not this Agreement, (c) Shares sought to be included by the Shareholders, and (d) any other registrable securities sought to be included by other holders thereof as determined on a pro rata basis (based upon the aggregate number of registrable securities held by such holders). The Shareholders acknowledge and agree that the fundraising effort in Section 8.5 and the provisions of this Section 8.6 may require the Shareholders to execute reasonably acceptable and customary lock-up or similar agreements as a condition to the completion of any such financing.
7.6 Obligation to Register. Within one year following Closing, Buyer shall register under the Act the resale of all of the Shares not so registered under Section 8.6 above, subject to reasonable delays caused by the registration process with the SEC. Buyer may postpone for a period of up to 45 days the filing of such registration if the Board of Directors of Buyer in good faith determines that such registration would require the public disclosure of any plan, proposal or agreement by Buyer with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, the disclosure of which would be materially adverse to Buyer, and such determination is evidenced by a board vote included in the minutes of the meetings of Buyer’s Board of Directors.
8.8 Assignment of Securities. Buyer will assign the Securities to Prolink Holdings Corp. Establecimiento Permantene en España following the Closing.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE SHAREHOLDERS
The obligations of the Shareholders under this Agreement are subject to the completion, satisfaction, or at their option, waiver, on or before the Closing Date, of the following conditions:
8.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be accurate on and as of the Closing Date
8.2 Covenants. Buyer shall have duly complied with or performed each of the covenants of this Agreement to be complied with or performed by Buyer on or before the Closing Date.
8.3 No Adverse Proceeding. No Action before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transaction.
8.4 No Adverse Change or Material Adverse Effect. No Material Adverse Effect in the results of operations, financial condition or business of Buyer shall have occurred since its June 30, 2007 financial statements. Buyer shall have not suffered any loss or damage to any of its assets since June 30, 2007, which loss or damage would result in a Material Adverse Effect or would materially impair Buyer’s ability to operate the Businesses after the Closing Date.
8.5 Closing Deliveries. Buyer shall have timely delivered (if required to be delivered before the Closing) or shall be prepared to deliver the items set forth in Section 6.2.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
The obligations of Buyer under this Agreement are subject to the completion, satisfaction or, at its option, waiver, on or before the Closing Date, of the following conditions:
9.1 Representations and Warranties. The representations and warranties of the Companies and the Shareholders contained in this Agreement shall be accurate on and as of the Closing Date.
9.2 Covenants. The Shareholders shall have, or shall have caused the Companies (and their Subsidiaries) to have, duly complied with or performed each of the terms, covenants and conditions of this Agreement to be complied with or performed by the Companies and the Shareholders on or before the Closing Date and the Shareholders shall have delivered to Buyer a closing certificate attesting to the facts of Sections 10.1 and 10.2.
9.3 Delivery of Disclosure Schedules. The Shareholders shall have delivered to Buyer complete and final Disclosure Schedules and Buyer shall have determined, to its reasonable satisfaction, such Disclosure Schedules to be acceptable.
9.4 No Adverse Proceeding. No Action shall have been instituted or threatened to restrain or prohibit any of the transactions. No Governmental Authority shall have taken any other action or made any request of Buyer as a result of which Buyer deems it inadvisable to proceed with the transaction.
9.5 Corporate Approval. Buyer’s Board of Directors shall have approved the transactions contemplated by this Agreement.
9.6 No Adverse Change or Material Adverse Effect. No Material Adverse Effect in the results of operations, financial condition or business of either of the Companies or the Subsidiaries shall have occurred since the Financial Statement Date. Neither Elumina Spain, Elumina UK (or the UK Business), GP UK nor GP Ads shall have suffered any loss or damage to any of the assets since the Financial Statement Date, which loss or damage would result in a Material Adverse Effect or would materially impair Buyer’s ability to operate the Businesses after the Closing Date.
9.7 Transferability of Permits. Buyer shall have determined, to its reasonable satisfaction, that as a result of the transaction, all of the Permits required for the operation of the Businesses remain in full force and effect or, if they must be transferred to Buyer due to a change of control, can be so transferred without public hearing or other regulatory re-approval process.
9.8 Consents. All necessary notices to, Consents of and filings with any Governmental Authority or other third Person relating to the consummation of the transaction to be made or obtained by the Shareholders or the Companies shall have been made and obtained by the Shareholders or the Companies, and Buyer shall have determined, to its reasonable satisfaction, that Buyer has received all the Consents it deems necessary under any material contract or Permit requiring Consent to assignment.

9.9 Closing Deliveries. Shareholders shall have, or shall have caused the Companies to have, timely delivered (if required to be delivered before the Closing) or shall be prepared to deliver the items set forth in Section 6.1.
9.10 Governmental Approvals. All governmental approvals reasonably deemed by Buyer to be necessary to proceed with the transactions contemplated by this Agreement shall have been granted.
9.11 Financial Statements. The Shareholders shall have delivered to Buyer the required audited financial statements of the Companies necessary to enable Buyer to file a proper Form 8-K with the SEC on the Closing Date with respect to the consummation of the transactions contemplated hereby, which, as of the date hereof means audited financial statements for the Companies for the fiscal years ended 2005 and 2006 and reviewed reports for the period ending June 30, 2007.
9.12 Elumina UK Roll-Up. The Elumina UK Roll-Up shall have been completed to the reasonable satisfaction of Buyer.
9.13 Loans. All interested party transactions by and among the Shareholders and the Companies, including any loans or other advances to or between any Company and any Subsidiary and any Shareholder, officer or director (or any affiliate of any of the foregoing) shall have been terminated or repaid in full as applicable.
9.14 UK Business Lease. The lease for the premises located at 65a Tiddington Road, Stratford-upon-Avon, CV37 7AF, shall have been transferred from New Media 2000 to one of the Companies, to the reasonable satisfaction of Buyer.
9.15 Domain Names. The three (3) domain names relating to the Companies currently registered in the name of Kevin Clarke shall have been transferred to one of the Companies, to the reasonable satisfaction of Buyer.
9.16 Accounts Receivable. All Accounts Receivable of the Companies and due to Buyer or any of its subsidiaries or affiliates that are due within 90 days of the shipment date shall have been brought current.
9.17 General. All actions taken by Shareholders or the Companies in connection with the consummation of the transactions and all certificates, opinions and other documents required to effect the transactions, including, without limitation, any resignations of the officers and directors of the Companies and any amendments to the by-laws or charter documents of the Companies reasonably necessary to implement the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to Buyer.

ARTICLE 10
INDEMNIFICATION
10.1 Survival. All representations and warranties of the Parties shall survive the execution and delivery hereof and the Closing for five years. All covenants and agreements respectively made by the Shareholders and Buyer in this Agreement to be performed after the Closing Date shall survive the Closing and will remain in full force and effect thereafter until (a) in the case of all covenants and agreements that have specified terms or periods, until the expiration of the terms or periods specified therein; and (b) in the case of all other covenants and agreements that do not have specified terms or periods, until the fulfillment thereof.
10.2 Obligation of the Shareholders to Indemnify. Each Shareholder shall jointly and severally indemnify, defend and hold Buyer and each of its directors, officers, employees, affiliates and assigns harmless (each, a “Buyer Indemnitee”) from and against any Losses sustained or incurred by such Buyer Indemnitee relating to, caused by or resulting from:
10.2.1 any breach of a representation or warranty of the Companies or the Shareholders contained Article 3 or Article 4 of this Agreement, or in any other certificate or schedule, delivered pursuant to this Agreement;
10.2.2 any misrepresentation, breach of, or failure to satisfy, any covenant or obligation of the Shareholders in this Agreement;
10.2.3 any pending litigation relating to the period prior to the Closing, whether or not disclosed on the Disclosure Schedules, or elsewhere;
10.2.4 the employment (including the initial hiring and all terms, conditions, and events relating to the ongoing employment) or termination of employment (including constructive termination) by the Companies of any individual (including without limitation any current or former employee of the Companies) attributable to any action or inaction occurring before the Closing;
10.2.5 any claim by any current or former employee of the Companies for any type of benefits under any Law, including, without limitation, workers’ compensation, unemployment, temporary or permanent disability, and social security, that is based on employment by the Companies before the Closing;
10.2.6 any Liability of the Companies for Pre-Closing Taxes;
10.2.7 any Liability related to, caused by or resulting from the termination of, or severance obligations to, any employee or former employee of the Companies prior to the Closing Date, whether such liability arises before, on or after the Closing Date;
10.2.8 any Liability of the Companies arising from a claim by a Shareholder in connection with, in respect of or as a result of a Shareholder’s purchase, sale or ownership of any shares of capital stock of the Companies ever owned by such Shareholder or to which such Shareholder was entitled, including, without limitation, any claims for any Tax liability, whether such liability arises on or after the Closing Date;

10.2.9 any Liability of the Companies arising from a claim by a customer, former customer or Governmental Authority in connection with, in respect of or arising from any act or omission by the Companies occurring prior to the Closing Date, including with respect to the preparation, payment and filing of Taxes and any Liabilities for penalties and interest, whether such liability arises on or after the Closing Date;
10.2.10 any Liability related to Ian Bailey; and
10.2.11 any Liability related to (a) Elumina France with respect to its claim of ownership in the Companies or (b) involving Kevin Clarke’s undertaking with the Secretary of State in 2002.
10.3 Obligation of Buyer to Indemnify. Buyer shall indemnify, defend and hold harmless the Shareholders and their affiliates and assigns (each, a “Shareholder Indemnitee”) from and against any Losses sustained or incurred by such Shareholder Indemnitee relating to, caused by or resulting from:
10.3.1 any breach of a representation or warranty of the Buyer contained Article 5 of this Agreement, or in any other certificate or schedule, delivered pursuant to this Agreement
10.3.2 any misrepresentation, breach of, or failure to satisfy, any covenant or obligation of Buyer in this Agreement; and
10.3.3 any liability of Buyer for Taxes attributable to any action or business occurring after the Closing and for the pre-closing Taxes.
10.4 Notice of Third Party Claims to Indemnifying Party. If any party (the “Indemnitee”) receives notice of any claim or the commencement of any Action or proceeding from a Person not a party to this Agreement with respect to which another party (or parties) to this Agreement is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Section 11.2 or Section 11.3, the Indemnitee shall give the Indemnifying Party notice thereof; provided, however, the failure to give prompt notice shall relieve the Indemnifying Party from its indemnification Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. In such case the Indemnitee may participate, at its own expense, in such defense. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may at the Indemnifying Party’s expense, pay, compromise or defend such asserted liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.
10.5 Notice of Claims. In the case of a claim for indemnification hereunder that is not a third party claim covered by Section 11.4 hereof, upon determination by Indemnitee that it is entitled to indemnification or that circumstances exist that may entitle such Indemnitee to indemnification hereunder, the Indemnitee shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (the “Indemnification Notice”). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnitee in writing (the “Dispute Notice”) that the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnitee within the required thirty (30) days, the Indemnifying Party shall be obligated to pay the Indemnitee the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party. In the event that a Dispute Notice is timely given to an Indemnitee, the parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such parties within such period, the parties shall have the right to pursue all available remedies to resolve such dispute.
10.6 Settlement. So long as the Indemnifying Party is conducting the defense of the claim in accordance with Section 11.4, (a) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior consent of the Indemnifying Party (not to be unreasonably withheld) and (b) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior consent of the Indemnitee (not to be unreasonably withheld). In the event the Indemnifying Party fails to conduct the defense of the claim in accordance with Section 11.4, however, (i) the Indemnitee, on Notice delivered to the Indemnifying Party setting forth in reasonable detail, the basis for its claim that the Indemnifying Party failed to conduct the defense as aforesaid, and if the Indemnifying Party shall fail to cure such condition within ten (10) business days following receipt of such Notice, may consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner it reasonably may deem appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), subject to the right of the Indemnifying Party to contest the determination that it failed to conduct the defense of the claim as aforesaid, in a diligent and good faith manner, and (ii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim to the fullest extent provided in this Article 11.
10.7 Collateral Sources. Notwithstanding the right to provide notice to the other Party for a claim of indemnification under this Article 11, the Indemnified Parties agree that they will, if commercially reasonable under the circumstances, seek recovery for all Losses from any third party or any other source of reimbursement (including any insurance policy) prior to attempting to collect from the Indemnifying Party.

10.8 Escrow Fund. The obligations of the Shareholders under Section 11.2 shall be satisfied from the Holdback Shares held in escrow pursuant to the Escrow Agreement and shall act as a limit on the liability of the Shareholders, except for (a) the adjustment provision of Section 2.4, (b) the representations and warranties in Sections 3.1, 3.2, 3.27, 4.1, 4.2 or 4.4, (c) any liability with respect to any dispute or claim involving Ian Bailey, (d) any liability with respect to any dispute or claim involving Elumina France with respect to its claim of ownership in the Companies, (e) any liability with respect to any dispute or claim involving Kevin Clarke’s undertaking with the Secretary of State in 2002 or (f) fraud. The Holdback Shares shall be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement, and the Holdback Shares shall be (i) for the benefit of the Shareholders and (ii) security for the Shareholders’ obligations to Buyer pursuant to this Agreement.
10.9 Tax Treatment. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes, as between the parties, as an adjustment to the Purchase Price, unless otherwise required by applicable Law or taxing authority interpretations thereof.
ARTICLE 11
TERMINATION OF AGREEMENT
11.1 Termination by Buyer. Buyer, by notice in the manner provided in Section 15.6 on or before the Closing Date, may terminate this Agreement if any of the conditions set forth in Article 10 shall not have been satisfied or in the event of a breach by the Companies or the Shareholders of any representation or warranty of the Companies or the Shareholders contained in this Agreement or in the observance or in the due and timely performance of any of the agreements or conditions contained in this Agreement on their part to be performed.
11.2 Termination by Shareholders. The Shareholders, by notice in the manner provided in Section 15.6 on or before the Closing Date, may terminate this Agreement in the event of a breach by Buyer of any representation or warranty of Buyer contained in this Agreement or in the observance or in the due and timely performance of any of the agreements or conditions contained in this Agreement on its part to be performed.
11.3 Termination for Failure to Close. Subject to the terms and conditions contained in this Agreement, either Buyer or the Companies or the Shareholders, by notice in the manner provided in Section 15.6, may terminate this Agreement if the Closing has not occurred on or before November 30, 2007; provided, however, that no party in default under this Agreement or who is not able to fulfill any condition to closing of the other party shall have the right to terminate pursuant to this Section 12.3.
11.4 Termination by Mutual Consent. This Agreement may be terminated before the Closing Date by the mutual consent of the parties hereto.

11.5 Effect of Termination. Termination of this Agreement pursuant to this Article 12 shall not in any way terminate, limit or restrict the rights and remedies of any party against any other party that has breached this Agreement before termination.
ARTICLE 12
NONDISCLOSURE OF CONFIDENTIAL INFORMATION
12.1 Nondisclosure by Shareholders. The Shareholders acknowledge that they have had and may in the future have access to Confidential Information, that will as of the Closing be valuable, special and unique assets of Buyer. The Shareholders agree, at all times from and after the Closing, to, and shall cause the Companies, their Affiliates, officers, directors, employees and agents to: (a) treat and hold as confidential (and not disclose or provide access to any Person or to use) any Confidential Information; (b) if a Shareholder, the Companies or any such Affiliate, officer, director, employee or agent becomes legally compelled to disclose any such Confidential Information, provide Buyer with prompt written notice of such requirement so that Buyer may seek a protective order or other remedy; and (c) promptly furnish (prior to, at, or as soon as practicable after the Closing) to Buyer any and all copies (in whatever form or medium) of all such Confidential Information then in the possession of any Shareholder, the Companies or any such Affiliate, officer, director, employee or agent and destroy any additional copies then in their possession of such information and of analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof. This Section 13.1, however, shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Shareholders, the Companies, or any of their Affiliates, officers, directors, employees or agents. Each Shareholder and the Companies acknowledge and agree that Buyer’s remedies at Law for any breach or threatened breach of this Section 13.1 are inadequate, and that in addition to such remedies, Buyer shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach without the need to demonstrate that monetary damages are inadequate.
12.2 Nondisclosure by Buyer. Buyer acknowledges that it has had and prior to the Closing Date, will have access to certain Confidential Information. Buyer agrees, at all times from and prior to the Closing Date, to, and shall cause its Affiliates, officers, directors, employees and agents to: (a) treat and hold as confidential (and not disclose or provide access to any Person to or use) any Confidential Information; and (b) if Buyer or any such Affiliate, officer, director, employee or agent becomes legally compelled to disclose any such Confidential Information, provide the Shareholders and Companies with prompt written notice of such requirement so that the Shareholders or Companies may seek a protective order or other remedy. This Section 13.2, however, shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Buyer or any of its Affiliates, officers, directors, employees or agents. Buyer acknowledges and agrees that the remedies at Law for any breach or threatened breach of this Section 13.2 are inadequate, and that in addition to such remedies, each Shareholder and the Companies shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach without the need to demonstrate that monetary damages are inadequate.

ARTICLE 13
DISPUTE RESOLUTION
13.1 General. The parties agree that any disputes arising out of or related in any way to this Agreement, including a breach of this Agreement, shall be filed exclusively with the ICC Court of Arbitration (the “ICC”) located in New York, New York and shall be subject to the ICC Arbitration Rules. The parties consent and agree to the jurisdiction of the ICC. Neither party will argue or contend that it is not subject to the jurisdiction of the ICC or that venue in New York, is improper. The parties agree to waive any right to a trial by jury in any such dispute and that the matter will be tried solely to the court. The parties understand that they are giving up valuable legal rights under this provision, including the right to trial by jury, and that they voluntarily and knowingly waive those rights.
13.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
13.3 Attorneys’ Fees. Should any litigation be commenced under this Agreement, the successful party in such litigation shall be entitled to recover, in addition to such other relief as the court may award, its reasonable attorneys’ fees, expert witness fees, litigation-related expenses, and court or other costs incurred in such litigation or proceeding. For purposes of this clause, the term “successful party” means the net winner of the dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party. If a written settlement offer is rejected and the judgment or award finally obtained is equal to or more favorable to the offeror than an offer made in writing to settle, the offeror is deemed to be the successful party from the date of the offer forward.
ARTICLE 14
GENERAL PROVISIONS
14.1 Assignment. This Agreement may not be assigned (except by operation of Law) or otherwise transferred without the express written consent of the Shareholders and Buyer (which may be granted or withheld in the sole and absolute discretion of the Shareholders and Buyer); provided, however, that Buyer may assign this Agreement to an Affiliate of Buyer or any successor of Buyer to the Businesses without the consent of the Shareholders.
14.2 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns. Nothing in this Agreement is intended to or shall confer upon any other Person, including any employee or former employee of the Companies, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period.

14.3 Amendment. This Agreement may not be amended except by a written instrument executed by Buyer and the Shareholders.
14.4 Entire Agreement. This Agreement (together with the other agreements contemplated by this Agreement) is the final, complete and exclusive statement of the agreement among the parties with relation to the subject matter of this Agreement. There are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes and cannot be varied, contradicted or supplemented by evidence of, any prior or contemporaneous discussions, correspondence, or oral or written agreements or arrangements of any kind.
14.5 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
14.6 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and may be given by overnight courier, or by delivering the same in person to such party, addressed as follows:
If to the Shareholders, addressed to them at:
Kevin Clarke

Mark Smart

If to Buyer, addressed to it at:
ProLink Holdings Corp.
410 S. Benson Lane
Chandler, Arizona 85224
Attn: Dave M. Gomez, Esq.
with a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue, 16th Floor
New York, NY 10017
Attn: Ivan K. Blumenthal, Esq.
Notice shall be deemed given and effective the day personally delivered or the day sent by overnight courier, subject to signature verification. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section.

14.7 Waiver. At any time before the Closing, Buyer may (a) extend the time for the performance of any of the obligations or other acts of the Companies or the Shareholders, (b) waive any inaccuracies in the representations and warranties of the Companies or the Shareholders contained in this Agreement or in any document delivered by the Companies or the Shareholders pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the Companies or the Shareholders contained in this Agreement. At any time before the Closing, the Shareholders may (a) extend the time of performance of any of the obligations or other acts of Buyer, (b) waive any inaccuracies in the representations and warranties of Buyer contained in this Agreement or in any document delivered by Buyer pursuant hereto, or (c) waive compliance with any of the agreements or conditions of Buyer contained in this Agreement. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after that waiver.
14.8 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
14.9 Construction. The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in negotiating and drafting this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Any reference to any statute shall be deemed to refer to the statute, as amended, and to all rules and regulations promulgated thereunder, as amended, unless the context requires otherwise. The word “include” or “including” means include or including, without limitation. The representations, warranties and covenants in this Agreement shall have independent significance. Accordingly, if any party has breached any representation, warranty or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact the party is in breach of the first representation, warranty or covenant.
14.10 Expenses of Transaction. Whether or not the transactions contemplated hereby are consummated: (a) Buyer will pay the fees, expenses and disbursements of Buyer and its representatives incurred in connection with this Agreement; (b) the Shareholders will pay the fees, expenses and disbursements of each Shareholder, the Companies and their respective representatives incurred in connection with this Agreement; and (c) Buyer and Shareholders will each bear one-half of the fees of the Notary required for the Closing of the transactions contemplated hereby.

IN WITNESS WHEREOF, the Companies, the Shareholders and Buyer have caused this Agreement to be executed as of the date first written above.

BUYER:

PROLINK HOLDINGS CORP.

By:	/s/ Lawrence D. Bain

Name:	Lawrence D. Bain

Its:	Chief Financial Officer

COMPANIES:

ELUMINA IBERICA, S.A.

By:	/s/ M.F. Smart

Name:	M.F. Smart

Its:	Managing Director

ELUMINA IBERICA UK LIMITED

By:	/s/ Sheila Deakin

Name:	Sheila Deakin

Its:	Company Secretary

GP ADS, S.A.

By:	/s/ Francesco Carbone

Name:	Francesco Carbone

Its:	Managing Director

GP ADS LTD

By:	/s/ Sheila Deakin

Name:	Sheila Deakin

Its:	Company Secretary

SHAREHOLDERS:

By:	/s/ Kevin Clarke

Kevin Clarke

By:	/s/ M.F. Smart

Mark Smart

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Definitions
Exhibit B	Distribution of Purchase Price

Schedule 3.1	Due Organization
Schedule 3.2.1	Capitalization of Elumina Spain
Schedule 3.2.2	Capitalization of Elumina UK
Schedule 3.2.3	Capitalization of GP Ads
Schedule 3.2.4	Capitalization of GP UK
Schedule 3.2.5	Subsidiaries
Schedule 3.4	Organizational Documents
Schedule 3.5.1	Financial Statements
Schedule 3.5.2	Accounting Principles
Schedule 3.8.2	Permits
Schedule 3.8.4	Privacy Policies
Schedule 3.10	Litigation
Schedule 3.11.1	Employees
Schedule 3.11.3	Employment Agreements
Schedule 3.12.1	Agreements
Schedule 3.12.2	Consents
Schedule 3.13	Real Estate
Schedule 3.16	Tangible Property
Schedule 3.17.1	Intellectual Property
Schedule 3.17.5	Internet Protocol Addresses
Schedule 3.17.6	Compiler Software
Schedule 3.18.1	Customer and Supplier List
Schedule 3.18.2	Indications from Customers or Suppliers
Schedule 3.19	Title
Schedule 3.21	Liabilities
Schedule 3.22	Employee Benefit Plans
Schedule 3.23	Insurance
Schedule 3.24	Officers and Directors
Schedule 3.25	Operations
Schedule 3.26	Banks, Brokers and Proxies
Schedule 3.27.	Tax matters

EXHIBIT A
“Accounts Receivable” means all contracts, accounts receivables, notes and other amounts receivable from customers arising from the operation of the Businesses before the Closing Date, whether or not in the ordinary course and whether or not billed before the Closing Date, together with any unpaid financing charges accrued thereon.
“Act” has the meaning specified in Section 4.3.1.
“Action” means any claim, action, suit, formal or informal arbitration or mediation, inquiry, proceeding or investigation by or before any Governmental Authority or private authority.
“Adjustment Date” has the meaning specified in Section 2.4.1.
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Agreement” means this Acquisition Agreement among Buyer, the Companies and the Shareholders (including the Exhibits and the Disclosure Schedules).
“Bankruptcy Code” means Title 11 of the United States Code.
“Basket” has the meaning specified in Section 2.3.1.
“Board” has the meaning specified in Section 8.3.
“Businesses” has the meaning specified in Recital A.
“Buyer” has the meaning specified in the introductory paragraph of the Agreement.
“Buyer Indemnitee” has the meaning specified in Section 11.2.
“Change in Control” has the meaning specified in Section 2.4.3.
“Closing” has the meaning specified in Section 2.6.
“Closing Date” has the meaning specified in Section 2.6.
“Companies” has the meaning specified in the introductory paragraph of the Agreement.
“Confidential Information” means confidential information of Buyer, the Companies or the Shareholders, as applicable, including customer and supplier lists, operation policies and methods, pricing and cost policies, marketing plans, and other confidential information.
“Consents” means those authorizations, consents, waivers, orders, approvals and clearances of Governmental Authorities and officials and other Persons which are necessary for the sale and transfer to Buyer of the Companies and the Subsidiaries or the consummation of the transaction (including the continuation of any material contracts) where the approval of any other Person may be required.

“Convertible Securities” has the meaning specified in Section 3.2.1.
“Disclosure Schedules” means the disclosure schedules that shall be prepared by the Shareholders and delivered to Buyer and attached to the Agreement.
“Dispute Notice” has the meaning specified in Section 11.5.
“Earn-Out Shares” has the meaning specified in Section 2.2.3.
“Elumina Spain” has the meaning specified in the introductory paragraph of the Agreement.
“Elumina Spain Common Stock” has the meaning specified in Section 3.2.1.
“Elumina UK” has the meaning specified in the introductory paragraph of the Agreement.
“Elumina UK Common Stock” has the meaning specified in Section 3.2.2.
“Elumina UK Rollup” has the meaning specified in Section 6.1.7.
“Employee” and “Employees” have the meanings specified in Section 3.11.1.
“Employee Benefit Plans” has the meaning specified in Section 3.22.1.
“Employment Agreement” has the meaning specified in Section 3.11.3.
“Encumbrance” means any security interest, pledge, mortgage, deed of trust, lien (including environmental and Tax liens), charge, judgment, encumbrance, adverse claim, claim arising under Section 506(c) of the Bankruptcy Code, preferential arrangement, fraudulent transfer or other avoidance claim or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and any lien, interest, restriction or limitation arising from or relating to personal or other property tax, sales and transaction privilege, claim of successor liability for any alleged unpaid sales or other Tax, and any other lien or assessment of any Governmental Authority, whether or not allowable, recorded or contingent.
“Environmental Laws” has the meaning specified in Section 3.8.5.
“Escrow Agent” has the meaning specified in Section 6.1.6.
“Escrow Agreement” has the meaning specified in Section 6.1.6.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” has the meaning specified in Section 2.3.1.

“Financial Statements” has the meaning specified in Section 3.5.1.
“Financial Statement Date” has the meanings specified in Section 3.6.
“GAAP” has the meaning specified in Section 2.4.1.
“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“GP Ads” has the meaning specified in the introductory paragraph of the Agreement.
“GP Ads Common Stock” has the meaning specified in Section 3.2.3.
“GP UK” has the meaning specified in the introductory paragraph of the Agreement.
“GP UK Common Stock” has the meaning specified in Section 3.2.4.
“Hazardous Materials” has the meaning specified in Section 3.8.5.
“Holdback Shares” has the meaning specified in Section 2.2.4.
“Holdback Period” has the meaning specified in Section 2.3.1.
“include” or “including” has the meaning specified in Section 15.9.
“Indebtedness” has the meaning specified in Section 3.20.
“Indemnification Notice” has the meaning specified in Section 11.5.
“Indemnitee” means a party seeking indemnification pursuant to Article 11.
“Indemnifying Party” means a party from whom indemnification is sought pursuant to Article 11.
“Intellectual Property” means all the right, title and interest of the Companies, the Subsidiaries and the Shareholders in, to and under all websites, trademarks, trade names, service marks, copyrights, patents, inventions, designs, industrial designs, trade secrets, royalties, secret processes, formulae, and all applications, registrations, renewals and other rights relating to the foregoing (whether or not any registration or filing has been made with respect thereto).
“Interim Financial Statements” has the meaning specified in Section 3.5.1.
“Interim Period” has the meaning specified in Section 2.4.1.
“Law” has the meaning specified in Section 3.8.1.

“Leases” has the meaning specified in Section 3.13.
“Liabilities” means all debts, liabilities and obligations, whether legal or equitable, accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, determined or determinable, foreseen or unforeseen, ordinary or extraordinary, patent or latent, including those arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking.
“Losses” means Liabilities, claims, damages, Actions, demands, assessments, adjustments, penalties, losses, costs and expenses whatsoever (including court costs, reasonable attorneys’ fees and expenses of investigation), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent.
“Material Adverse Effect” means any circumstance, change in, or effect on, the Businesses that, individually or in the aggregate with any other circumstances, changes in, or effects thereon: (i) is or could reasonably be expected to be materially adverse to the Businesses, financial condition, assets or Liabilities (including contingent Liabilities), customer or supplier relationships, prospects, value, results of operations or the condition (financial or otherwise) of either of the Companies; or (ii) could reasonably be expected to materially adversely affect the ability of Buyer to operate the Businesses in the manner in which they are currently operated.
“Net Profits Escrow Agreement” has the meaning specified in Section 6.1.6.
“Net Profits Shares” has the meaning specified in Section 2.2.2.
“Notary” has the meaning specified in Section 2.6.
“Permits” means all permits, licenses, franchises, Consents and approvals of every kind necessary to operate the Businesses.
“Permitted Liens” has the meaning specified in Section 3.19.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.
“Pre-Closing Taxes means any Tax attributable to any taxable period, or portion thereof, ending on or before the Closing Date. In the case of a taxable period beginning before and ending after the Closing Date, Pre-Closing Taxes shall include: (i) in the case of Taxes imposed on or calculated by reference to income, gain, receipts, sales, use, payment of wages, or other identifiable transactions or events, all such Taxes that would be payable if the taxable period ended on and included the Closing Date; and (ii) in the case of all other Taxes (including but not limited to real, personal, or intangible property taxes, franchise taxes, or capital stock or net worth taxes), all such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on and including the Closing Date, and the denominator of which is the number of days in the entire taxable period.
“Purchase Price” has the meaning specified in Section 2.2.

“Real Property” means any property leased or owned by the Companies or the Subsidiaries.
“SEC” has the meaning specified in Article 5.
“Securities” has the meaning specified in Recital B.
“Securities Filings” has the meaning specified in Article 5.
“Selling Shareholders” has the meaning specified in Section 8.6.
“Shareholder Holdback Shares” has the meaning specified in Section 2.3.2.
“Shareholder Indemnitee” has the meaning specified in Section 11.3.
“Shareholders” has the meaning specified in the introductory paragraph of the Agreement.
“Shares” has the meaning specified in Section 2.2.4.
“Subsidiary” or “Subsidiaries” has the meaning specified in Section 3.2.5.
“Tax” means: (i) any ad valorem, alternative or add-on minimum, capital stock, communications, custom, disability, duty, employment, environmental, escheat, estimated, excise, franchise, gross income, gross receipts, license, net income, occupation, payroll, premium, profits, property, registration, sales, severance, social security, stamp, transfer, unclaimed property, unemployment, use, utility, value-added, wage, windfall profits, withholding, and other taxes, government fees, levies, tariffs, imposts, or other assessments of any kind whatsoever imposed by a Governmental Authority; (ii) any interest, penalties, additions to tax, or additional amount imposed by any Governmental Authority with respect thereto, whether disputed or not; and (iii) any amount described in clauses (i) or (ii) for which a Person is liable as a transferee or successor, or by contract, indemnity, or otherwise.
“Tax Closing Agreement” means a written and legally binding agreement with a taxing authority relating to Taxes.
“Tax Returns” means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes.
“Tax Ruling” means written rulings of a taxing authority relating to Taxes.
“to the best of the Companies’ or the Shareholders’ Knowledge” has the meaning specified in Article 3.
“to Buyer’s Knowledge” has the meaning specified in Article 5.
“U.S. Person” has the meaning specified in Section 4.3.1.

EXHIBIT B

DISTRIBUTION OF PURCHASE PRICE
Each of Kevin Clarke and Mark Smart shall be allocated fifty percent (50%) of the Shares of Buyer payable pursuant to this Agreement.

B-1

EXHIBIT 31.1
Certification of Chief Financial Officer
Pursuant to Securities and Exchange Act Rule 13a-14,
as Adopted Pursuant to Section 302 of Sarbanes-Oxley Act of 2002.
I, Lawrence D Bain, certify that:
1.	I have reviewed this quarterly report on Form 10-QSB of ProLink Holdings Corp.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to we, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer and I have disclosed, based on out most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:
(d)	All significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(e)	Any fraud, whether or not material, that involves management or the other employees who have a significant role in the registrant’s internal control over financial reporting.
November 14, 2007

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

EXHIBIT 31.2
Certification of Chief Financial Officer
Pursuant to Securities and Exchange Act Rule 13a-14,
as Adopted Pursuant to Section 302 of Sarbanes-Oxley Act of 2002.
I, Michael S. Browne, certify that:
6.	I have reviewed this quarterly report on Form 10-QSB of ProLink Holdings Corp.

7.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

8.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

9.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
(f)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to we, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(g)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(h)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
10.	The registrant’s other certifying officer and I have disclosed, based on out most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:
(i)	All significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(j)	Any fraud, whether or not material, that involves management or the other employees who have a significant role in the registrant’s internal control over financial reporting.
November 14, 2007

/s/ Michael S. Browne
Michael S. Browne
Chief Operating Officer and Chief Financial Officer

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of ProLink Holdings Corp. (the “Company”) on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Lawrence D. Bain, Chief Executive Officer of the Company, and Michael S. Browne, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of we.

By:	/s/ Lawrence D. Bain Lawrence D. Bain
Chief Executive Officer

By:	/s/ Michael S. Browne

Michael S. Browne
Chief Operating Officer and Chief Financial Officer